                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Hotel Properties, L.P.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             HOTEL PROPERTIES L.P.
                     3 WORLD FINANCIAL CENTER, 29TH FLOOR
                           NEW YORK, NEW YORK 10285

                                                                    May 5, 1998

Dear Unitholders:

  The General Partner of Hotel Properties L.P., a Delaware limited partnership formerly known as EQ/Shearson Hotel Properties, L.P. (the "Partnership"), hereby requests your written consent on matters described in the enclosed Proxy Statement. Please review the Proxy Statement carefully. YOUR CONSENT IS IMPORTANT. TO MAXIMIZE DISTRIBUTIONS TO YOU, THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT MUST BE COMPLETED BY JUNE 1, 1998. CONSEQUENTLY, I URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, AND, IN ANY CASE, BEFORE MAY 15, 1998.

  You are asked to consider and consent to two proposals: (i) the sale of the four hotels comprising all of the assets of the Partnership (the "Transaction"), the Los Angeles Airport Marriott Hotel, the St. Louis Airport Marriott Hotel, the Nashville Airport Marriott Hotel, and Marriott's Tan-Tar-A Resort Hotel, Lake of the Ozarks, Missouri, (the "Hotels") to Marriott Hotel Services, Inc. for $114 million in cash, and (ii) an amendment (the "Amendment") to the Agreement of Limited Partnership of the Partnership to permit the General Partner, without further consent of the Unitholders, in the event that the Transaction does not occur and some or all of the Hotels are not sold, to sell the unsold Hotels on terms and conditions that the General Partner, in its sole discretion, determines to be in the best interests of the Partnership and the Unitholders. The Transaction and the Amendment are fully described in the accompanying Proxy Statement.

  After consummation of the Transaction, the General Partner estimates that proceeds available for distribution to Unitholders will be approximately $37 million to $39 million, or $10.57 to $11.14 per Unit, assuming that the Transaction is completed by June 1, 1998.

  THE GENERAL PARTNER HAS CAREFULLY REVIEWED THE VARIOUS ALTERNATIVES AVAILABLE TO THE PARTNERSHIP, AND HAS DETERMINED THAT THE TRANSACTION AND THE AMENDMENT REPRESENT THE BEST COURSES OF ACTION FOR, AND ARE IN THE BEST INTERESTS OF, THE PARTNERSHIP AND THE UNITHOLDERS. ACCORDINGLY, THE GENERAL PARTNER HAS APPROVED THE TRANSACTION AND THE AMENDMENT AND RECOMMENDS THAT UNITHOLDERS USE THE ENCLOSED CONSENT CARD TO VOTE FOR APPROVAL OF THE TRANSACTION AND THE AMENDMENT.

  The written consent of the holders of a majority of outstanding Units is required to approve each of the proposals. Not voting on a proposal will have the same effect as voting against it, so I once again urge you to complete, sign and date the enclosed consent card and return it in the enclosed postage-paid envelope at your earliest convenience. If you have any questions, or would like more information regarding the Proxy Statement, please call D.F. King & Co., Inc., the Partnership's Solicitation Agent for this consent solicitation, at 1-800-290-6426.

                                          Sincerely,

                                          EHP/GP INC.
                                          General Partner

                                          /s/ Jeffrey C. Carter
                                          Jeffrey C. Carter
                                          President

  IN ORDER TO ENSURE YOUR REPRESENTATION IN THE ACTION TO BE TAKEN BY WRITTEN CONSENT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                             HOTEL PROPERTIES L.P.
                     3 WORLD FINANCIAL CENTER, 29TH FLOOR
                           NEW YORK, NEW YORK 10285

                          NOTICE AND PROXY STATEMENT
                         FOR ACTION BY WRITTEN CONSENT

To the Unitholders:

  Attached hereto is a Proxy Statement (the "Proxy Statement") which solicits the written consent of the Unitholders of Hotel Properties L.P., a Delaware limited partnership formerly known as EQ/Shearson Hotel Properties, L.P. (the "Partnership"), for the following actions:

    1. To approve the sale of the four hotels comprising all of the Partnership's assets (the "Transaction"), the Los Angeles Airport Marriott Hotel, the St. Louis Airport Marriott Hotel, the Nashville Airport Marriott Hotel, and Marriott's Tan-Tar-A Resort Hotel, Lake of the Ozarks, Missouri (the "Hotels"), pursuant to a Purchase and Sale Agreement, dated as of April 23, 1998, providing for the sale of the Hotels for $114 million in cash; and

    2. To amend the Agreement of Limited Partnership of the Partnership (the "Amendment") to permit the General Partner, without further consent of the Unitholders, in the event that the closing of the Transaction does not occur and some or all of the Hotels are not sold, to sell the unsold Hotels on terms and conditions that the General Partner, in its sole discretion, determines to be in the best interests of the Partnership and the Unitholders.

  Only Unitholders of record at the close of business on May 4, 1998 shall be entitled to notice of the proposed Transaction and Amendment and to instruct E.H.P. Depositary Corp., which acts as the "assignor limited partner" (the "Assignor Limited Partner"), to give its consent. Unitholders will not be entitled to dissenters' rights of appraisal under Delaware law or the Agreement of Limited Partnership of the Partnership in connection with the Transaction. The written consent of the holders of a majority of outstanding Units is required to direct the Assignor Limited Partner to consent to the Transaction and the Amendment.

  Information regarding the Transaction and the Amendment and related matters is contained in the enclosed Proxy Statement and the annex thereto, which is incorporated by reference herein and forms a part of this notice.

  PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AND THAT YOUR CONSENT BE RECEIVED.

                                          By Order of the General Partner,
                                          EHP/GP INC.
                                          General Partner

                                          /s/ Jeffrey C. Carter
                                          Jeffrey C. Carter
                                          President

New York, New York
May 4, 1998

                             HOTEL PROPERTIES L.P.
                                PROXY STATEMENT
                   FOR UNITHOLDER ACTION BY WRITTEN CONSENT

  This Proxy Statement and the accompanying documents are being mailed to holders ("Unitholders") of the economic and certain other rights attributable to the limited partnership interests (each, a "Unit") in Hotel Properties L.P., formerly known as EQ/Shearson Hotel Properties L.P. (the "Partnership"), in connection with the solicitation by EHP/GP Inc. (the "General Partner"), a Delaware corporation and the general partner of the Partnership, of written consents of the Partnership's Unitholders.

  These written consents of the Unitholders are sought in accordance with the provisions of the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") to instruct E.H.P. Depositary Corp., which acts as the "assignor limited partner" (the "Assignor Limited Partner"), (i) to approve the sale of the four hotels comprising all of the Partnership's assets (the "Transaction"), the Los Angeles Airport Marriott Hotel (the "Los Angeles Hotel"), the St. Louis Airport Marriott Hotel (the "St. Louis Hotel"), the Nashville Airport Marriott Hotel (the "Nashville Hotel"), and Marriott's Tan-Tar-A Resort Hotel, Lake of the Ozarks, Missouri (the "Tan-Tar-A Hotel") (collectively, the "Hotels"), pursuant to a Purchase and Sale Agreement, dated as of April 23, 1998, providing for the sale of the Hotels for $114 million in cash and (ii) to amend the Partnership Agreement to permit the General Partner, without further consent of the Unitholders, in the event that the closing of the Transaction does not occur and some or all of the Hotels are not sold (the "Remaining Hotels"), to sell the Remaining Hotels to any party not affiliated with the General Partner on terms and conditions that the General Partner, in its sole discretion, determines to be in the best interests of the Partnership and the Unitholders. If the amendment is approved, the General Partner will not sell the Hotels to any affiliate without the consent of the holders of a majority of Units.

  After actively marketing the Hotels, the General Partner accepted a bid for $114 million in cash, subject to a right of first refusal held by Marriott Hotel Services, Inc. ("Marriott"). See "THE OPERATING LEASES--Marriott's Right of First Refusal." Marriott exercised its right of first refusal and entered into the Purchase and Sale Agreement. The General Partner did not have the Hotels appraised, nor has it requested a fairness opinion relating to the purchase price.

  If the Transaction is approved, upon completion of the Transaction, the General Partner estimates that proceeds available for distribution to Unitholders will be approximately $37 million to $39 million, or $10.57 to $11.14 per Unit, assuming that the Transaction is completed by June 1, 1998. See "THE TRANSACTION--Distributions." Certain Unitholders that are non-residents of the State of California will be subject to California withholding and certain individual Unitholders that are non-residents of the State of Missouri will be subject to Missouri withholding, which will reduce the cash distribution paid to such Unitholders accordingly. See "THE TRANSACTION-- Certain Federal Income Tax Consequences." The actual amount of net proceeds to be derived from the Transaction will not be known until after closing, and no assurance may be given that either the obligations of the Partnership or any reserves against future obligations will not exceed current expectations or that the total amount of distributions will be equal to the estimates specified herein.

  Enclosed with this Proxy Statement is a Notice For Action by Written Consent together with a written consent for your signature. Failure to return a properly executed and dated consent card will have the same effect as a vote "AGAINST" the Transaction and the Amendment. Any consent given pursuant to this solicitation may be revoked by the person giving it any time prior to the receipt of consent cards representing a majority of outstanding Units that vote "FOR" approval of the Transaction and the Amendment by (i) executing and returning a written consent bearing a later date or (ii) filing written notice of such revocation with the General Partner stating that the consent is revoked. If no instructions are indicated on a properly executed consent, the Units represented by such consent will be considered a vote "FOR" approval of the Transaction and the Amendment.

  This Proxy Statement is first being mailed to Unitholders on or about May 5, 1998.

               THE DATE OF THIS PROXY STATEMENT IS MAY 5, 1998.

                               TABLE OF CONTENTS

SUMMARY....................................................................   1
THE WRITTEN CONSENTS.......................................................   4
 General...................................................................   4
 Record Date and Outstanding Units; Voting Rights; No Market...............   4
 Majority Vote Required....................................................   4
 Voting and Revocation of Consents.........................................   4
 Absence of Dissenters' Rights of Appraisal; Effect of Vote For
  Transaction..............................................................   5
 Solicitation of Consents..................................................   5
THE PARTNERSHIP............................................................   5
THE TRANSACTION............................................................   6
 Overview..................................................................   6
 Background of and Reasons for the Transaction.............................   6
 Recommendation of the General Partner.....................................   7
 Distributions.............................................................   8
 Certain Federal Income Tax Consequences...................................  10
 Accounting Treatment......................................................  12
THE PURCHASE AND SALE AGREEMENT............................................  13
 The Purchase and Sale.....................................................  13
 Prorations and Apportionments.............................................  13
 Representations and Warranties............................................  13
 Title.....................................................................  14
 Conditions Precedent......................................................  14
 Assignment................................................................  14
 Risk of Loss; Condemnation................................................  14
 Termination...............................................................  14

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION...........................   15
UNAUDITED PRO FORMA FINANCIAL DATA........................................   16
SELECTED FINANCIAL DATA...................................................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   20
THE HOTELS................................................................   24
 General..................................................................   24
 The Tan-Tar-A Hotel......................................................   24
 The Nashville Hotel......................................................   25
 The St. Louis Hotel......................................................   25
 The Los Angeles Hotel....................................................   26
THE OPERATING LEASES......................................................   27
THE AMENDMENT.............................................................   33
INDEX TO FINANCIAL STATEMENTS.............................................  F-1

ANNEX A--Purchase and Sale Agreement, dated as of April 23, 1998, between
         Marriott Hotel Services, Inc. and the Partnership

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement and is presented herein solely to furnish limited introductory information regarding the Transaction and the Amendment and the parties thereto. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained or incorporated by reference in this Proxy Statement and the annex hereto, to which reference is made for a complete statement of the matters discussed below. Unitholders are urged to read this Proxy Statement, including the annex hereto, and the accompanying documents in their entirety and to consider them with care. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in the Proxy Statement.

  This Proxy Statement may contain forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "The Transaction" and "Unaudited Pro Forma Financial Data" as well as within the Proxy Statement generally. In addition, when used in this Proxy Statement, the words "believes," "anticipates," "expects," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those described in the forward-looking statements as a result of the factors set forth in the sections indicated and in the Proxy Statement generally. The Partnership further cautions Unitholders that the discussion of these factors may not be exhaustive. The Partnership undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                              THE WRITTEN CONSENTS

  The General Partner is soliciting the written consents of Unitholders to approve the Transaction and the Amendment. Only Unitholders of record at the close of business on May 4, 1998 (the "Record Date") shall be entitled to notice of the request for written consent. As of the Record Date, there were approximately 2,200 Unitholders of record with 3,464,700 Units issued and outstanding. Each Unitholder shall be entitled to direct the Assignor Limited Partner to cast one vote per Unit held of record by such Unitholder with respect to each matter to be acted upon. In order for the Transaction and the Amendment to be approved, Unitholders representing a majority of the outstanding Units must instruct the Assignor Limited Partner to consent to each proposal. In determining whether the Transaction and the Amendment have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the proposals. If a Unitholder executes and returns a consent card and does not specify otherwise, the Units represented by such consent card will be considered a vote "FOR" approval of the Transaction and the Amendment. A Unitholder who has executed and returned a consent card may revoke it at any time prior to the receipt of consent cards representing a majority of outstanding Units that vote "FOR" approval of the Transaction and the Amendment by (i) executing and returning a written consent bearing a later date or (ii) filing written notice of revocation with the General Partner stating that the consent is revoked.

                                THE PARTNERSHIP

  Hotel Properties L.P. is a Delaware limited partnership (the "Partnership") formed on September 24, 1987. Its Units are not listed on any exchange.

  The General Partner of the Partnership is EHP/GP Inc. (formerly known as Shearson EHP/GP Inc.), a Delaware corporation (the "General Partner"). The General Partner is an indirect wholly-owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers").

  The Partnership was formed to acquire the Hotels from The Equitable Life Assurance Society of the United States ("Equitable"). Each of the Hotels was purchased subject to an operating lease (collectively, the "Operating Leases"), pursuant to which the operation of each of the Hotels is under the possession, management, supervision and control of Marriott Hotel Services, Inc. ("Marriott"), a wholly-owned subsidiary of Marriott International Inc.

  On June 3, 1988, the Partnership completed an offering of $34,647,000 of depositary units of limited partnership interest ("Units," the holders of which are referred to as "Unitholders") representing assignments of the economic rights and benefits attributable to limited partnership interests in the Partnership (the "Public Offering"). On the same day, the Partnership acquired the Hotels for a total purchase price of $104,238,200. On June 28, 1995, the Partnership refinanced the original acquisition financing provided by Equitable with new borrowings (the "Equitable Loan") from Equitable totaling $82,469,417 ($79,938,000 in mortgage loans and a $2,531,417 revolving line of credit), evidenced by a consolidated promissory note (the "Equitable Note"). There was $78,332,542 outstanding under the Equitable Loan as of December 31, 1997.

  Pursuant to the terms of the Equitable Note, (a) principal and interest are to be paid until June 2, 2000, at which time all outstanding principal and accrued interest are due and payable, and (b) the outstanding principal may be prepaid without a prepayment charge any time on or prior to June 1, 1998. The Partnership's repayment of the Equitable Loan is secured by first mortgages on each of the Hotels and by an assignment of leases and rents applicable to each Hotel. Subsequent to June 1, 1998, prepayment of the Equitable Loan will be subject to a prepayment penalty as described below in "The Partnership." The prepayment penalty will be approximately $700,000 on June 2, 1998.

                                THE TRANSACTION

  If the Transaction is approved, the Partnership intends to sell the Hotels to Marriott for a purchase price of $114 million in cash (the "Purchase Price"), and Marriott will assume all of the obligations of the Partnership with respect to the Operating Leases.

  Upon completion of the Transaction, the General Partner estimates that proceeds available for distribution to Unitholders will be approximately $37 million to $39 million, or $10.57 to $11.14 per Unit, assuming that the Transaction is completed by June 1, 1998. See "THE TRANSACTION--Distributions." Certain Unitholders that are non-residents of the State of California will be subject to California withholding and certain individual Unitholders that are non-residents of the State of Missouri will be subject to Missouri withholding, which will reduce the cash distributions paid to such Unitholders accordingly. See "THE TRANSACTION--Certain Federal Income Tax Consequences." The actual amount of net proceeds to be derived from the Transaction will not be known until some time after closing, and no assurance may be given that either the obligations of the Partnership or reserve against future obligations will not exceed current expectations or that the total amount of distributions will be equal to the estimates specified herein.

                                 THE AMENDMENT

  Section 7.05(c) of the Partnership Agreement provides that the General Partner generally may not, without the consent of the holders of a majority of the Units, cause the Partnership to sell all or substantially all of the Partnership's assets (the "Sale Limitation"). The General Partner, on behalf of the Partnership, proposes to eliminate the Sale Limitation by deleting Section 7.05(c) and all references thereto from the Partnership Agreement so that it has the power to sell all of the assets of the Partnership, including the Remaining Hotels (if any), without the expense and potential delay of a separate Unitholder consent solicitation. The General Partner believes that elimination of the Sale Limitation will also simplify the procedures associated with the sale of the Remaining Hotels (if necessary) and therefore enhance the marketability of the Remaining Hotels.

  Effectiveness of the Amendment is not conditioned upon the closing of the Transaction. Accordingly, if approved, the Amendment will be effective whether or not the Transaction is ultimately consummated as set forth herein. THE EFFECT OF THE AMENDMENT WILL BE TO AUTHORIZE THE GENERAL PARTNER, WITHOUT FURTHER CONSENT OF THE UNITHOLDERS, TO DISPOSE OF THE REMAINING HOTELS UPON TERMS THAT THE GENERAL PARTNER, IN ITS SOLE DISCRETION, DETERMINES TO BE IN THE BEST INTERESTS OF THE UNITHOLDERS. HOWEVER, THE GENERAL PARTNER WILL NOT SELL ANY OF THE HOTELS TO ANY OF ITS AFFILIATES WITHOUT THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE UNITS.

                     RECOMMENDATION OF THE GENERAL PARTNER

  The General Partner has determined that the Transaction and the Amendment represent the best courses of action for, and that the Transaction and the Amendments are in the best interests of, the Partnership and the Unitholders. Accordingly, the General Partner has approved the Transaction and the Amendment and recommends that Unitholders use the enclosed proxy card to direct the Assignor Limited Partner to vote "FOR" approval of the Transaction and the Amendment. See "THE TRANSACTION--Recommendation of the General Partner."

                          SUMMARY OF TAX CONSEQUENCES

GENERAL

  The Transaction will constitute a taxable event and will result in the Partnership and the Unitholders recognizing gain, a portion of which will be ordinary income from the recapture of depreciation.

ESTIMATED TAXABLE GAIN AND INCOME

  Based upon the description of the Transaction contained in this Proxy Statement and assuming the Transaction is completed by June 1, 1998, the Partnership's independent accountants have advised the Partnership that Unitholders will recognize gain for Federal income tax purposes in 1998 of approximately $5.22 per Unit, net of syndication costs. A portion of the gain, approximately $.76 per Unit, will be characterized as ordinary income as a result of the recapture of prior depreciation deductions. The balance of such gain is expected to constitute "Section 1231" gain, which will be treated as long-term capital gain in the hands of a Unitholder if the Unitholder's "Section 1231" gains exceed its "Section 1231" losses.

  THE ESTIMATES OF TAXABLE INCOME AND GAIN PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS THAT MAY NOT BE CORRECT FOR ANY GIVEN UNITHOLDER, ARE PRELIMINARY AND ARE FOR ILLUSTRATIVE PURPOSES ONLY. THESE ASSUMPTIONS INCLUDE THE SALE DATE, ESTIMATED CLOSING COSTS, THE CREDIT TO THE BUYER FOR REPLACEMENT RESERVES AND ACTUAL OPERATING RESULTS THROUGH SALE. THE COMPUTATION ASSUMES SELLING COSTS AT 2% OF THE SALES PRICE, REPLACEMENT RESERVE CASH BALANCES EQUAL TO THAT AT DECEMBER 31, 1997 AND OPERATIONS COMPARABLE TO THE FIRST FIVE MONTHS OF 1997. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY UNITHOLDER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC UNITHOLDER AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL TO THE PARTNERSHIP WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, UNITHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. SEE "THE TRANSACTION--CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                             THE WRITTEN CONSENTS

GENERAL

  The purpose of soliciting the written consents is to (i) approve the Transaction and (ii) to approve the Amendment.

RECORD DATE AND OUTSTANDING UNITS; VOTING RIGHTS; NO MARKET

  Only Unitholders of record at the close of business on May 4, 1998, the Record Date, shall be entitled to notice of and to instruct the Assignor Limited Partner to give its consent. As of the Record Date, there were approximately 2,200 Unitholders of record with 3,464,700 Units issued and outstanding. To the General Partner's knowledge, no officer or director of the General Partner owned any Units. Each Unitholder shall be entitled to direct the Assignor Limited Partner to cast one vote per Unit owned by such Unitholder. Neither the General Partner nor any of its affiliates shall be permitted to direct the vote of any Units, but any individual officer, director or stockholder of the General Partner or its affiliates who holds any Units in an individual capacity shall be entitled to vote the Units held in such individual capacity. No established trading market exists for the Units.

MAJORITY VOTE REQUIRED

  Under the Partnership's Agreement of Limited Partnership and pursuant to Delaware law, any action that may be taken at any annual or special meeting of the Unitholders of the Partnership may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding Units having not less than the minimum number of votes that would be necessary to direct the Assignor Limited Partner to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. The matter being considered by the Unitholders is being submitted for action by written consent, rather than by votes cast at a meeting. The proposals will be deemed to have been approved at the earliest time after the date of this Proxy Statement at which the Partnership has received consents that have not previously been revoked representing the approval of a majority of the Units outstanding on the Record Date, provided that such approval is received on or prior to October 31, 1998 (the "Termination Date"). If, however, sufficient written consents have not been received by the Termination Date, the Partnership reserves the right to extend the solicitation of written consents made hereby, except that, under Delaware law, such solicitation may not be extended beyond the date 60 days after the earliest dated consent received by the Partnership. Any election to extend this consent solicitation will be made by the Partnership by news release or other similar public announcement.

VOTING AND REVOCATION OF CONSENTS

  Unitholders are being requested to indicate approval of the Transaction and the Amendment by checking the appropriate boxes on the enclosed consent card and executing the consent card. FAILURE TO CHECK ANY OF THE BOXES WILL, IF THE CONSENT CARD HAS BEEN SIGNED, CONSTITUTE A VOTE "FOR" APPROVAL OF THE TRANSACTION OR THE AMENDMENT, AS APPLICABLE. A complete description of the Transaction and the Amendment have not been set forth on the Consent Card itself due to space limitations. Nevertheless, signing and indicating approval on the Consent Card will be deemed to be written consent to the approval of the Transaction and the Amendment. In determining whether the Transaction and the Amendment have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the proposals.

  A Unitholder who has executed and returned a consent card may revoke it at any time prior to the receipt of consent cards representing a majority of outstanding Units that vote "FOR" approval of the Transaction and the Amendment by (i) executing and returning a written consent bearing a later date or (ii) filing written notice of revocation with the General partner stating that the consent is revoked.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL; EFFECT OF VOTE FOR TRANSACTION

  Unitholders are not entitled to dissenters' rights of appraisal under the Delaware Revised Uniform Limited Partnership Act or the Partnership Agreement in connection with the matters to be voted on in this request for written consents.

  A vote for the Transaction may preclude a Unitholder from subsequently bringing suit against the Partnership or the General Partner in connection with the Transaction.

SOLICITATION OF CONSENTS

  Consents are being solicited hereby by the General Partner. The Partnership will bear the cost of the solicitation of consents from the Unitholders. In addition to solicitation by mail, directors, officers, employees and agents of the General Partner may solicit consents from Unitholders in person, by telephone or facsimile, or by other means of communication. Such directors, officers, employees and agents will not be additionally compensated for such solicitation but may be reimbursed for the reasonable out-of-pocket expenses incurred in connection therewith.

  The Partnership has retained D. F. King & Co., Inc. ("D.F. King") to assist in the solicitation of consents, for which D. F. King will receive reasonable and customary compensation, which is not anticipated to exceed $25,000, plus out-of-pocket expenses.

                                THE PARTNERSHIP

  Hotel Properties L.P. is a Delaware limited partnership (the "Partnership") formed on September 24, 1987. Its Units are not listed on any exchange.

  The General Partner of the Partnership is EHP/GP Inc. (formerly known as Shearson EHP/GP Inc.), a Delaware corporation (the "General Partner"). The General Partner is an indirect wholly-owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers").

  The Partnership was formed to acquire the Hotels from The Equitable Life Assurance Society of the United States ("Equitable"). Each of the Hotels was purchased subject to an operating lease (collectively, the "Operating Leases"), pursuant to which the operation of each of the Hotels is under the possession, management, supervision and control of Marriott Hotel Services, Inc. ("Marriott"), a wholly-owned subsidiary of Marriott International Inc.

  On June 3, 1988, the Partnership completed an offering of $34,647,000 of depositary units of limited partnership interest ("Units," the holders of which are referred to as "Unitholders") representing assignments of the economic rights and benefits attributable to limited partnership interests in the Partnership (the "Public Offering"). On the same day, the Partnership acquired the Hotels for a total purchase price of $104,238,200. On June 28, 1995, the Partnership refinanced the original acquisition financing provided by Equitable with new borrowings (the "Equitable Loan") from Equitable totaling $82,469,417 ($79,938,000 in mortgage loans and a $2,531,417 revolving line of credit), evidenced by a consolidated promissory note (the "Equitable Note"). There was $78,332,542 outstanding under the Equitable Loan as of December 31, 1997.

  Pursuant to the terms of the Equitable Note, (a) principal and interest are to be paid until June 2, 2000, at which time all outstanding principal and accrued interest are due and payable, and (b) the outstanding principal may be prepaid without a prepayment charge any time on or prior to June 1, 1998. The Partnership's repayment of the Equitable Loan is secured by first mortgages on each of the Hotels and by an assignment of leases and rents applicable to each Hotel. After June 1, 1998, a prepayment penalty applies to the repayment in full of the Equitable Note prior to maturity. The prepayment penalty will be approximately $700,000 on June 2, 1998.

                                THE TRANSACTION

OVERVIEW

  If the Transaction is approved by Unitholders representing a majority of outstanding Units, the Partnership intends to sell the Hotels to Marriott for a purchase price in cash of $114 million, and Marriott will assume all of the obligations of the Partnership with respect to the Operating Leases. See "THE PURCHASE AND SALE AGREEMENT."

  Upon completion of the Transaction, the General Partner estimates that distributions to Unitholders will be approximately $37 million to $39 million, or $10.57 to $11.14 per Unit, and distributions to the General Partner will be approximately $370,000 to $390,000, reflecting the General Partner's 1% economic interest in the Partnership. See "--Distributions."

BACKGROUND OF AND REASONS FOR THE TRANSACTION

  The Partnership was formed in late 1987 with the expectation, as described in the initial offering materials, that it would liquidate within 10 years after investing the capital raised in the Public Offering completed in June 1988. Consistent with this expectation, in early 1997, the General Partner began to explore the sale of the Hotels.

  The commencement of this process coincided with improved conditions in the United States hotel industry. During 1996, the industry benefited from a healthy national economy coupled with a high level of consumer confidence. According to Smith Travel Research ("STR"), a nationally recognized travel research organization, the 1996 national hotel occupancy rate of 65.6% was the highest recorded since 1982. The 1996 national average room rate ("ADR") was a record high of $71.75, an increase of 6.6% over 1995. In addition, STR states that industry profitability increased from $8.8 billion in 1995 to a record $12.5 billion in 1996. These improvements led to increased hotel acquisition activity and increased development of both limited and full service hotels, with numerous full service hotel projects planned in major cities where occupancies and rates are at all-time highs.

  In June 1997, the General Partner determined to attempt to capitalize on the strength of the hotel market. In reaching this decision, the General Partner also took into consideration that certain substantial prepayment penalties provided for under the Equitable Loan could be avoided if the Hotels were sold and the Equitable Loan repaid by June 1, 1998. The General Partner did not have the Hotels appraised. Rather, it analyzed the Hotels and their existing leases, and then sought assistance in actively marketing the Hotels.

  The General Partner evaluated several real estate brokerage firms to assist in the sale of the Hotels and, in July 1997, selected Eastdil Realty Company, L.L.C. ("Eastdil") based on its performance in marketing properties similar to the Hotels. For its assistance, Eastdil will be paid, upon closing of the Transaction, a fee equal to 1.25% of the purchase price up to $100 million, plus 3% of the amount by which the purchase price exceeds $100 million, for a total of $1,670,000 based on the $114 million purchase price. Approximately one half of this fee will be paid to an affiliate of the General Partner for its assistance in the marketing process. If the Transaction does not close, Eastdil will be reimbursed for its accountable expenses up to $90,000.

  Between July and October 1997, the General Partner and Eastdil collected information relating to the Hotels and their respective markets and prepared offering materials. Beginning in October 1997, Eastdil held preliminary discussions with 265 potential qualified investors for the Hotels. Eastdil began a formal marketing process on October 30, 1997, contacting 36 qualified buyers in November and distributing offering materials.

  In response to Eastdil's November 18, 1997 request for all qualified investors to submit bid letters, the General Partner received approximately 6 written and verbal bids, the highest of which were an all-cash bid of $111 million and a mixed consideration bid with a face value of $126 million, comprised of $80 million in cash, conditioned on obtaining financing, and $45 million in securities of an entity to be formed.

  All bidders who had submitted written bids were asked to submit revised bids. The highest all-cash bidder increased its all-cash offer to $114 million and the mixed consideration bidder raised its offer to $135 million, including $75 million in cash, conditioned on obtaining financing, and $60 million in securities of the entity to be formed. No higher bids were received.

  The General Partner and Eastdil attempted to ascertain the ability of the mixed consideration bidder to finance and complete the transaction it proposed and to evaluate the securities offered. However, the bidder did not respond to repeated requests to provide financial and other information, and Eastdil expressed substantial concerns with respect to the likelihood that the transaction proposed would actually be consummated. In particular, the mixed consideration bidder had not furnished credible evidence of its ability to provide the $75 million in cash. Further, the mixed consideration bidder was preparing for its initial public offering, and therefore lacked the transaction history and credibility in the real estate investment and capital markets of the highest all-cash bidder.

  After considering the advice of its counsel and Eastdil, the General Partner determined to pursue the $114 million all-cash bid. Because of the research and marketing efforts of Eastdil and the General Partner and based on the size of the resulting bids, the General Partner did not obtain, nor felt it necessary to obtain, a fairness opinion relating to the accepted bid of $114 million. On January 9, 1998, the General Partner and that bidder executed a non-binding letter of intent pursuant to which they agreed to negotiate in good faith an agreement to purchase the Hotels, subject to the right of first refusal held by Marriott.

  On that same day, the General Partner notified Marriott of the offer. On February 6, 1998, Marriott notified the General Partner that it would exercise its right of first refusal to purchase the Hotels.

  Between February and April 1998, the General Partner and Marriott negotiated the definitive Purchase and Sale Agreement, which was executed on April 23, 1998.

RECOMMENDATION OF THE GENERAL PARTNER

  The General Partner has determined that the Transaction represents the best course of action for, and that the Transaction is in the best interests of, the Partnership and Unitholders. Accordingly, the General Partner has approved the Transaction and recommends that the Unitholders use the enclosed consent card to vote "FOR" approval of the Transaction.

  In the course of reaching its determination to recommend the Transaction, the General Partner consulted with its legal and financial advisors, and considered the following factors:

 Factors in Favor of the Transaction:

  (i) the all-cash price offered for the Hotels;

  (ii) Marriott's capitalization and its apparent ability to finance the purchase price;

  (iii) Marriott's history of completing acquisitions in the hotel industry;

  (iv) the thoroughness of the marketing effort for the Hotels and the small likelihood that a superior offer with a comparable probability of closing the Transaction could be obtained;

  (v) with respect to the competing, higher bid for the Hotels, the substantial uncertainty as to the bidder's ability to finance or complete a transaction in a timely way, if at all, and the substantial uncertainty with respect to the value of the securities offered and the bidder's ability to form the issuing entity;

  (vi) the improved market for sale of full service hotels;

  (vii) the improved operating performance of the Hotels;

  (viii) the opportunity to avoid prepayment penalties under the Equitable Loan if the Hotels are sold and the Equitable Loan repaid by June 1, 1998; and

  (xi) the Partnership's scheduled investment horizon of 10 years.

 Factors Against the Transaction:

  (i) the receipt of a higher, though substantially less certain, offer for the Hotels; and

  (ii) the fact that, following the sale of the Hotels, the Unitholders would no longer be able to participate in any increase in value of the Hotels or receive distributions of profits from their operations.

  The General Partner consulted with its advisors and concluded, based on the foregoing, that the factors favoring the Transaction outweighed those against the Transaction, as set forth above. The foregoing discussion includes all of the material factors considered by the General Partner. In view of the wide variety of factors considered in connection with its evaluation of the Transaction, the General Partner did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular greater importance. Rather, the General Partner viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

  In considering the recommendation of the General Partner with respect to the Transaction, Unitholders should be aware that the General Partner and certain of its affiliates may be deemed to have certain interests in addition to, or potentially different from, the interests of Unitholders. Such interests had no impact on the General Partner's decision to recommend the Transaction. See "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION."

DISTRIBUTIONS

  The General Partner estimates that amounts available for distribution to Unitholders will be approximately $37 million to $39 million, or $10.57 to $11.14 per Unit, and the amounts available for distribution to the General Partner will be approximately $370,000 to $390,000, reflecting the General Partner's 1% economic interest in the Partnership, assuming that the Transaction is completed by June 1, 1998.

  The net proceeds from the Transaction will be distributed 99% to the Unitholders in proportion to the number of Units held by each Unitholder and the remaining 1% to the General Partner until each Unitholder has received from these payments an amount equal to any unpaid preferred return and his capital contribution (less prior distributions with respect thereof from a previous interim capital transaction). Any remaining net proceeds will generally be distributed 94.12% to the Unitholders and 5.88% to the General Partner.

  The estimates of distributable amounts set forth above are based upon the factors set forth below. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH BELOW.

          ESTIMATED SOURCES AND USES OF PROCEEDS FROM THE TRANSACTION

                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

SOURCES                                                              USES
-------                                                            --------
Purchase Price.................................................... $114,000(1)
Cash generated from operations, including cash on hand............ $  5,900(2)
                                                                   --------
Total Sources..................................................... $119,900
                                                                   ========
Repayment in full of Equitable Note(3)............................ $ 78,290
Estimated costs and expenses of the Transaction and other obliga-
 tions of the Partnership(2)(4)...................................    3,610
                                                                   --------
Total Uses........................................................ $ 81,900
                                                                   ========
Estimated Net Distributable Amount (2)(5).........................   38,000
Estimated Distribution to the General Partner..................... $    380
Estimated Distribution to the Unitholders......................... $ 37,620
Estimated Total Distribution per $10 Unit (6)..................... $  10.86
                                                                   ========

--------
(1) Assumes that no adjustments to the Purchase Price are made pursuant to the Purchase and Sale Agreement.
(2) Represents the midpoint of the expected range of these amounts.
(3) Reflects the approximate outstanding balance as of May 31, 1998 and assumes that any interest payments made after such date would reduce cash generated from Partnership operations.
(4) Reflects the General Partner's current estimate of closing costs of the Transaction, together with anticipated expenses in connection with the eventual dissolution and liquidation of the Partnership, including a reserve for ascertained but as yet unpaid Partnership liabilities, estimated Partnership liabilities and contingent or unforeseen Partnership liabilities (the "Reserve"). The General Partner does not believe that the amount of the Reserve to be established will significantly exceed the amount of the foregoing liabilities and any additional costs of administering the Partnership. However, it is possible that the amount of the Reserve may be greater or less than the ultimate amount of such liabilities and costs, particularly if liquidation of the Partnership is delayed. If the General Partner determines that the cost of distributing any residual funds from the Reserve would exceed the value of such residual, the General Partner will retain any such residual.
(5) The actual amount of cash available for distribution will vary substantially depending upon, among other things, the timing of the dissolution, actual results of operations for the period prior to dissolution and the amount of interest that will accrue on the Equitable Note following May 31, 1998.
(6) Assumes 3,464,700 Units issued and outstanding and reflects the $10 per Unit price paid by investors in the Partnership's Public Offering.

  Set forth below is a summary of all per Unit distributions previously made by the Partnership:


                                                                  DOLLAR AMOUNT
                                                                   DISTRIBUTED
                                                                  PER $10 UNIT*
                    YEAR ENDING DECEMBER 31,                      -------------
1987.............................................................     $ --
1988.............................................................       .46
1989.............................................................       .83
1990.............................................................       .39
1991.............................................................       .43
1992.............................................................       .45
1993.............................................................       .45
1994.............................................................       .19
1995.............................................................       --
1996.............................................................       .40
1997.............................................................       --
                                                                      -----
Total............................................................     $3.60
                                                                      =====

--------
* Represents the $10 per Unit price paid by investors in the Partnership's Public Offering.

  The General Partner expects that the Partnership will be dissolved and liquidated in 1998. Any liquidating distribution will be subject to various laws for the protection of the Partnership's creditors and could be subject to claims made by them after the liquidation. Any known creditors will be satisfied prior to liquidation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The material Federal income tax issues associated with the Unitholders' investment in the Partnership have generally been addressed in the Partnership's Prospectus, dated November 12, 1987, relating to the Public Offering. The following is a summary of the material Federal income tax consequences of the Transaction to individual Unitholders, but it is not intended as personal tax advice. This summary is based on the Federal income tax law currently in effect, which is subject to change, possibly with retroactive effect. Except to the limited extent described below, this summary does not discuss all aspects of Federal income taxation that may be important to particular Unitholders in light of their individual investment circumstances, including certain types of holders subject to special tax rules (e.g., corporations, financial institutions, broker-dealers, insurance companies, partnerships, tax-exempt organizations and foreign taxpayers). In addition, except to the limited extent described below, this summary does not address state, local or foreign tax consequences of the Transaction. No rulings have been or will be requested from the Internal Revenue Service (the "Service"), and no opinions have been or will be provided by counsel to the Partnership, with respect to any of the matters discussed herein. Moreover, because the tax treatment of certain aspects of the Transaction is unclear under current law, there can be no assurance that the Service would not take positions contrary to those described below and that a court would not sustain the Service's position, in which case a Unitholder may realize different tax consequences. UNITHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE TRANSACTION.

 Gain On Sale

  The Transaction will constitute a taxable event and will result in the Partnership and the Unitholders recognizing gain, a portion of which will be ordinary income from the recapture of depreciation, as described below. The aggregate amount of the Partnership's gain from the Transaction will be equal to the excess of (a) the amount of cash received by the Partnership plus the amount of any indebtedness to which the Hotels are subject that is discharged or assumed by the transferee as a result of the Transaction, including the Equitable Note (the "Amount Realized") over (b) the Partnership's adjusted tax basis in the Hotels at the time of the Transaction.

  Depreciation Recapture. In general, because the Partnership elected to take depreciation deductions with respect to the real property as "section 1245 recovery property" on an accelerated basis, the depreciation deductions on the real property are required to be recaptured as ordinary income. In addition, a taxpayer must generally recapture as ordinary income the gain on the sale of personal property.

  Section 1231 Gain. Except with respect to the portions of the gain that are treated as ordinary income, as discussed herein, the gain recognized by the Partnership is expected to constitute "Section 1231" gain. Each Unitholder will aggregate its "Section 1231" gains from all sources and its "Section 1231" losses from all sources, including its allocable share of such gains and losses recognized by the Partnership. To the extent that a Unitholder's "Section 1231" gains exceed its "Section 1231" losses in a taxable year, such gains and losses generally will be treated as long-term capital gains or losses, as the case may be. To that extent a Unitholder's "Section 1231" gains do not exceed its "Section 1231" losses, such gains and losses will be treated as ordinary income and losses.

 Cash Distributions

  The net proceeds from the Transaction will be distributed 99% to the Unitholders and 1% to the General Partner. Although income and gain will be allocated to the Unitholders as a result of the Transaction, no gain will be recognized by a Unitholder as a result of the distribution of proceeds of the Transaction, except to the extent that the amount of cash distributed exceeds a Unitholder's adjusted tax basis in his Units immediately before the distribution. A Unitholder with an adjusted tax basis remaining in its Units following the cash distributions will recognize a capital loss (long-term or short-term depending on the Unitholder's holding period) that can be used to offset "Section 1231" gains that are not treated as ordinary income (or any other capital gains from other sources).

 Passive Activity Losses

  Upon the consummation of the Transaction, Unitholders may generally use all current and previously suspended losses from the Partnership, along with any other current or suspended passive losses, to offset income and gain recognized as a result of the Transaction and the liquidation of the Partnership without regard to the passive activity limitations. To the extent that a Unitholder's previously suspended losses from the Partnership exceed the income and gain recognized as a result of the Transaction, such previously suspended losses may also be used by the Unitholder to offset any other income.

 California and Missouri Income Taxes

  Unitholders may also be subject to state or local taxes with respect to the gain from the Transaction, and should consult their tax advisors regarding the applicability of any such taxes. The State of California generally requires partnerships to withhold California state income taxes at the rate of 7% from distributions to nonresident partners (including nonresident individuals, estates and trusts, and partnerships and corporations that do not have a permanent place of business in California) that are attributable to such partners' California source income. Based on projections, the Partnership has determined that withholding generally will be required on the portion of the distributions arising from the Transaction that is attributable to the sale of the Los Angeles Hotel. Any amount withheld from distributions made to a nonresident Unitholder may be claimed as a credit against, or refunded if in excess of, such Unitholder's California income tax liability. The California nonresident withholding requirement does not apply to partners who are insurance companies, IRAs, Keoghs, other tax-exempt entities or deemed to be California residents. Unitholders who are not residents of California should consult their tax advisors regarding the filing of nonresident tax returns in the State of California and any applicable tax credit that may be available in their state.

  The State of Missouri also generally requires partnerships to withhold Missouri state income tax at a rate of 6% on distributions attributable to Missouri-source income made to partners who are nonresident individuals.

Based on projections, the Partnership has determined that withholding generally will be required on the portion of the distributions arising from the Transaction that is attributable to the sale of the St. Louis Hotel and the Tan-Tar-A Hotel. If the amount withheld with respect to distributions to a nonresident individual partner exceeds such partner's Missouri income tax liability, such partner may file a claim for refund with Missouri tax authorities. The Missouri nonresident withholding requirement only applies to partners who are individuals. Individual Unitholders who are not residents of Missouri should consult their tax advisors regarding the Missouri withholding obligations and the availability of a tax credit in their state of residence.

 Tax-Exempt Unitholders

  Tax-exempt organizations, including employee benefit plans, although not generally subject to Federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization that is unrelated to its exempt activities. Such "unrelated business taxable income" ("UBTI") generally includes gain from the sale of "debt-financed properties" (as defined under Section 514 of the Internal Revenue Code of 1986, as amended). Because the Hotels, as held by the Partnership, are considered to be debt-financed properties for Federal income tax purposes, gain from the sale thereof generally will constitute UBTI to tax-exempt Unitholders. Accordingly, tax-exempt Unitholders should consult their tax advisors regarding the application of the UBTI rules in connection with the Transaction.

 Estimated Taxable Gain and Income

  Based upon the description of the Transaction contained in this Proxy Statement and assuming the Transaction is completed by June 1, 1998, the Partnership's independent accountants have advised the Partnership that Unitholders will recognize gain for Federal income tax purposes in 1998 of approximately $5.22 per Unit, net of syndication costs. A portion of the gain, approximately $.76 per Unit, will be characterized as ordinary income as a result of the recapture of prior depreciation deductions. The balance of such gain is expected to constitute "Section 1231" gain, which should generally be treated as long-term capital gain.

  THE ESTIMATES OF TAXABLE INCOME AND GAIN PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS THAT MAY NOT BE CORRECT FOR ANY GIVEN UNITHOLDER, ARE PRELIMINARY AND ARE FOR ILLUSTRATIVE PURPOSES ONLY. THESE ASSUMPTIONS INCLUDE THE SALE DATE, ESTIMATED CLOSING COSTS, THE CREDIT TO THE BUYER FOR REPLACEMENT RESERVES AND ACTUAL OPERATING RESULTS THROUGH SALE. THE COMPUTATION ASSUMES SELLING COSTS AT 2% OF THE SALES PRICE, REPLACEMENT RESERVE CASH BALANCES EQUAL TO THAT AT DECEMBER 31, 1997 AND OPERATIONS COMPARABLE TO THE FIRST FIVE MONTHS OF 1997. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY UNITHOLDER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC UNITHOLDER AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL TO THE PARTNERSHIP WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, UNITHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION.

ACCOUNTING TREATMENT

  Under generally accepted accounting principles, the Transaction will result in a gain for the Partnership as determined by the net sales proceeds less the book basis of the real estate. Net sales proceeds are derived by subtracting direct costs to dispose of the Hotel from the agreed upon gross sales price. The agreed upon gross sales price for the Hotels has been determined to be $114,000,000 in cash. The book basis of the real estate is the historical acquisition cost of the Hotel, plus capital additions, less accumulated depreciation through December 31, 1997. In accordance with generally accepted accounting principles, the Partnership has classified the real estate as held for sale as of June 30, 1997, thus, triggering the cessation of depreciation expense.

                        THE PURCHASE AND SALE AGREEMENT

  The following is a summary of material provisions of the Purchase and Sale Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. This summary is qualified in its entirety by reference to the Purchase and Sale Agreement, and Unitholders should read that agreement carefully in its entirety. Capitalized terms used but not defined in this Proxy Statement shall have the meanings set forth in the Purchase and Sale Agreement and are used herein with the same meanings.

THE PURCHASE AND SALE

  The Purchase and Sale Agreement provides that for a total purchase price of $114,000,000 the Partnership will (a) sell to Marriott all of its right, title and interest in and to the real property on which the Hotels are situated (including the Hotels) and the personal property of the Partnership used in connection with the Partnership's operation and maintenance of the Hotels, and
(b) assign (and Marriott will assume) all of the Partnership's right, title and interest in intangibles owned by the Partnership and necessary for its operation of the Hotels, the Operating Leases and the ground leases relating to the Tan-Tar-A Hotel (the "Tan-Tar-A Ground Leases").

  Marriott has placed $1,140,000 in escrow as a deposit, refundable only under certain circumstances described below. The balance of the Purchase Price, subject to any adjustments and prorations in the Purchase and Sale Agreement, will be paid by Marriott to the Partnership upon closing of the Transaction. The Partnership will pay the cost of removing all title exceptions that are not Permitted Exceptions. Marriott will pay for (a) the cost of the owner's title insurance policies to be purchased by Marriott in connection with its purchase of the Hotels (the "Owner's Title Policies") and all endorsements to the Owner's Title Policies, (b) the cost of the Surveys and reasonable certification thereto, (c) the charges for filing and recording the conveyance documents, (d) all transfer fees and costs relating to the assignment and assumption of the Operating Leases and the Tan-Tar-A Ground Leases, (e) all county and city documentary and other transfer taxes, and (f) all sales, use and other taxes applicable to the transfer of the Hotels to Marriott. Except as noted, and subject to certain specified exceptions, the Partnership and Marriott shall each bear their own expenses in connection with the Transaction. Should the Partnership terminate the Purchase and Sale Agreement due to a material uncured breach by Marriott, the Partnership may retain the Deposit, along with any accrued interest, as liquidated damages. In such event, Marriott will also bear all escrow and title company cancellation charges. Such liquidated damages shall be the Partnership's exclusive remedy for Marriott's material uncured breach of the Purchase and Sale Agreement.

PRORATIONS AND APPORTIONMENTS

  Rent under the Operating Leases for the final period in which the Closing occurs shall be prorated between the Partnership and Marriott as of the Closing Date. Marriott will deliver to the Partnership the original Promissory Note evidencing a loan incurred by the Partnership from Marriott to fund its share of certain renovations to the St. Louis Hotel. Marriott shall receive a $700,000 credit if the Transaction is consummated on or before June 1, 1998. Marriott shall be entitled to the Partnership's interest in (a) the then current balance in the respective Escrow Improvement Fund under each of the Operating Leases (as such term is defined in the Operating Leases); (b) with respect to the St. Louis Lease and the Los Angeles Lease, the current balance in the Supplemental Escrow Improvement Fund (as such term is defined in such leases), and (c) with respect to the Nashville Lease and the Tan-Tar-A Ground Leases, the Working Capital (as such term is defined in such Leases) to the extent previously advanced to Buyer.

REPRESENTATIONS AND WARRANTIES

  The Purchase and Sale Agreement provides that Marriott is purchasing the Hotels from the Partnership with limited representations and warranties on an "as is, where is" basis, "with all faults." The Partnership and Marriott are making customary representations and warranties regarding their organization and authority to execute and deliver all necessary documents and the enforceability thereof. In addition, the Partnership is making certain additional customary representations and warranties regarding the Operating Leases, the Tan-Tar-A Ground Leases, other contracts relating to the Hotels, violations of law, legal proceedings, pending zoning changes and condemnation actions, permits and certain liens.

  None of the Partnership's representations and warranties shall survive closing. Prior to the closing, neither the Partnership nor Marriott shall have any right to pursue remedies against the other for any misrepresentation or breach of warranty unless and until the claiming party's actual damages in respect thereof exceed $25,000 (the aforesaid amount being a threshold for enforcement and not a deductible from liability).

TITLE

  The issuance of the Owner's Title Policies in the amount of the Purchase Price by the Title Company shall be conclusive evidence of delivery of title acceptable to Marriott unless the representations, warranties and covenants in the deeds conveying title are violated. In such case, Marriott's first recourse for such a violation is to enforce Marriott's rights under the Owner's Title Policies. The Partnership shall be liable for such a violation if the Title Company either denies Marriott's claim or makes title proceeds available to Marriott and such title proceeds are less than the actual damages incurred by Marriott as a result of such violation. The foregoing provisions shall survive Closing.

CONDITIONS PRECEDENT

  In addition to customary conditions precedent to Closing, the Partnership has agreed to remove specified encumbrances on title appearing on preliminary title reports (the "PTRs") to each Hotel. Marriott has agreed to accept certain other matters of title reflected on the PTRs as well as the Permitted Exceptions. The Purchase and Sale Agreement also requires the Partnership to solicit the approval of the Unitholders for the Transaction, and to deliver to the Escrow Holder on or before May 15, 1998, a notice of the vote obtained.

ASSIGNMENT

  Marriott may not sell, assign, encumber, convey or otherwise transfer (collectively, "Transfer") its rights and obligations under the Purchase and Sale Agreement without the Partnership's consent, except to Host Marriott Corporation or any subsidiary or affiliate of Marriott, or any combination of them, on a Hotel by Hotel basis. No such Transfer shall release Marriott of its liability to perform the obligations of Buyer under the Purchase and Sale Agreement.

RISK OF LOSS; CONDEMNATION

  The Partnership shall retain the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty until the Closing. If one or all of the Hotels sustain damage that in the reasonable opinion of Marriott materially interferes or would materially interfere with the economic operation or use of the Hotels, then Marriott may terminate the Agreement or complete the Transaction and receive all insurance proceeds in respect of such damages.

  If one or all of the Hotels is taken by condemnation or eminent domain (or becomes the subject of a pending taking that has not yet been consummated), Marriott shall have the right to terminate the Purchase and Sale Agreement if, in Marriott's reasonable opinion, such taking or pending taking materially interferes or would materially interfere with the economic operation of the Hotels. If such a taking or pending taking occurs but Marriott elects not to terminate, the Partnership shall assign to Marriott all of its right, title and interest in any condemnation award, with no adjustment to the Purchase Price being made in respect thereof.

TERMINATION

  The Purchase and Sale Agreement automatically terminates if the Partnership notifies Marriott that the Transaction is not approved by the Unitholders. If neither approval nor disapproval of the Transaction has been obtained from the Unitholders by May 15, 1998, then the Purchase and Sale Agreement may be terminated by either the Partnership or Marriott. Upon any such termination, the Escrow Holder has been instructed to return the Deposit to Marriott, and the Partnership shall be obligated to reimburse Marriott for its third party costs incurred in connection with the Purchase and Sale Agreement up to a maximum amount of $50,000.

  The Purchase and Sale Agreement may also be terminated by either the Partnership or Marriott in the event of a material uncured breach of the Purchase and Sale Agreement by the party. If a non-breaching party elects to terminate as a result of a material uncured breach by the other party, the Escrow Holder has been instructed to pay the Deposit to the non-breaching party.

  If the Purchase and Sale Agreement is terminated under certain other circumstances (including a material casualty or condemnation affecting the Hotel) or by reason of the failure of any material conditions precedent to either the Partnership's or Marriott's obligation to close the Transaction through no fault of either party, the Escrow Holder has been instructed to return the Deposit to Marriott, and the Purchase and Sale Agreement shall be of no further force or effect, except for those provisions that specifically survive such termination.

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

  In considering the recommendation of the General Partner with respect to the Transaction, Unitholders should be aware that the General Partner and certain of its affiliates may be deemed to have certain interests in the Transaction that are in addition to or potentially different from the interests of Unitholders.

GENERAL PARTNER

  Pursuant to the Partnership Agreement, the General Partner holds a 1% interest in each item of Partnership income, gain, loss, deduction or credit. Upon completion of the Transaction, the General Partner will receive liquidating distributions of approximately $370,000 to $390,000, reflecting the General Partner's 1% economic interest in the Partnership. See "THE TRANSACTION--Distributions." In addition, an affiliate of the General Partner may receive approximately one half of the real estate commission payable to Eastdil for its assistance in the marketing of the Hotels, which fee could be as much as $818,300.

D. F. KING

  The Partnership has retained D. F. King to assist in the solicitation of proxies, for which D. F. King will receive reasonable and customary compensation, which is not anticipated to exceed $25,000, plus out-of-pocket expenses.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information gives effect to the Transaction as though it had closed on December 31, 1997. The information is presented for illustrative purposes only, and therefore, is not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The sale price of the Hotels is $114,000,000 in cash. The costs to sell the Hotels as of June 30, 1998 are anticipated to be approximately $2,280,000. The Partnership will use a portion of the proceeds from the sale to repay the mortgage loan payable in full, estimated to be approximately $78.3 million as of December 31, 1997. The remaining cash in the Partnership is assumed to be distributed in accordance with the Partnership Agreement.

                                                                     PRO FORMA
                                     DECEMBER 31,   PRO FORMA       DECEMBER 31,
                                         1997      ADJUSTMENTS        1997(F)
                                     ------------ -------------     ------------
ASSETS
Real estate held for disposition...  $101,883,177 $(101,883,177)(a) $         0
Cash and cash equivalents..........     3,334,906     2,157,625 (e)  38,879,989
                                                    111,720,000 (a)
                                                    (78,332,542)(b)
Restricted cash....................       938,376      (938,376)(a)           0
Restricted cash--loan reserve......     2,535,447    (2,535,447)(e)           0
Due from hotel managers, net.......       623,501      (623,501)(a)           0
Replacement reserve receivable.....     1,783,963    (1,783,963)(e)           0
Rent receivable....................       454,951      (454,951)(e)           0
Deferred charges--refinancing
 costs, net of accumulated
 amortization of $813,626 in 1997..       813,626      (813,626)(d)           0
                                     ------------ -------------     -----------
TOTAL ASSETS.......................  $112,367,947 $ (73,487,958)    $38,879,989
                                     ============ =============     ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Accounts payable and accrued
   expenses........................  $     72,916                   $    72,916
  Due to affiliates................        40,000                        40,000
  Mortgage loans payable...........    78,332,542 $ (78,332,542)(b)           0
  Mortgage loans interest payable..           --                              0
  Refinancing fee payable..........       412,500      (412,500)(e)           0
  Distributions payable............           --                              0
  Deferred management fees.........     4,187,505    (4,187,505)(c)           0
  Deferred interest payable........     1,849,186    (1,849,185)(c)           0
  Promissory notes payable.........       420,273      (420,273)(e)           0
                                     ------------ -------------     -----------
    Total liabilities..............  $ 85,314,921 $ (85,202,005)    $   112,916
                                     ============ =============     ===========
PARTNERS' CAPITAL:
                                                  $     333,875 (a)
                                                          3,180 (c)
General Partner....................  $     58,752        (8,136)(d) $   387,671


Limited Partners (3,464,700 limited                   6,157,108 (a)
 partnership units authorized,                        6,033,510 (c)
 issued and outstanding)...........    26,994,274      (805,490)(d)  38,379,402
                                     ------------ -------------     -----------
Total Partners' Capital............    27,053,026    11,714,047      38,767,073
                                     ------------ -------------     -----------
TOTAL LIABILITIES AND PARTNERS'
 CAPITAL...........................  $112,367,947 $ (73,487,958)    $38,879,989
                                     ============ =============     ===========

  The pro forma balance sheet as of December 31, 1997 reflects the assumed sale of the four Hotels and the liquidation of the Partnership on December 31, 1997. The sale price of the Hotels is $114,000,000 in cash, subject to certain adjustments. The cost to sell the Hotels as of June 30, 1998 are anticipated to be approximately $2,280,000. The Partnership will use a portion of the proceeds from the sale to repay the mortgage loan payable in full, which is $78,332,542 as of December 31, 1997. The remaining cash in the Partnership is assumed to be distributed in accordance with the Partnership Agreement. See accompanying Notes to the Pro Forma Adjustments.

  Notes to the Pro Forma Adjustments:

  (a) To record the sale of the Hotels reflecting the removal of the property held for disposition and related deferred charges, the receipt of net sale proceeds, and the allocation of the gain to the General Partner and Unitholders as follows:

      Sales price................................................ $ 114,000,000
      Closing costs..............................................     2,280,000
                                                                  -------------
      Net Cash Proceeds..........................................   111,720,000
                                                                  -------------
      Property held for disposition..............................   101,883,177
      Restricted Cash............................................       938,376
      Due from Hotel Managers....................................       623,501
      Replacement Reserve Receivable.............................     1,783,963
                                                                  -------------
      Gain on Sale............................................... $   6,490,983
                                                                  =============
      Allocated as follows:
      Unitholders................................................ $   6,157,108
      General Partner............................................       333,875
                                                                  -------------
                                                                  $   6,490,983
                                                                  =============

    The allocation of gain to the General Partner is based upon their estimated share of distributions from the sale.

  (b) To reflect the payment of mortgage indebtedness, pursuant to the agreements discussed herein, as follows:

      Mortgage Loan Payable....................................... $ 78,332,542
                                                                   ------------
                                                                   $ 78,332,542
                                                                   ============

  (c) To reflect the forgiveness and related allocation to the General Partner and Unitholders as follows:

      Deferred Management Fees..................................... $ 4,187,505
      Deferred Interest Payable....................................   1,849,185
                                                                    -----------
                                                                    $ 6,036,690
                                                                    ===========
      Allocated as follows:
      Unitholders.................................................. $ 6,033,510
      General Partner..............................................       3,180
                                                                    -----------
                                                                    $ 6,036,690
                                                                    ===========

  (d) To reflect the write-off of deferred charges associated with the mortgages totaling $813,626 and the related allocation to the General Partner and Unitholders

      Unitholders..................................................... $ 805,490
      General Partner.................................................     8,136
                                                                       ---------
                                                                       $ 813,626
                                                                       =========

  (e) To reflect the collection of rent receivable and other receivables from hotel managers, the receipt of the Partnership's portion of the replacement reserve from Marriott, the satisfaction of obligations payable from the replacement reserve, and the receipt of restricted cash.

  (f) The remaining cash, net of accounts payable and accrued expenses and due to affiliates, will be distributed to the General Partner and Unitholders in accordance with the ending capital balances as follows:

      General Partner.............................................. $    387,671
      Unitholders..................................................   38,379,402
                                                                    ------------
                                                                    $ 38,767,073
                                                                    ============

                            SELECTED FINANCIAL DATA

  The following selected financial information has been derived from the financial statements of the Partnership. The financial statements as of December 31, 1997, 1996, 1995, 1994 and 1993 and for each of the five years in the period ended December 31, 1997, have been audited by Coopers & Lybrand L.L.P., independent auditors, and are included elsewhere in this Proxy Statement. The selected financial information set forth below should be read in conjunction with the financial statements, the related notes and "Managements' Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Proxy Statement.

                                            FOR THE PERIODS ENDED DECEMBER 31,
                             -----------------------------------------------------------------
                                 1997         1996         1995         1994          1993
                             ------------ ------------ ------------ ------------  ------------
Rental income from
 operations................  $ 11,127,581 $ 10,350,982 $ 10,155,725 $  9,860,623  $  9,652,455
Replacement escrow.........     5,694,279    5,557,759    5,219,071    5,021,649     4,898,950
Interest...................       439,230      416,202      365,855      227,886       144,584
                             ------------ ------------ ------------ ------------  ------------
  Total Income.............  $ 17,261,090 $ 16,324,943 $ 15,740,651 $ 15,110,158  $ 14,695,989
Total Assets at December
 31........................  $112,367,947 $109,954,205 $108,887,742 $108,853,719  $109,693,913
Mortgage loans payable at
 December 31...............    78,332,542   80,239,491   81,714,517   80,438,000    80,438,000
Revolving credit loans
 payable at December 31....           --           --           --     2,531,417     2,531,417
Net income (loss)(1).......     5,875,244    1,922,133      274,859   (1,099,424)   (1,215,178)
Net income (loss) per
 Unit(2)...................          1.68          .55          .05         (.31)         (.35)
Cash distributions declared
 per Unit(2)..................        --           .40          --           .19           .45

--------
(1) Includes non-cash items such as depreciation, amortization, deferred asset management fees and a one-time write off of undepreciated personal property of $357,819 in 1993, replaced during renovations.
(2) There are 3,464,700 Units outstanding.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

  On June 28, 1995, the Partnership refinanced and amended its $80,438,000 mortgage loans payable and the $2,531,417 revolving credit loans payable with Equitable, and terminated its Asset Management Agreement with Equitable Real Estate Investment Management, Inc. ("EREIM"). The existing loan was consolidated into the Equitable Loan totaling $82,469,417. The Equitable Loan is collateralized by four separate deeds of trust with respect to the Hotels and has a term of five years.

  As a condition of the Equitable Loan, the Partnership entered into an escrow agreement with Equitable requiring the Partnership to provide additional collateral for the Equitable Loan (the "Loan Reserve"). As of December 31, 1997, the Loan Reserve balance was maintained at $2.5 million, and there were no defaults on the Equitable Loan. The Loan Reserve may be used by the Partnership to meet Marriott's request for additional funds for furniture, fixtures and equipment ("FF&E") or building additions or expansions in excess of those available in the Hotels' reserve accounts. In each case, Marriott is obligated to contribute a portion of such funds.

  In view of the anticipated sale of the Hotels, the Partnership's real estate has been recorded at cost, less accumulated depreciation and amortization at December 31, 1997 on the Partnership's Balance Sheet as "Real estate held for disposition." Real estate held for disposition at December 31, 1997 was $101,883,177. Upon reclassification, depreciation expense is no longer recorded.

  The Partnership's cash balance is invested in an interest-bearing account and is used as a working capital reserve for operating expenses, debt service and Partnership liabilities. At December 31, 1997, the Partnership had cash and cash equivalents of $3,334,906, compared to $3,590,188 at December 31, 1996. The decrease is due to cash used for investing and financing activities, primarily due to the distribution paid to limited partners on February 14, 1997, the timing of debt service payments and additions and replacements made at each of the Hotels.

  A reserve account for each of the Hotels has been established to cover certain costs of improvements, replacements, refurbishments and renewals, as well as FF&E upgrades. For the Los Angeles, St. Louis and Tan-Tar-A Hotels, the reserve is maintained on behalf of the Partnership at each Hotel and is classified as "Replacement reserve receivable" on the Partnership's balance sheet. Replacement reserve receivable decreased from $3,426,722 at December 31, 1996 to $1,783,963 at December 31, 1997 due to expenditures exceeding contributions to the reserve. For the Nashville Hotel, the reserve is held by the Partnership and is classified as "Restricted cash" on the Partnership's balance sheet. Restricted cash decreased to $938,376 at December 31, 1997, compared to $1,297,810 at December 31, 1996 as a result of expenditures exceeding contributions to the reserve. Rent receivable decreased to $454,951 at December 31, 1997, compared to $488,415 at December 31, 1996 due to the timing of receipt of payments. Deferred charges-refinancing costs decreased to $813,626 at December 31, 1997, compared to $1,139,076 at December 31, 1996, due to the scheduled amortization of the Equitable Loan. Accounts payable and accrued expenses decreased to $72,916 at December 31, 1997, compared to $85,067 at December 31, 1996 due to the timing of payments for legal and administrative expenses. Due to affiliates increased to $40,000 at December 31, 1997, compared to $1,000 at December 31, 1996, primarily due to administrative reimbursement accruals due through December 31, 1997. Such expenses were not reimbursable in prior periods.

  On October 18, 1996, the Partnership entered into a loan agreement and executed a promissory note in an amount up to $1,100,000 (the "Line of Credit") with Marriott International Capital Corporation (the "Lender"). The purpose of such financing was to provide the Partnership with the required capital to implement certain upgrades to FF&E and to make certain non-structural repairs and renovations (collectively, the "Renovations") at the St. Louis Hotel. The Lender will fund to the Partnership from time-to-time amounts necessary (up to the maximum amount of the Line of Credit) to complete the Renovations at the St. Louis Hotel. The Line of Credit is unsecured and non-recourse to the Partnership. During 1997, the Partnership borrowed $1,100,000 under the Line of Credit and funded the replacement reserve to make the Renovations (the "Replacement Reserve") .

  The Partnership has directed Marriott, the St. Louis Hotel's tenant, to make payments on behalf of the Partnership solely from the St. Louis Hotel's FF&E Replacement Reserve account in an amount equal to $61,986 per period commencing with the second accounting period in fiscal 1997 until the maturity of the Line of Credit. The Line of Credit bears interest at a rate of 9% per annum on all outstanding amounts and can be prepaid by the Partnership without premium or penalty. Marriott will fund all interest payments into the FF&E Replacement Reserve account from Marriott's own funds prior to making any interest payments to the Lender. Consequently, the payment from the tenant will offset the interest as if this were an interest-free loan to the Partnership. The Partnership made principal payments on the Line of Credit from the Replacement Reserve totaling $679,727 during 1997, leaving a balance due of $420,273 as of December 31, 1997.

  At December 31, 1997, mortgage loans interest payable was $0, compared to $601,796 at December 31, 1996. The decrease is due to a difference in the timing of interest payments.

  Prior to 1994, cash distributions were paid on a quarterly basis from net cash flow provided by operating activities to Unitholders based on the seasonal performance of the Hotels. The General Partner suspended the payment of cash distributions in the fourth quarter of 1994. This action was taken in order to increase Partnership cash reserves to provide for the various costs of securing replacement financing related to the maturity of the Partnership's outstanding indebtedness in June 1995. Distributions remained suspended through 1996 in order for the Partnership to meet certain requirements under the terms of the Equitable Loan. Due to the satisfaction of such requirements, and improved operations during 1996 at both the Partnership and Hotel levels, a cash distribution in the amount of $0.40 per Unit was paid to Limited Partners on February 14, 1997 from the Partnership's operations during the prior year. The distribution was paid to Limited Partners of record as of each month-end in 1996. This represented a one-time distribution of 1996 annual cash flow and did not indicate the reinstatement of regular cash distributions. The General Partner expects to distribute the proceeds from the anticipated sale of the Hotels to limited partners in accordance with the terms of the Partnership Agreement.

  Other than from a sale of the Hotels, the primary source of ongoing cash and liquidity is from rental revenue under the operating leases and the Partnership's cash reserves. The Partnership knows of no trends, demands, commitments, events or uncertainties, other than the Partnership's cash requirements pursuant to the terms of the Equitable Loan, that will result in or that are reasonably likely to result in the Partnership's liquidity increasing or decreasing in any material way, other than the normal seasonal fluctuation in hotel operations which, in turn, causes fluctuations in rental income throughout the year.

RESULTS OF OPERATIONS

 1997 versus 1996

  The Partnership generated net income of $5,875,244 for the year ended December 31, 1997, compared to net income of $1,922,133 for the year ended December 31, 1996. The increase is due to an increase in total income and a decrease in total expenses, primarily depreciation. After adding back the non-cash items of depreciation and amortization and subtracting the amount of rental income from the FF&E replacement escrow, the Partnership had adjusted net operating income of $4,031,529 for the year ended December 31, 1997, compared with $3,283,994 for the year ended December 31, 1996, reflecting improved operational activity.

  Total income for the year ended December 31, 1997 was $17,261,090, compared with $16,324,943 for the year ended December 31, 1996. The increase is due to higher rents from operating profit earned at the Hotels, higher rents from replacement escrow, and higher interest and other income. Rent from replacement escrow, which is calculated as a percentage of the Hotels' gross revenues, was $5,694,279 for the year ended December 31, 1997, compared with $5,557,759 for the year ended December 31, 1996. Interest income totaled $439,230 for the year ended December 31, 1997, compared with $416,202 for the year ended December 31, 1996. The increase is primarily attributable to higher operating and restricted cash balances during the 1997 periods.

  Net cash provided by operating activities was $3,444,067 for the year ended December 31, 1997, compared with $4,056,348 for the year ended December 31, 1996. The decrease primarily is due to the prepayment during the 1997 period of mortgage loan interest payable of $601,796.

  Net cash used for investing activities was $811,664 for the year ended December 31, 1997, compared with $0 for the year ended December 31, 1996. The change is primarily due to capital expenditures at the four Hotels exceeding replacement escrow revenue from the Hotels for the 1997 period.

  Net cash used for financing activities was $2,887,685 for the year ended December 31, 1997, compared with $1,470,725 for the year ended December 31, 1996. The increase primarily is due to an increase in the principal payments on the mortgage loans during the 1997 period and the payment of a cash distribution to the partners in February 1997.

  Total expenses for the year ended December 31, 1997 were $11,385,846, compared with $14,402,810 for the year ended December 31, 1996. The decrease is due primarily to lower interest expense and depreciation and amortization expense, which were partially offset by higher general and administrative expenses and professional fees. Interest expense decreased to $7,137,238, compared with $7,288,757 for the year ended December 31, 1996, due to the scheduled amortization of the Equitable Loan. Depreciation and amortization expenses for the year ended December 31, 1997 were $3,850,564, compared with $6,919,620 for the year ended December 31, 1996. The decrease is due primarily to the Hotels no longer being depreciated as a result of being classified as "Real estate held for disposition" as of June 30, 1997. General and administrative expenses for the year ended December 31, 1997 were $272,242, compared with $122,397 for the year ended December 31, 1996. During the 1997 period, certain expenses incurred by the General Partner, its affiliates and an unaffiliated third party service provider in servicing the Partnership, which were voluntarily absorbed by affiliates of the General Partner in prior periods, were reimbursable to the General Partner and its affiliates. To a lesser extent, the increase is due to expenses relating to the sale of the Hotels. Professional fees totaled $125,802 for the year ended December 31, 1997, compared with $72,036 for the year ended December 31, 1996. The increase is due primarily to higher expenses relating to engineering studies performed at the Hotels during 1997 and higher legal accruals.

  The following table summarizes the Hotels' performance for the period from January 1 to December 31 of the indicated years:

                                              1997           1996       % CHANGE
                                          -------------  -------------  --------
Weighted Average Occupancy...............          75.2%          79.6%   (5.5)
Weighted Average Room Rate............... $       96.65  $       87.99     9.8
Total Hotel Sales........................ $ 120,908,961  $ 118,131,587     2.4
Hotel Operating Profit................... $  21,344,582  $  18,785,538    13.6
Rent Earned by the Partnership........... $  11,127,581  $  10,350,982     7.5

 1996 versus 1995

  For the year ended December 31, 1996, net cash provided by operating activities was $4,056,348, compared with $2,603,536 for the year ended December 31, 1995. The increase is primarily due to the increase in net income in 1996. The Partnership generated net income of $1,922,133 for the year ended December 31, 1996, compared with net income of $274,859 for the year ended December 31, 1995. The increase is due to an increase in rental operating profit, replacement escrow and interest income, as well as a decrease in total expenses. After adding back the non-cash items of depreciation and amortization and subtracting the amount of rental income from the FF&E replacement escrow, the Partnership had adjusted net operating income of $3,283,994 for the year ended December 31, 1996, compared with $2,052,968 for the year ended December 31, 1995.

  Total income for the year ended December 31, 1996 was $16,324,943, compared with $15,740,651 for the year ended December 31, 1995. The increase is due to higher rents from operating profit earned at the St. Louis and Los Angeles Hotels, higher rent from replacement escrow and, to a lesser extent, higher interest income. Rent from replacement escrow, which is calculated as a percentage of the Hotels' gross revenues, increased to $5,557,759 for the year ended December 31, 1996, compared to $5,219,071 for the year ended December 31, 1995. The increase is due to higher gross revenues at the St. Louis and Los Angeles Hotels. Interest income totaled $416,202 for the year ended December 31, 1996, compared to $365,855 for the year ended December 31, 1995. The increase is primarily attributable to higher loan reserve and restricted cash balances in 1996.

  Total expenses for the year ended December 31, 1996 were $14,402,810, compared to $15,465,792 for the year ended December 31, 1995. The decline is due primarily to decreases in interest expense, depreciation and amortization, general and administrative expenses and asset management fees, which were partially offset by an increase in professional fees. Asset management fees were eliminated as a result of the termination of the Asset Management Agreement upon refinancing. Interest expense decreased to $7,288,757 for the year ended December 31, 1996, compared to $7,975,815 for the year ended December 31, 1995. The decrease is due to the terms of the Equitable Loan that require principal amortization and a lower interest rate than the original mortgage loan. The decrease also is due to the consolidation of the previous revolving credit loans into the Equitable Loan and termination of interest accruals on the unpaid fees due under the Asset Management Agreement. General and administrative expenses totaled $122,397 for the year ended December 31, 1996, compared with $148,466 for the year ended December 31, 1995. The decrease is due primarily to the 1995 payment of the Los Angeles Commercial Rent Tax, which was partially offset by higher Partnership accounting and administrative expenses being recognized in 1996. Professional fees totaled $72,036 for the year ended December 31, 1996, compared to $55,803 for the year ended December 31, 1995. The increase is due primarily to engineering consulting services associated with the room renovations at the St. Louis Hotel.

  The following table summarizes the Hotels' performance for the period from January 1 to December 31 of the indicated years:

                                              1996           1995       % CHANGE
                                          -------------  -------------  --------
Weighted Average Occupancy...............          79.6%          76.7%   3.8
Weighted Average Room Rate............... $       87.99  $       85.19    3.3
Total Hotel Sales........................ $ 118,131,587  $ 110,709,040    6.7
Hotel Operating Profit................... $  18,785,538  $  17,144,830    9.6
Rent Earned by the Partnership........... $  10,350,982  $  10,155,725    1.9

                                  THE HOTELS

GENERAL

  The four Hotels were purchased on June 3, 1988 from Equitable. The Hotels are: the Los Angeles Airport Marriott Hotel, Los Angeles, California, the St. Louis Airport Marriott Hotel, St. Louis, Missouri, the Nashville Air Hotel, Nashville, Tennessee, and the Tan-Tar-A Hotel, Lake of the Ozarks, Missouri. Each of the Hotels is leased to, and operated by, Marriott pursuant to the Operating Leases.

  Operating conditions for hotels nationwide remained strong during 1997, as average daily room rates increased and average occupancy levels remained stable. For the year ended December 31, 1997, market analysts STR reported that average occupancy and daily room rates for U.S. hotels were 64.5% and $75.16, respectively, compared with 65.0% and $70.81, respectively, for 1996. The combined operating results at the Partnership's Hotels during 1997 were reflective of these strong industry conditions. Although the Hotels are affected by conditions specific to the market in which each operates, their performance as a whole improved over last year.

  The following table summarizes certain data for each of the hotels:

                             LOS ANGELES        ST. LOUIS         NASHVILLE           TAN-TAR-A
                                HOTEL             HOTEL             HOTEL               HOTEL
                          -----------------  ---------------  ------------------  ------------------
Location................  5855 West Century  I-70 at Lambert  600 Marriott Drive  Lake of the Ozarks
                           Los Angeles, CA    Int'l Airport     Nashville, TN       State Road KK
                                              St. Louis, MS                        Osage Beach, MS
Number of Guest Rooms...              1,012              601                 399                 365*
Hotel built in..........               1957             1972                1981   1960 through 1980
Acquired by
 Partnership............       June 3, 1988     June 3, 1988        June 3, 1988        June 3, 1988
Total Renovation
 Expenditures since
 acquired by
 Partnership............        $17,909,977      $10,034,387          $6,067,691         $13,897,449
1997 Average Occupancy
 Rate...................               71.6%            79.9%               78.3%               74.9%
1997 Average Room Rental
 Rate...................        $    100.74      $     84.54          $   106.89         $     95.41
1997 Average Revenue per
 Available Room.........        $     72.13      $     67.55          $    83.69         $     71.46

--------
* Marriott also manages approximately 610 private estates under agreements with the individual owners, bringing the total number of available guest units to 975.

THE TAN-TAR-A HOTEL

  The Tan-Tar-A Hotel is a full-service resort consisting of 26 buildings located on Lake of the Ozarks in Osage Beach, Missouri. It is situated on two parcels of land extending over a total of 150 acres with approximately 5,000 feet of shoreline. In addition to managing the Tan-Tar-A Hotel's 365 operating guest rooms, Marriott also manages approximately 610 private estates under agreements with the individual owners, bringing the total number of available guest units to 975. The Tan-Tar-A Hotel features extensive recreational amenities, including a health club, tennis courts, swimming pools, comprehensive water sports facilities and 27 holes of golf. Additionally, the hotel offers a wide array of food and beverage options, including Burger King, Sbarro's, four TCBY outlets and a main restaurant featuring indoor/outdoor dining and a hunting lodge atmosphere. There are also eight lounges, a number of banquet areas and ballrooms, and several retail and gift shops.

  Operations at the Tan-Tar-A Hotel improved in 1997 compared with the previous year. Despite facing additional competition during 1997, the Tan-Tar-A Hotel posted increases in both average occupancy and room rate, resulting in a 4% increase in the hotel's total sales. This improvement, combined with the containment of expenses, led to a 10% increase in hotel operating profit and a 6% increase in rent from operating profit.

  Historically, the resort has faced limited competition in its market. There is only one other full-service resort hotel in the vicinity and the General Partner believes that the Tan-Tar-A Hotel offers a higher quality product. Although there are several additional hotels and motels located in the area, in the past they have not been perceived as being directly competitive with the Tan-Tar-A Hotel due to disparities in markets served, quality of facilities, rate structure, location and/or lack of affiliation with a major hotel chain. Over the last few years, however, certain new and expanded limited service hotels have gained market share. Even with this additional competition, the Tan-Tar-A Hotel maintains its dominant position.

THE NASHVILLE HOTEL

  The Nashville Airport Marriott Hotel is located approximately two-and-one-half miles north of the Nashville Airport. The Nashville Hotel has 399 rooms and features extensive amenities, including a health club, tennis courts, a game room and an indoor/outdoor swimming pool with a poolside entertainment area and barbecue pit. The Nashville Hotel's food and beverage facilities consist of a full-service restaurant and lounge, and the banquet facilities include two ballrooms and several meeting rooms which can accommodate up to 1,500 people. The hotel's main ballroom, the Capital Ballroom, was renovated during 1997. The improvements consisted of the installation of new lighting and "air walls" to control the noise level between rooms, and were funded out of the hotel's reserve for FF&E.

  The sustained strength of the Nashville hospitality market has encouraged significant development over the last few years. Even with the increased room supply, however, the Nashville market remained strong during 1997, as average occupancy for the city's hotels remained stable and the average daily room rate increased. For the year ended December 31, 1997, STR reported that the average occupancy and average daily room rate for Nashville hotels were 66.8% and $73.20, respectively, compared with 67.3% and $69.21, respectively, for the year ended December 31, 1996. The Partnership's hotel maintains a prominent position in its local market, posting a 3.4% increase in occupancy, a 3.5% increase in average daily room rates and a 4.9% increase in total hotel sales in 1997 over 1996. The higher sales, combined with management's efforts to contain operating expenses, resulted in a 13.8% improvement in hotel operating profit and a 13.2% increase in rent from operating profit in 1997 relative to 1996.

  There are nine hotels that compete to varying degrees with the Nashville Hotel. Although the supply of rooms continues to increase in the Nashville market, the General Partner believes that the impact on the hotel will remain minimal, due to the disparities in markets served, quality of facilities, rate structure, location and/or lack of affiliation with a major hotel chain.

THE ST. LOUIS HOTEL

  The St. Louis Airport Hotel is a 601-room hotel located on Pear Tree Lane directly across from the Lambert International Airport in St. Louis, Missouri. The St. Louis Hotel originally opened in 1972 with a total of 423 rooms, and in 1981, added 179 rooms with the completion of the east tower. Guests at the St. Louis Hotel enjoy extensive amenities, including indoor and outdoor swimming pools, two lighted tennis courts and a health facility with a whirlpool and sauna. Food and beverage facilities include a rooftop JW's Steakhouse, a full-service restaurant and two lounges. Additionally, there are two major ballrooms that can accommodate up to 2,100 people. Soft-goods renovations were completed during the first quarter of 1997 on the remaining rooms that had not been refurbished during 1996. These improvements were funded from a line of credit provided to the Partnership by Marriott International Capital Corporation (the "Line of Credit"). During the first quarter of 1997, the Partnership borrowed $1,100,000 under the Line of Credit and funded the hotel's FF&E to make the renovations. The Line of Credit is to be repaid solely from the hotel's FF&E. During 1997, principal payments on the Line of Credit from the hotel's FF&E totaling $679,727 were made.

  Operating conditions for hotels in St. Louis remained strong during 1997. STR reported that for the year ended December 31, 1997, the average occupancy and room rates for the city's hotels were 63.1% and $68.80, respectively, compared with 64.9% and $65.98, respectively, in 1996. The St. Louis Hotel posted similar improvement, as stable average occupancy and a 4.6% increase in the average daily room rate led to a 1.5% increase in total sales. This improvement, coupled with the containment of expenses, resulted in a 5.8% increase in hotel operating profit and a 2.9% increase in rent from operating profit.

  The Partnership has identified six hotels in the St. Louis Airport market that currently compete directly with the St. Louis Hotel. Two other Marriott hotels are also located in the greater St. Louis area, which, due to their affiliation with Marriott, compete to a certain degree with the Partnership's hotel. During 1997, a new 400-room hotel and casino opened, however, it has had minimal impact on the Partnership's hotel. Although there are many additional hotels in the St. Louis market, they are not considered to be directly competitive with the Partnership's hotel due to disparities in markets served, quality of facilities, rate structure, location and/or lack of affiliation with a major hotel chain.

THE LOS ANGELES HOTEL

  The Los Angeles Airport Marriott is a 1,010-room convention-type hotel that opened in 1973. The Los Angeles Hotel is situated on Century Boulevard, just one-half mile east of the entrance to the Los Angeles International Airport. Amenities offered at the Los Angeles Hotel include a health club with a sauna and a game room, an outdoor swimming pool and a hydrotherapy pool. The Los Angeles Hotel also features two full-service restaurants, a sports bar/lounge, a gourmet coffee shop and a lobby and pool lounge. Banquet and meeting facilities can accommodate more than 2,000 people. A soft-goods renovation of all guest rooms was completed during the third quarter of 1997. These improvements included the replacement of carpeting, draperies, bedspreads and other soft-goods, and were funded out of the hotel's FF&E reserve.

  The operating environment for hotels in the Los Angeles Airport hotel submarket continued to strengthen during 1997. STR reported that for the year ended December 31, 1997, average occupancy and room rates for hotels in the Los Angeles Airport submarket increased to 74.5% and $66.69, compared to 73.5% and $61.00, respectively, for 1996. The overall performance of the Partnership's hotel also improved. The average daily room rate increased by approximately 16%, which offset an anticipated 9% decrease in the average occupancy rate, and as result, total hotel sales were largely unchanged in 1997 compared with 1996. Even with flat sales, a 2% reduction in total hotel expenses led to a 18.6% improvement in hotel operating profit and a 6.4% increase in rent paid to the Partnership.

  There are seven hotels in the Los Angeles Airport submarket that compete to varying degrees with the Partnership's hotel, including a 750-room Westin Hotel at the Airport that was formerly known as a Doubletree. One competitor, located three miles south of the airport in Manhattan Beach, was owned until August 1997 by a limited partnership that was sponsored by an affiliate of the General Partner. While there are several additional hotels in the market area, due to disparities in markets served, quality of facilities, rate structure, location and/or lack of affiliation with a major hotel chain, they are not considered to be directly competitive with the Partnership's hotel.

                             THE OPERATING LEASES

  The following summary of material provisions of the Operating Leases is qualified in its entirety by reference to the Operating Leases. Capitalized terms used but not defined in this Proxy Statement have the meanings set forth in the Operating Leases and are used herein with the same meanings.

  The Partnership purchased the Hotels subject to individual operating leases relating to each of the Hotels (respectively, the "Tan-Tar-A Lease," the "Nashville Lease," the "St. Louis Lease" and the "Los Angeles Lease," which are individually referred to herein as an "Operating Lease" and are collectively referred to herein as the "Operating Leases"). Pursuant to the Operating Leases, the operation of each of the Hotels is under the control of Marriott.

THE TAN-TAR-A LEASE

  The Tan-Tar-A Hotel was purchased subject to an operating lease with The Marriott Corporation, which was assumed by the Partnership. In 1993, the Marriott Corporation assigned its interest in the lease to its wholly-owned subsidiary, Marriott Hotel Services, Inc. The lease, which had a remaining term of 17 years as of June 3, 1988, expires December 30, 2005 and contains five 10-year renewal options by Marriott.

  Rent payable under the lease equals 60% of the Operating Profit (as defined in the lease), provided that if (i) 60% of the Operating Profit is less than the Landlord's First Priority (as defined in the lease), rent shall be increased by the difference, from up to 80% of the Operating Profit, or (ii) if 60% of the Operating Profit is greater than the Landlord's Second Priority (as defined in the lease), rent shall be reduced by 25% of such excess, but rent shall not be less than 50% of the Operating Profit.

THE NASHVILLE LEASE

  The Nashville Hotel was purchased subject to an operating lease with The Marriott Corporation, which was assumed by the Partnership. In 1993, the Marriott Corporation assigned its interest in the lease to its wholly-owned subsidiary, Marriott Hotel Services, Inc. The Nashville Hotel's lease had a remaining term of 18 years as of June 3, 1988, expires December 29, 2006 and contains five 10-year renewal options by Marriott.

  Rent payable under the lease equals 60% of the Operating Profit (as defined in the lease), provided that if (i) 60% of the Operating Profit is less than the Landlord's First Priority (as defined in the lease), rent shall be increased by the difference, from up to 80% of the Operating Profit, or (ii) if 60% of the Operating Profit is greater than the Landlord's Second Priority (as defined in the lease), rent shall be reduced by 25% of such excess, but rent shall not be less than 50% of the Operating Profit.

THE ST. LOUIS LEASE

  The St. Louis Hotel was purchased subject to an operating lease with The Marriott Corporation, which was restated on June 2, 1988, and provides for a term expiring on July 25, 2003, and five 10-year renewal options by Marriott. In 1993, the Marriott Corporation assigned its interest in the lease to its wholly-owned subsidiary, Marriott Hotel Services, Inc.

  Rent payable under the lease equals the greater of (i) 50% of the Operating Profit (as defined in the lease) up to a maximum of $1,352,500 plus an amount equal to a 10% return on all of the Landlord's Additional

Contributions and Additional Building Contributions (as defined in the lease) provided that if, in any year, 50% of the Operating Profit exceeds $1,352,500 plus such 10% return, then Marriott must pay additional rent equal to one-half of the excess, or (ii) if 50% of the Operating Profit is insufficient to pay the sum of $1,217,250 plus a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions, then Marriott must pay $1,217,250, plus an amount equal to a 9% return on all of the Landlord's Additional Building Contributions to the extent of up to 100% of Operating Profit.

THE LOS ANGELES LEASE

  The Los Angeles Hotel was purchased subject to an operating lease with The Marriott Corporation, which was restated on June 2, 1988, and provides for a term expiring on July 25, 2003 and five 10-year renewal options by Marriott. In 1993, the Marriott Corporation assigned its interest in the lease to its wholly-owned subsidiary, Marriott Hotel Services, Inc.

  Rent payable under the Lease equals the greater of (i) 50% of Operating Profit (as defined in the lease) up to a maximum of $3,626,183 plus an amount equal to a 10% return on all of the Landlord's Additional Contributions and Additional Building Contributions (as defined in the lease), provided that if, in any year, 50% of the Operating Profit exceeds $3,626,183 plus such 10% return, then Marriott must pay additional rent equal to one-half of the excess, or (ii) if 50% of the Operating Profit is insufficient to pay the sum of $3,626,183, plus a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions, then Marriott must pay up to $3,626,183, plus an amount equal to a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions to the extent of up to 100% of Operating Profit.

WORKING CAPITAL UNDER THE HOTEL LEASES

  The St. Louis and Los Angeles Leases require Marriott to provide all funds necessary to provide the respective Hotels with adequate levels of working capital and that Marriott will retain ownership of the working capital throughout the lease term and upon termination thereof. Equitable advanced Marriott $850,000 of working capital for the Tan-Tar-A Property and $480,000 of working capital for the Nashville Property. These working capital advances shall be paid over to the owner by Marriott (without interest) after termination of the respective Operating Lease. Marriott is obligated under each of the Tan-Tar-A and Nashville Leases to provide any additional funds necessary to maintain working capital and inventories at levels reasonably determined by Marriott to be necessary for the operational requirements of each such Property.

REPAIRS AND MAINTENANCE

  Marriott is required under each of the Operating Leases to maintain the respective Hotels in good repair and condition and in conformity with applicable laws and regulations. Marriott is authorized to perform routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles and which it deems necessary or desirable. The cost of such maintenance, repairs and alterations is to be treated as a deduction from Gross Revenues in determining Operating Profits and is to be paid by Marriott out of Gross Revenues.

ESCROW IMPROVEMENT FUND AND SUPPLEMENTAL ESCROW IMPROVEMENT FUND UNDER THE ST. LOUIS AND LOS ANGELES LEASES

  Marriott is required under both the Los Angeles and St. Louis Leases to establish in respect of each fiscal year a reserve account on each of the Property's books of account to cover the cost of all improvements, replacements, refurbishments and renewals to each Property and to their FF&E. This reserve is to be established by deducting from Gross Revenues an amount equal to 4.5% of Gross Revenues in each fiscal year. All such deductions from Gross Revenues up to 3% thereof, plus the proceeds from the sale of any FF&E no longer necessary for the operation of each Property is to be placed in a separate non-interest-bearing account (the "Escrow Improvement Fund") for each of the St. Louis and Los Angeles Hotels. The 1.5% deduction in excess of 3% of Gross Revenues shall be deposited in a separate interest-bearing account (the "Supplemental Escrow Improvement Fund") for each of the St. Louis and Los Angeles Hotels. Both the St. Louis and Los Angeles Leases provided that Marriott is not required to make such deposits to the extent that they would cause or contribute to an operating loss or if the combined balance in the Escrow Improvement Fund and the Supplemental Escrow Improvement Fund exceed the sum of 3% of the Gross Revenues for the subject Property for the previous three fiscal years. Each of the St. Louis and Los Angeles Leases provide that all amounts deposited in the Escrow Improvement Fund and in the Supplemental Escrow Improvement Fund (including interest thereon) shall at all times belong to the Partnership. However, balances in the Escrow Improvement Fund are available for inclusion in compensating balance accounts maintained by Marriott.

ESCROW IMPROVEMENT FUND UNDER THE NASHVILLE AND TAN-TAR-A LEASES

  Both the Nashville and Tan-Tar-A Leases require Marriott to maintain an "Escrow Improvement Fund" to cover the costs of FF&E replacement for the subject Property and certain non-routine repairs and maintenance for the subject Property (such as exterior and interior painting and resurfacing). For both the Nashville Property and the Tan-Tar-A Property, an amount equal to 5% of Gross Revenues shall be deposited by Marriott each fiscal year in the respective Escrow Improvement Fund. These deposits are to be deducted from Gross Revenues in determining Operating Profit. However, Marriott has no obligation to make such deposits into the Escrow Improvement Fund for each Property if such funding would create or contribute to an operating loss in any fiscal year for such Property or if the amount escrowed in the Escrow Improvement Fund for such Property exceeds 4% of aggregate Gross Revenues for such Property for the previous three fiscal years. In addition to the foregoing deposits, the proceeds of the sale of any FF&E no longer necessary for the operation of the subject Property are to be deposited into such Property's Escrow Improvement Fund. The Escrow Improvement Funds for the Nashville and Tan-Tar-A Hotels will be held by the Partnership. The Partnership must disburse funds held in the Escrow Improvement Fund for the above-described expenditures upon Marriott's request. All amounts deposited in either such Escrow Improvement Fund shall belong to the Partnership. Both the Nashville and Tan-Tar-A Leases provide that any amount remaining in an Escrow Improvement Fund upon termination of the Operating Lease to which it relates will be transferred to Operating Profit, unless the termination is a result of Marriott's default. These funds transfer with the Nashville and Tan-Tar-A Hotels upon sale.

SUBSTITUTIONS, RENEWALS, REPLACEMENTS AND IMPROVEMENTS

  Marriott is entitled under each Operating Lease to make such substitutions and replacements of, or renewals to, FF&E as well as such alterations, improvements, renewals and replacements to the buildings of the respective Hotels as it deems necessary up to the balance in the Escrow Improvement Fund for such Property and then (in the case of the Los Angeles and St. Louis Hotels) and only to the extent that the Escrow Improvement Fund for such Property is not sufficient for such purposes, up to the balance in the Supplemental Escrow Improvement Fund for such Property. Such improvements, alterations, repairs, replacements or renewals paid for from proceeds of either the Escrow Improvement Fund or the Supplemental Escrow Improvement Fund shall upon acquisition or installation become the property of the Partnership. Any such expenditures out of the Escrow Improvement Fund (in the case of the Los Angeles and St. Louis Hotels) or the Supplemental Escrow Improvement Fund must be in accordance with annual equipment estimates and building estimates prepared by Marriott and submitted to the Partnership for each Property. Expenditures not contemplated by the equipment estimate or the building estimate cannot be undertaken without the Partnership's prior written consent (which cannot be unreasonably withheld), except that Marriott is authorized under each Operating Lease to make expenditures not contemplated by the estimates in certain generally unforeseeable circumstances specified in the Operating Leases.

ADDITIONAL CONTRIBUTIONS TO ESCROW IMPROVEMENT FUND

  If in any fiscal year the amount in the Escrow Improvement Fund and (in the case of the Los Angeles and St. Louis Hotels) the Supplemental Escrow Improvement Fund for a given Property is insufficient to pay for the cost of replacements of FF&E, as well as alterations, repairs, improvements and refurbishments of the subject

Property building (but not an expansion or addition thereof) that in Marriott's reasonable opinion are necessary to keep such Property in a first-class modern condition comparable to Marriott's standards, the Partnership may, if requested by Marriott, make an additional contribution to the Escrow Improvement Fund for such Property ("Landlord's Additional Contribution"). The Los Angeles and St. Louis Leases provide that any such Landlord's Additional Contribution to the Escrow Improvement Fund is to be matched by an equal contribution by Marriott, while the Nashville and Tan-Tar-A Leases provide that Marriott is to make a contribution to such Escrow Improvement Fund equal to 60% of the Landlord's Additional Contribution to such fund. Any requests by Marriott for a Landlord's Additional Contribution must be accompanied by documents and data describing the scope and the estimated cost of the proposed improvements, replacements, refurbishments and/or renewals along with a good faith justification as to the requirement for such Landlord's Additional Contribution. The Partnership has 90 days following the receipt of the above data and justification to determine if it wishes to make the Landlord's Additional Contribution. Each of the Operating Leases grants Marriott a right to acquire the Property in question if the Partnership determines not to make such Landlord's Additional Contribution, such right being described below. Additional Contributions to the Escrow Improvement Fund (whether made by Marriott or the Partnership) are not treated as a Deduction in determining Operating Profit.

ADDITIONAL CONTRIBUTION FOR BUILDING ADDITIONS OR EXPANSIONS

  Each of the Operating Leases gives Marriott the right to request that the Partnership make financial contributions (an "Additional Building Contribution") for expanding or making additions to the subject Hotels if in Marriott's reasonable opinion the economical operation and profitability thereof would be improved by such expansion or addition. When requesting such an Additional Building Contribution the Hotel Manger is required to submit to the Partnership for its review documents and data describing the size and scope of the proposed addition or expansion, Marriott's estimate as to the cost thereof, and economic and financial information in support of its opinion that the addition or expansion will improve such Property's economical operation and profitability. The Los Angeles and St. Louis Leases provide that any Additional Building Contribution made by the Partnership is to be matched on an equal basis by Marriott, while the Nashville and Tan-Tar-A Leases provide that Marriott is to make a contribution equal to 60% of the Partnership's Additional Building Contribution. The Partnership has ninety days after receipt of the foregoing information in which to elect whether to make the requested Additional Building Contribution. If the Partnership determines not to make such Additional Building Contribution, then Marriott has the right to acquire the Property in question on the terms described below.

INSUFFICIENT ADDITIONAL CONTRIBUTIONS--MARRIOTT'S RIGHT TO REPURCHASE

  Each Operating Lease provides that if the Partnership elects not to make a Landlord's Additional Contribution or an Additional Building Contribution (both as described above) within 90 days, Marriott is entitled to either make such addition or expansion with its own funds or purchase the Property in question at a price equal to the following: (A) through June 30, 1988, the repurchase price is $14,877,500 for the St. Louis Property and $40,425,000 for the Los Angeles Property; (B) through November 17, 1991, the repurchase price is $23,650,000 for the Nashville Property; and (C) through August 7, 1990, the repurchase price is $16,500,000 for the Tan-Tar-A Property. Thereafter, the repurchase price for each Property shall be increased under each Operating Lease each lease year by 1% of the initial purchase price paid by Equitable for such Property so that by the 25th lease year of each Operating Lease and for each lease year thereafter the repurchase price for each Property shall be equal to 125% of the initial purchase price paid by Equitable. The Nashville and Tan-Tar-A Leases provide that the foregoing repurchase prices for the Nashville and Tan-Tar-A Hotels shall be increased by an amount equal to all Landlord's Additional Contributions and all Additional Building Contributions made to such date by Equitable or the Partnership. No such amounts are included in the above figures. All of the Operating Leases provide that all closing costs, expenses and fees incurred in repurchasing a hotel will be borne by Marriott.

OWNERSHIP OF REPLACEMENTS

  Each Operating Lease provides that all changes, repairs, alterations, improvements, renewals and replacements paid for with funds deposited in either the Escrow Improvement Fund or (in the case of the Los

Angeles and St. Louis Hotels) the Supplemental Escrow Improvement Fund shall be the sole and exclusive property of the Partnership. The Partnership and Marriott are entitled to depreciation rights with respect to any changes, repairs, alterations, additions, improvements, renewals or replacements paid for with their respective Additional Contributions and Additional Building Contributions. However, Marriott has the right under the Operating Leases to make the allocation as to which specific assets or classes of assets have been purchased for the account of the Partnership and which have been purchased for the account of Marriott with their respective Additional Contributions or Additional Building Contributions. Marriott is entitled to full depreciation rights with respect to such changes, repairs, alterations, additions, improvements, renewals or replacements for which it has paid entirely with its own funds. Each Operating Lease provides that at termination, other than by any default of Marriott thereunder, the Partnership must reimburse Marriott for the then net book value of any assets funded by Marriott's Additional Contributions and Additional Building Contributions.

HOTEL ACCOUNTS, EXPENDITURES

  All funds derived from the operation of each of the Hotels are to be deposited by Marriott in hotel bank accounts designated by the Hotel Manger and reasonably approved by the Partnership. Marriott is not required under any of the Operating Leases to make any advance or payment to or for the account of the Partnership, and Marriott shall not be obligated to incur any liability or obligation for the Partnership's account that is an obligation of the Partnership under the respective Operating Leases without assurances that necessary funds for the discharge thereof will be provided by the Partnership.

OPERATING LOSSES

  Any negative Operating Profits shall be for the sole account of Marriott under each of the Operating Leases.

USE OF THE HOTELS

  Marriott is required by the Operating Leases to use each of the Hotels solely for the operation of a hotel under first class standards comparable to those prevailing in other comparable hotels owned, operated, leased or managed by Marriott under the "Marriott" name in the United States and for all activities in connection therewith that are customary and usual to such an operation. Marriott may not discriminate against any of the Hotels and is required to operate them with the same degree of expertise accorded to all of the Hotels in Marriott's hotel system. Each of the Operating Leases gives Marriott the right to terminate upon 60 day's written notice to the Partnership in the event of a withdrawal or revocation of any material license or permit required for Marriott's performance under such Operating Lease where the revocation is due to circumstances beyond Marriott's control and/or where the circumstances for such revocation did not arise due to Marriott's action or fault.

CHAIN SERVICES

  Each of the Operating Leases requires Marriott to furnish to the Hotels certain services ("Chain Services") that are furnished generally on a central or regional basis to other hotels that Marriott owns, leases or manages in the United States under the "Marriott" name and that benefit each such Property. Chain Services include (i) national sales office services, central training services, central advertising and promotion, Marriott's national reservation system and the Marriott's computer payroll and accounting services and (ii) such additional central or regional services as may from time to time be furnished for the benefit of the hotels which Marriott owns, leases or manages in the United States under the "Marriott" name or in substitution for services now performed at individual hotels that may be more efficiently performed on a group basis. All of the Operating Leases provide that neither Marriott nor any of its affiliates shall charge or receive any profit for providing Chain Services. Costs and expenses incurred in the provision of such Chain Services are to be allocated on a fair and equitable basis among all hotels that Marriott owns, leases or manages under the "Marriott" name in the United States receiving such Chain Services. Each of the Operating Leases provides that each Property's respective share of the costs and expenses incurred by Marriott in providing such Chain Services will be a Deduction from Gross Revenues in computing Operating Profit.

DAMAGE AND REPAIR

  Each of the Operating Leases requires the repairing or replacing of any portion of any hotel damaged or destroyed by fire, casualty or other cause, but only to the extent that proceeds from the insurance described above are sufficient to do so. The St. Louis and Los Angeles Leases place the repair obligation on the Partnership, while the Nashville and Tan-Tar-A Leases place the repair obligation on Marriott. If any of the Hotels is destroyed or substantially damaged within the last two fiscal years of the then remaining term of the respective Operating Lease, the damaged or destroyed Property is to be repaired or replaced only if Marriott exercises or firmly commits itself to exercise its option to extend the term of such Operating Lease for the next renewal term. In the event that damage or destruction to the St. Louis or Los Angeles Hotels materially and adversely affects the operation thereof and the Partnership fails to promptly commence and complete the repairing, rebuilding or replacement of the same, Marriott, at its option, may either elect to undertake such work for the Partnership's account or terminate the related Operating Lease for the damaged or destroyed Property upon 60 days' written notice from the date of destruction. In the event that the rebuilding or repairing of a damaged Property is prevented by virtue of the application of law or if Marriott fails to exercise its option to extend the term of any Operating Lease in connection with a Property that has been substantially damaged or destroyed during the final two fiscal years of an initial or renewal term thereof, Marriott is entitled to receive a share of the insurance proceeds as reimbursement for the value of its leasehold. In no event, however, is the Partnership to receive less than the Partnership's net book value for such Property.

ASSIGNMENT

  Each Operating Lease provides that neither the Partnership nor Marriott may assign or transfer its interest in any of the Operating Leases without the prior written consent of the other party, except that Marriott may assign its interests in any Operating Lease to any of its affiliated companies and it may sublease shops and grant concessions at any of the Hotels. The Los Angeles and St. Louis Leases provide that an assignment by either the Partnership or Marriott of its interests under such Operating Lease shall relieve the assigning party from its obligations under such Operating Lease. The Nashville and Tan-Tar-A Lease provide that the Partnership shall be relieved of its obligations under such Operating Lease upon an assignment by the Partnership, but Marriott shall be relieved of its obligations upon an assignment by Marriott only with the consent of the Partnership. Each Operating Lease contains language to the effect that nothing therein shall prevent the conditional assignment thereof as security for any mortgage that Marriott approves on the related Property or the transfer of the Operating Lease in connection with a merger or consolidation or a sale of all or substantially all of the assets of either the Partnership or Marriott.

MARRIOTT'S RIGHT OF FIRST REFUSAL

  If the Partnership receives an offer to purchase any of the Hotels and desires to accept the same, it must give notice of such offer to Marriott. After the receipt of such notice, Marriott may elect to purchase the Property at the same price and upon the same terms and conditions as those set forth in the written notice from the Partnership to Marriott. Alternatively, Marriott may elect to terminate the Operating Lease if, in Marriott's reasonable judgment, (a) the proposed purchaser (directly or indirectly) owns any interest in any lodging facilities, restaurants or other facilities that are in competition with similar facilities of Marriott, (b) the proposed purchaser is not of adequate financial stature, or (c) the proposed purchaser is of bad character and reputation. In the event that Marriott elects to terminate the Operating Lease, the Partnership is obligated to reimburse it for the net book value of Marriott's investments made pursuant to those sections of the Operating Lease dealing with Additional Contributions, Additional Building Contributions and Marriott's right to make an addition or expansion with its own funds if the Partnership elects not to make a Landlord's Additional Contribution or an Additional Building Contribution. Marriott has exercised its right of first refusal to purchase the Hotels in the Transaction.

OPTION TO PURCHASE ON EXPIRATION OF INITIAL TERM

  Both the Nashville and Tan-Tar-A Leases give Marriott the right, upon the expiration of the initial term of such Operating Leases to purchase the subject Property at a price equal to (A) in the case of the Nashville Property, the greater of (i) $21,500,000 plus the Landlord's Investment or
(ii) the Nashville Property's then fair market value; and (B) in the case of the Tan-Tar-A Property, the greater of (i) $15,000,000 plus the Landlord's Investment or (ii) the Tan-Tar-A Property's then fair market value. Each Property's current market value shall be determined by arbitration.

                                 THE AMENDMENT

  Section 7.05(c) of the Partnership Agreement provides that the General Partner generally may not, without the consent of the holders of a majority of the Units, cause the Partnership to sell all or substantially all of the Partnership's assets (the "Sale Limitation"). The General Partner, on behalf of the Partnership, proposes to eliminate the Sale Limitation by deleting
Section 7.05(c) and all references thereto from the Partnership Agreement so that it has the power to sell all of the assets of the Partnership, including the Remaining Hotels (if any), after the Sale, without the expense and potential delay of a separate Unitholder consent solicitation statement. The General Partner believes that elimination of the Sale Limitation will also simplify the procedures associated with the sale of the Remaining Hotels (if necessary) and thereby enhance the marketability of the Remaining Hotels.

  Approval of the Amendment is not conditioned upon the closing of the Transaction. Accordingly, if approved, the Amendment will be effective whether or not the Transaction is ultimately consummated as set forth herein. THE EFFECT OF THE AMENDMENT WILL BE TO AUTHORIZE THE GENERAL PARTNER TO DISPOSE OF THE HOTELS (IF THE SALE IS NOT CONSUMMATED) UPON TERMS THAT THE GENERAL PARTNER, IN ITS SOLE DISCRETION, DETERMINES TO BE IN THE BEST INTERESTS OF THE UNITHOLDERS WITHOUT FURTHER CONSENT OF THE UNITHOLDERS. HOWEVER, THE GENERAL PARTNER WILL NOT SELL ANY OF THE HOTELS TO ANY OF ITS AFFILIATES WITHOUT THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE UNITS.

  The General Partner has determined that the Amendment is the best course of action for, and in the best interests of, the Partnership and the Unitholders. Accordingly, the General Partner has approved the Amendment and recommends that the Unitholders use the enclosed consent card to vote "FOR" approval of the Amendment.

                             HOTEL PROPERTIES L.P.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants.........................................  F-2
Financial Statements:
  Balance Sheets at December 31, 1997 and 1996............................  F-3
  Statement of Partners' Capital for the years ended December 31, 1997,
   1996 and 1995..........................................................  F-4
  Statements of Operations for the years ended December 31, 1997, 1996 and
   1995...................................................................  F-4
  Statements of Cash Flows for the years ended December 31, 1997, 1996 and
   1995...................................................................  F-5
  Notes to Financial Statements...........................................  F-6
Schedule III.............................................................. F-19
Independent Accountant's Report on Schedule III........................... F-20

LOGO OF COOPERS & LYBRAND APPEARS HERE]

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Hotel Properties L.P.:

  We have audited the accompanying balance sheets of Hotel Properties L.P. (formerly EQ/Shearson Hotel Properties, L.P.), a Delaware limited partnership, as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hotel Properties L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  As discussed in Notes 3 and 12 to the financial statements, the Partnership entered into a Letter of Intent on January 9, 1998 to sell its Hotels. Upon execution of a Purchase and Sales Agreement and subsequent Limited Partner approval, the Partnership will sell the Hotels and commence liquidation shortly thereafter.

                                    /s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
March 18, 1998

                             HOTEL PROPERTIES L.P.

                                 BALANCE SHEETS

                                                          AT DECEMBER 31,
                                                     -------------------------
                                                         1997         1996
                                                     ------------ ------------
                       ASSETS
Real estate, at cost: (Notes 3 and 4)
  Land.............................................. $        --  $ 22,569,415
  Buildings.........................................          --    72,645,014
  Furniture, fixtures and equipment.................          --    48,892,073
                                                     ------------ ------------
                                                              --   144,106,502
  Less accumulated depreciation.....................          --   (47,206,347)
                                                     ------------ ------------
                                                              --    96,900,155
Real estate held for disposition....................  101,883,177          --
Cash and cash equivalents (Note 6)..................    3,334,906    3,590,188
Restricted cash (Note 3)............................      938,376    1,297,810
Restricted cash - loan reserve (Note 4).............    2,535,447    2,534,317
Due from hotel managers, net (Note 3)...............      623,501      577,522
Replacement reserve receivable (Note 3).............    1,783,963    3,426,722
Rent receivable (Note 3)............................      454,951      488,415
Deferred charges - refinancing costs, net of
 accumulated amortization of $813,626 in 1997 and
 $488,176 in 1996...................................      813,626    1,139,076
                                                     ------------ ------------
    Total Assets.................................... $112,367,947 $109,954,205
                                                     ============ ============
         LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Accounts payable and accrued expenses............. $     72,916 $     85,067
  Due to affiliates (Note 6)........................       40,000        1,000
  Mortgage loans payable (Note 4)...................   78,332,542   80,239,491
  Mortgage loans interest payable...................          --       601,796
  Refinancing fee payable (Note 8)..................      412,500      412,500
  Distributions payable (Note 10)...................          --     1,399,879
  Deferred management fees payable (Note 8).........    4,187,505    4,187,505
  Deferred interest payable (Note 8)................    1,849,185    1,849,185
  Promissory notes payable (Note 5).................      420,273          --
                                                     ------------ ------------
    Total Liabilities...............................   85,314,921   88,776,423
                                                     ------------ ------------
Partners' Capital:
  General Partner...................................       58,752          --
  Limited Partners (3,464,700 limited partnership
   units authorized, issued and outstanding)........   26,994,274   21,177,782
                                                     ------------ ------------
    Total Partners' Capital.........................   27,053,026   21,177,782
                                                     ------------ ------------
    Total Liabilities and Partners' Capital......... $112,367,947 $109,954,205
                                                     ============ ============

              See accompanying notes to the financial statements.

                             HOTEL PROPERTIES L.P.

                         STATEMENT OF PARTNERS' CAPITAL

                                          FOR THE YEARS ENDED DECEMBER 31,
                                                 1997, 1996 AND 1995
                                         -------------------------------------
                                           LIMITED      GENERAL
                                          PARTNERS      PARTNER       TOTAL
                                         -----------  -----------  -----------
BALANCE AT DECEMBER 31, 1994...........  $20,466,498  $   (85,829) $20,380,669
Net Income.............................      189,030       85,829      274,859
                                         -----------  -----------  -----------
BALANCE AT DECEMBER 31, 1995...........  $20,655,528  $       --   $20,655,528
Net Income.............................    1,908,134       13,999    1,922,133
Distributions..........................   (1,385,880)     (13,999)  (1,399,879)
                                         -----------  -----------  -----------
BALANCE AT DECEMBER 31, 1996...........  $21,177,782  $       --   $21,177,782
Net Income.............................    5,816,492       58,752    5,875,244
                                         -----------  -----------  -----------
BALANCE AT DECEMBER 31, 1997...........  $26,994,274  $    58,752  $27,053,026
                                         ===========  ===========  ===========

                            STATEMENTS OF OPERATIONS

                                          FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                            1997         1996         1995
                                         -----------  -----------  -----------
INCOME
Rent: (Note 3)
  Operating profit.....................  $11,127,581  $10,350,982  $10,155,725
  Replacement escrow...................    5,694,279    5,557,759    5,219,071
Interest...............................      439,230      416,202      365,855
                                         -----------  -----------  -----------
    Total Income.......................   17,261,090   16,324,943   15,740,651
                                         -----------  -----------  -----------
EXPENSES
Interest (Note 4)......................    7,137,238    7,288,757    7,975,815
Depreciation and amortization..........    3,850,564    6,919,620    6,997,180
Asset management fee (Note 8)..........          --           --       288,528
General and administrative (Note 6)....      272,242      122,397      148,466
Professional fees......................      125,802       72,036       55,803
                                         -----------  -----------  -----------
    Total Expenses.....................   11,385,846   14,402,810   15,465,792
                                         -----------  -----------  -----------
NET INCOME.............................  $ 5,875,244  $ 1,922,133  $   274,859
                                         ===========  ===========  ===========
NET INCOME ALLOCATED:
To the General Partner.................  $    58,752  $    13,999  $    85,829
To the Limited Partners................    5,816,492    1,908,134      189,030
                                         -----------  -----------  -----------
                                         $ 5,875,244  $ 1,922,133  $   274,859
                                         ===========  ===========  ===========
PER LIMITED PARTNERSHIP UNIT (3,464,700
 OUTSTANDING)..........................  $      1.68  $       .55  $       .05
                                         ===========  ===========  ===========

              See accompanying notes to the financial statements.

                             HOTEL PROPERTIES L.P.

                            STATEMENTS OF CASH FLOWS

                                          FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                            1997         1996         1995
                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.............................  $ 5,875,244  $ 1,922,133  $   274,859
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Rental income from replacement
   escrow..............................   (5,694,279)  (5,557,759)  (5,219,071)
  Depreciation and amortization........    3,850,564    6,919,620    6,997,180
  Increase (decrease) in cash arising
   from changes in operating assets and
   liabilities:
    Due from hotel managers, net.......      (45,979)     (42,853)     (45,278)
    Rent receivable....................       33,464      195,851       (5,718)
    Accounts payable and accrued
     expenses..........................      (12,151)      19,022      (20,152)
    Due to affiliates..................       39,000       (1,462)         311
    Mortgage loans interest payable....     (601,796)     601,796          --
    Deferred management fees...........          --           --       288,528
    Deferred interest payable..........          --           --       332,877
                                         -----------  -----------  -----------
      Net cash provided by operating
       activities......................    3,444,067    4,056,348    2,603,536
                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate, net of
 disposals.............................   (8,508,136)  (5,137,319)  (4,891,419)
Proceeds from replacement reserve
 receivable............................    7,337,038    4,648,984    4,360,894
Proceeds from restricted cash..........      359,434      488,335      530,525
                                         -----------  -----------  -----------
      Net cash used for investing
       activities......................     (811,664)         --           --
                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage loans
 payable...............................   (1,906,949)  (1,475,026)  (1,254,900)
Cash distributions paid................   (1,399,879)         --           --
Proceeds from promissory note payable..    1,100,000          --           --
Principal payments on promissory note
 payable...............................     (679,727)         --           --
      Net increase in restricted cash -
       loan reserve....................       (1,130)       4,301          --
Deferred charges - refinancing costs...          --           --    (1,214,752)
Funding of loan reserve................          --           --    (2,538,618)
                                         -----------  -----------  -----------
Net cash used for financing
 activities............................   (2,887,685)  (1,470,725)  (5,008,270)
                                         -----------  -----------  -----------
Net increase (decrease) in cash and
 cash equivalents......................     (255,282)   2,585,623   (2,404,734)
Cash and cash equivalents, beginning of
 period................................    3,590,188    1,004,565    3,409,299
                                         -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, END OF
 PERIOD................................  $ 3,334,906  $ 3,590,188  $ 1,004,565
                                         ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid during the period for
 interest..............................  $ 7,739,034  $ 6,686,961  $ 7,642,938
                                         ===========  ===========  ===========

              See accompanying notes to the financial statements.

                             HOTEL PROPERTIES L.P.

                       NOTES TO THE FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

1. ORGANIZATION

  Hotel Properties L.P. (the "Partnership") was formed on September 24, 1987 for the purpose of acquiring four hotel properties: the Los Angeles Airport Marriott Hotel, the St. Louis Airport Marriott Hotel, the Nashville Airport Marriott Hotel and Marriott's Tan-Tar-A Resort Hotel (the "Properties" or the "Hotels").

  Initial capital of $1,000 was contributed by EHP/GP Inc. (the General Partner), a Delaware corporation and wholly-owned subsidiary of Lehman Brothers Inc., formerly Shearson Lehman Hutton Inc. The Partnership commenced operations on June 3, 1988 with the issuance of a maximum 3,464,700 depository units (the "Units") which represent limited partnership interests (the "Limited Partners").

  On July 31, 1993, Shearson Lehman Brothers Inc. ("Shearson") sold certain of its domestic retail brokerage and asset management businesses to Smith Barney, Harris Upham & Co. Incorporated ("Smith Barney"). Subsequent to the sale, Shearson changed its name to Lehman Brothers Inc. ("Lehman Brothers"). The transaction did not affect the ownership of the General Partner. However, the assets acquired by Smith Barney included the name "Shearson." Consequently, effective October 22, 1993, the General Partner, Shearson EHP/GP Inc., changed its name to EHP/GP Inc. and effective January 5, 1994, EQ/Shearson Hotel Properties L.P. changed its name to Hotel Properties L.P.

2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting. The accompanying financial statements of the Partnership have been prepared on the accrual basis of accounting.

  Depreciation. Real estate investments, which consist of land, building and personal property, are recorded at cost less accumulated depreciation. Cost includes the initial purchase price of the property plus closing costs, acquisition and legal fees, and capital improvements. Depreciation of the real property is computed using the straight-line method based on the estimated useful life of 40 years. Depreciation of the personal property is computed under the straight-line method over an estimated useful life of 7 years.

  Real estate held for disposition. On June 30, 1997, the Partnership began the process of marketing the Properties, and accordingly, reclassified the Properties as "Real estate held for disposition" at their net book value. Upon reclassification, depreciation expense is no longer recorded.

  Accounting for Impairment. Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership adopted FAS 121 in the fourth quarter of 1995.

  Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires that the Partnership disclose the estimated fair values of its financial instruments. Fair values generally represent estimates of amounts at which a financial instrument could be exchanged between willing parties in a current transaction other than in forced liquidation.

  Fair value estimates are subjective and are dependent on a number of significant assumptions based on management's judgment regarding future expected loss experience, current economic conditions, risk

                             HOTEL PROPERTIES L.P.

characteristics of various financial instruments, and other factors. In addition, FAS 107 allows a wide range of valuation techniques, therefore, comparisons between entities, however similar, may be difficult.

  Deferred Charges--Refinancing Costs. Deferred charges--refinancing costs are amortized on a straight-line basis over the five year term of the mortgage loans payable.

  Income Taxes. No income tax provision (benefit) has been recorded on the books of the Partnership, as the respective shares of taxable income (loss) are reportable by the partners on their individual tax returns.

  Offering Costs. Offering costs are nonamortizable and have been deducted from the Limited Partners' capital.

  Cash and Cash Equivalents. Cash and cash equivalents consist of highly liquid short-term investments with maturities of three months or less from the date of issuance. The carrying amount approximates fair value because of the short maturity of these instruments.

  Concentration of Credit Risk. Financial instruments which potentially subject the Partnership to a concentration of credit risk principally consist of cash in excess of the financial institutions' insurance limits. The Partnership invests available cash with high credit quality financial institutions.

  Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. REAL ESTATE

  The Partnership's real estate, which was purchased on June 3, 1988, consists of the following four hotel properties:

 Los Angeles Airport Marriott Hotel

  The Los Angeles Airport Marriott Hotel (the "Los Angeles Hotel") is a 1012-room hotel located on Century Boulevard, near the Los Angeles International Airport in Los Angeles, California.

  The Los Angeles Hotel was purchased subject to an operating lease with Marriott Hotel Services, Inc. (the "Hotel Manager"), formerly The Marriott Corporation (see below), which was restated on June 2, 1988, and provides for a term expiring on July 25, 2003 and five 10-year renewal options by Marriott.

  Rent payable under the lease equals the greater of (i) 50% of Operating Profit (as defined in the lease) up to a maximum of $3,626,183 plus an amount equal to a 10% return on all of the Landlord's Additional Contributions and Additional Building Contributions (as defined in the lease), provided if, in any year, 50% of the Operating Profit exceeds $3,626,183 plus such 10% return, then Marriott must pay additional rent equal to one-half of the excess, or
(ii) if 50% of the Operating Profit is insufficient to pay the sum of $3,626,183, plus a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions, then Marriott must pay up to $3,626,183, plus an amount equal to a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions to the extent of up to 100% of Operating Profit.

                             HOTEL PROPERTIES L.P.

 St. Louis Airport Marriott Hotel

  The St. Louis Airport Marriott Hotel (the "St. Louis Hotel") is a 601-room hotel located directly across from the St. Louis Airport in St. Louis, Missouri.

  The St. Louis Hotel was purchased subject to an operating lease with Marriott, formerly The Marriott Corporation (see below), which was restated on June 2, 1988, and provides for a term expiring on July 25, 2003 and five 10-year renewal options by Marriott.

  Rent payable under the lease equals the greater of (i) 50% of the Operating Profit (as defined in the lease) up to a maximum of $1,352,500 plus an amount equal to a 10% return on all of the Landlord's Additional Contributions and Additional Building Contributions (as defined in the lease) provided if, in any year, 50% of the Operating Profit exceeds $1,352,500 plus such 10% return, then Marriott must pay additional rent equal to one-half of the excess, or
(ii) if 50% of the Operating Profit is insufficient to pay the sum of $1,217,250 plus a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions, then Marriott must pay up to $1,217,250, plus an amount equal to a 9% return on all of the Landlord's Additional Contributions and Additional Building Contributions to the extent of up to 100% of Operating Profit.

 Nashville Airport Marriott Hotel

  The Nashville Airport Marriott Hotel (the "Nashville Hotel") is a 399-room hotel located in Nashville, Tennessee.

  The Nashville Airport Hotel was purchased subject to an operating lease with Marriott, formerly The Marriott Corporation (see below), which was assumed by the Partnership. The Nashville Hotel's lease had a remaining term of 18 years on June 3, 1988, expires December 29, 2006 and contains five 10-year renewal options by Marriott.

  Rent payable under the lease equals 60% of the Operating Profit (as defined in the lease), provided if (i) 60% of the Operating Profit is less than the Landlord's First Priority (as defined in the lease), rent shall be increased by the difference, from up to 80% of the Operating Profit, or (ii) if 60% of the Operating Profit is greater than the Landlord's Second Priority (as defined in the lease), rent shall be reduced by 25% of such excess, but rent shall not be less than 50% of the Operating Profit.

 Marriott's Tan-Tar-A Resort Hotel

  Marriott's Tan-Tar-A Resort ("Tan-Tar-A"), located in Lake of the Ozarks, Missouri, encompasses 26 buildings on two parcels of land; overall, there are 365 guest rooms. Tan-Tar-A also has available for rental private homes (Estates), bringing the total number of available rooms to 975.

  Tan-Tar-A was purchased subject to an operating lease with Marriott, formerly The Marriott Corporation (see below), which was assumed by the Partnership. The lease, which had a remaining term of 17 years as of June 3, 1988, expires December 30, 2005 and contains five 10-year renewal options by Marriott.

  Rent payable under the lease equals 60% of the Operating Profit (as defined in the lease), provided if (i) 60% of the Operating Profit is less than the Landlord's First Priority (as defined in the lease), rent shall be increased by the difference, from up to 80% of the Operating Profit, or (ii) if 60% of the Operating Profit is greater than the Landlord's Second Priority (as defined in the lease), rent shall be reduced by 25% of such excess, but rent shall not be less than 50% of the Operating Profit.

  During 1997, the Partnership increased its investment in Tan-Tar-A. The funding came in the form of contributions to the Furniture, Fixtures, & Equipment ("FF & E") escrow fund for the purpose of garage repair.

                             HOTEL PROPERTIES L.P.

 Reserve Funds for Replacement

  Pursuant to the terms of the operating leases, Marriott is required on behalf of the Partnership to maintain reserve funds for replacement of furnishings and equipment on the Properties from the Operating Profit of the Properties, ranging from 4.5% to 5%. The reserve funds for the Los Angeles, St. Louis and Tan-Tar-A Hotels are maintained on behalf of the Partnership at those properties by Marriott, while the Nashville Hotel fund is held by the Partnership. At December 31, 1997, the Partnership had $938,376 of the Nashville Hotel fund invested in an interest-bearing account (included in restricted cash in the accompanying financial statements). Additionally, at December 31, 1997, $1,783,963 of reserve funds for the three remaining Hotels were held at the Hotels on behalf of the Partnership (included in replacement reserve receivable in the accompanying financial statements). During the year ended December 31, 1997, the Partnership earned replacement escrow rental income of $5,694,279 which either remained in the reserve accounts or was used to fund fixed asset additions.

  The St. Louis and Los Angeles Hotel Operating Leases require Marriott to maintain sufficient funds necessary to provide the respective Properties with adequate levels of working capital. In addition, under the leases, Marriott will retain control of the working capital throughout the lease term and upon termination thereof. Equitable Real Estate Investment Management, Inc. (the "Seller" or "EREIM") advanced Marriott $850,000 of working capital for Tan-Tar-A and $480,000 of working capital for Nashville. These noninterest-bearing working capital advances shall be paid to the Partnership by Marriott after termination of the respective Operating Lease. As the advances do not provide for interest, they have been discounted using the effective borrowing rate of 9.5% associated with the mortgage loans payable and have been included under due from hotel managers at the discounted value of $569,408. Included in due from hotel managers for the periods ended December 31, 1997 and 1996, is interest income of $54,093 and $49,400, respectively.

                             HOTEL PROPERTIES L.P.

 Hotel Operations

  The following presents summarized information with respect to the operations of the Properties as provided by Marriott for the periods ended December 31, 1997, 1996 and 1995:

                          LOS ANGELES  ST. LOUIS   NASHVILLE   TAN-TAR-A
                             HOTEL       HOTEL       HOTEL       HOTEL       TOTAL
                          ----------- ----------- ----------- ----------- ------------
1997:
  Hotel Revenues........  $46,469,035 $23,764,846 $19,259,481 $31,415,599 $120,908,961
  Hotel Expenses........   37,170,031  19,510,903  14,321,720  28,561,725   99,564,379
                          ----------- ----------- ----------- ----------- ------------
    Operating Profit....    9,299,004   4,253,943   4,937,761   2,853,874   21,344,582
                          ----------- ----------- ----------- ----------- ------------
Rental income to owner..    4,441,773   2,024,250   2,949,234   1,712,324   11,127,581
Add - Real estate
 additions and reserve
 funds for replacement
 owned by the
 Partnership, included
 in hotel expenses......    2,091,107   1,069,418     962,974   1,570,780    5,694,279
                          ----------- ----------- ----------- ----------- ------------
    TOTAL RENTAL
     INCOME.............  $ 6,532,880 $ 3,093,668 $ 3,912,208 $ 3,283,104 $ 16,821,860
                          =========== =========== =========== =========== ============
1996:
  Hotel Revenues........  $46,243,470 $23,419,438 $18,363,779 $30,104,900 $118,131,587
  Hotel Expenses........   38,407,331  19,398,340  14,022,954  27,517,424   99,346,049
                          ----------- ----------- ----------- ----------- ------------
    Operating Profit....    7,836,139   4,021,098   4,340,825   2,587,476   18,785,538
                          ----------- ----------- ----------- ----------- ------------
Rental income to owner..    4,173,258   1,965,901   2,604,495   1,607,328   10,350,982
Add - Real estate
 additions and reserve
 funds for replacement
 owned by the
 Partnership, included
 in hotel expenses......    2,080,956   1,053,370     918,188   1,505,245    5,557,759
                          ----------- ----------- ----------- ----------- ------------
    TOTAL RENTAL
     INCOME.............  $ 6,254,214 $ 3,019,271 $ 3,522,683 $ 3,112,573 $ 15,908,741
                          =========== =========== =========== =========== ============
1995:
  Hotel Revenues........  $42,447,026 $20,829,490 $18,040,956 $29,391,568 $110,709,040
  Hotel Expenses........   35,639,057  17,397,505  13,630,938  26,896,710   93,564,210
                          ----------- ----------- ----------- ----------- ------------
    Operating Profit....    6,807,969   3,431,985   4,410,018   2,494,858   17,144,830
                          ----------- ----------- ----------- ----------- ------------
Rental income to owner..    4,173,258   1,729,128   2,646,011   1,607,328   10,155,725
Add - Real estate
 additions and reserve
 funds for replacement
 owned by the
 Partnership, included
 in hotel expenses......    1,910,117     937,328     902,048   1,469,578    5,219,071
                          ----------- ----------- ----------- ----------- ------------
    TOTAL RENTAL
     INCOME.............  $ 6,083,375 $ 2,666,456 $ 3,548,059 $ 3,076,906 $ 15,374,796
                          =========== =========== =========== =========== ============

  On June 19, 1993, The Marriott Corporation assigned its interests in the Amended and Restated Leases for the four hotel properties owned by the Partnership to Marriott, a wholly-owned subsidiary of Marriott International. The assignment has no effect on the Partnership's operations.

  After considering a number of factors, including the recently improved operating performance of the Hotels, the improving hospitality industry nationwide and the significantly strengthened market for the acquisition of full-service hotel properties, the General Partner has decided to begin marketing the Hotels for sale on June 30, 1997. The Partnership retained Eastdil Realty Company, a nationally-recognized real estate firm, to assist with the marketing efforts.

                             HOTEL PROPERTIES L.P.

  On January 9, 1998, the Partnership entered into a non-binding letter of intent with a major independent hotel buyer, pursuant to which the parties agreed to negotiate in good faith an agreement to purchase the Hotels for a cash purchase price of $114 million (the "Offer"), subject to Marriott's right of first refusal. On that same day, the General Partner notified Marriott of the Offer, and by letter dated February 5, 1998, Marriott notified the General Partner that it would exercise its right of first refusal to purchase the Hotels at the same price and the same terms and conditions as those set forth in the Offer (the "Proposed Sale "). The Partnership and Marriott are negotiating a formal Purchase and Sale Contract (the "Contract") which is expected to be executed in March 1998.

  The Proposed Sale is subject to the satisfaction of certain conditions, including the Partnership obtaining the approval of a majority in interest of the outstanding Unitholders. Should the Proposed Sale be approved, it is currently anticipated that the closing will occur during the second or third quarter of 1998. Upon completion of the Proposed Sale, distributions will be made to Limited Partners in accordance with the Partnership Agreement. If the Proposed Sale occurs, the General Partner currently estimates that proceeds available for distribution may exceed $10.00 per Unit. The amount will be dependent on operations of the Hotels and the Partnership until closing, the timing of the closing and other factors, all of which are uncertain at this time. While it is expected that the Hotels will be sold during 1998, there can be no assurance that the Proposed Sale will be consummated, or that the Proposed Sale will result in any particular level of distributable cash.

  In view of the anticipated sale of the Hotels, the Partnership's real estate has been recorded at cost, less accumulated depreciation and amortization at December 31, 1997 on the Partnership's Balance Sheet as "Real estate held for disposition." Real estate held for disposition at December 31, 1997 was $101,883,177. Upon reclassification, depreciation expense is no longer recorded.

4. MORTGAGE LOANS PAYABLE

  The mortgage loans payable were made by The Equitable Life Assurance Society of the United States ("Equitable"), the Seller, in the amount of $80,438,000 on June 3, 1988. A separate mortgage loan was issued with respect to each property, each collateralized by a property. An event of default under each mortgage loan constituted an event of default under the other mortgage loans. The loans bore interest at a rate of 9.5% per annum. The loans provided for monthly payments of interest only until maturity on June 2, 1995, at which time the entire principal balances were due. Equitable had committed to loan to the Partnership such funds, as necessary, to meet Marriott request for additional funding. In connection therewith, Equitable made lines of credit aggregating $27,162,000 available to the Partnership. Funds drawn on the lines of credit, totaling $2,531,417, bore interest at 2% over prime with principal due June 2, 1995.

  On June 28, 1995 (the "Effective Date"), the Partnership refinanced and amended the $80,438,000 in mortgage loans and the $2,531,417 revolving credit loans payable (collectively, the "Loan") with Equitable, and terminated its Asset Management Agreement with EREIM. The Loan, which originally matured on June 2, 1995, was extended under the existing terms to the Effective Date. At closing, the Partnership made a $500,000 principal payment and the Loan was consolidated into a loan with Equitable totaling $82,469,417 (the "Equitable Loan"). The Equitable Loan is collateralized by four separate deeds of trust with respect to the Los Angeles, St. Louis, Nashville, and Tan-Tar-A Marriott Hotels of which Marriott is the lessee and operator.

  Under the terms of the Equitable Loan, the Partnership is required to make monthly payments of principal and interest in the amount of $741,999 at a rate of 9% per annum based on a 20-year amortization term, commencing on August 1, 1995 until maturity on June 2, 2000, at which time the entire outstanding principal balance is due. The Equitable Loan may be prepaid in whole or in part at anytime prior to June 2, 1998 in connection with a sale or refinancing of one or more of the Hotels without paying a prepayment premium. Subsequent to June 2, 1998, prepayment of the Equitable Loan will be subject to a prepayment premium as set

                             HOTEL PROPERTIES L.P.

forth in the Equitable Loan agreement. Interest expense for each of the years ended December 31, 1997, 1996 and 1995 was $7,137,238, $7,288,757 and
$7,975,815, respectively.

  The following is a schedule of principal payments for the next three years:

            YEAR                                AMOUNT
            ----                              -----------
            1998............................. $ 1,764,742
            1999.............................   2,098,025
            2000.............................  74,469,775
                                              -----------
              Total.......................... $78,332,542
                                              ===========

  As a condition of the Equitable Loan, the Partnership entered into an escrow agreement with Equitable which requires the Partnership to provide additional collateral for the Equitable Loan. The Partnership agreed to direct Marriott to forward rent from operating profit ("Rent") generated by the Hotels, subsequent to the Effective Date, to an escrow account (the "Loan Reserve") maintained by Equitable's escrow agent (the "Escrow Agent"). Marriott was directed to forward Rent to the Loan Reserve until a balance of $2.5 million was reached and maintained. The Escrow Agent used these funds to pay the Partnership's monthly debt service payments. Until the balance of $2.5 million was reached, the Escrow Agent forwarded 10% of the Rent generated by the Hotels to the Partnership, provided there were no existing defaults on the Equitable Loan. As of December 31, 1997, the Partnership has funded the Loan Reserve in the amount of $2,535,447, and is included as "Restricted cash--loan reserve" on the Partnership's balance sheet. The funds in excess of the $2.5 million requirement represent interest earned on the Loan Reserve and are transferred to the Partnership quarterly.

  Total costs incurred by the Partnership related to the refinancing of the Loan and termination of the Asset Management Agreement were approximately $1.6 million and have been reflected in "Deferred charges--refinancing costs" on the Partnership's balance sheet. The refinancing costs consist of a 1% refinancing fee of $825,000 paid to Equitable, a refinancing fee payable to EREIM of $412,500 and legal and other refinancing costs of approximately $362,500. These costs are being amortized on a straight-line basis over the five-year term of the Equitable Loan.

  Based on the borrowing rates currently available to the Partnership for mortgage loans with similar maturities, the fair value of long-term debt approximates carrying value.

5. PROMISSORY NOTE

  On October 18, 1995, the Partnership entered into a loan agreement and executed a promissory note in an amount up to $1,100,000 (the "Note") with Marriott International Capital Corporation (the "Lender"). The purpose of such financing was to provide the Partnership with the required capital to implement certain upgrades to furniture, fixtures and equipment ("FF&E") and to make certain non-structural repairs and renovations (collectively, the "Renovations") at the St. Louis Hotel. The Lender will fund to the Partnership from time-to-time amounts necessary (up to the maximum amount of the Line of Credit) to complete the Renovations at the St. Louis Hotel. The Line of Credit is unsecured and non-recourse to the Partnership. During the first half of 1997, the Partnership borrowed $1,100,000 under the Line of Credit and funded the replacement reserve to make the Renovations.

  The Partnership has directed Marriott, the St. Louis Hotel's tenant, to make payments on behalf of the Partnership solely from the St. Louis Hotel's FF&E Replacement Reserve account in an amount equal to $61,986 per period commencing with the second accounting period in fiscal 1997 until the maturity of the Line of Credit. The Line of Credit bears interest at a rate of 9% per annum on all outstanding amounts and can be prepaid by

                             HOTEL PROPERTIES L.P.

the Partnership without premium or penalty. Marriott will fund all interest payments into the FF&E Replacement Reserve account from Marriott's own funds prior to making any debt service payments to the Lender. Consequently, the payment from the tenant will offset the interest as if this were an interest-free loan to the Partnership. The Partnership made principal payments on the Line of Credit from the replacement reserve totaling $679,727 during 1997. Interest on the Line of Credit was $64,105 during 1997.

6. TRANSACTIONS WITH RELATED PARTIES

 Administration

  The General Partner or its affiliates incurred out-of-pocket and other expenses in connection with the administration of the Partnership. The following is a summary of these expenses incurred for the periods ended December 31, 1997, 1996 and 1995 and the unpaid portions at December 31, 1997 and 1996.

  Effective as of January 1, 1997 the Partnership began reimbursing certain expenses incurred by the General Partner and its affiliates in servicing the Partnership to the extent permitted by the partnership agreement. In prior years, affiliates of the General Partner had voluntarily absorbed these expenses.

                               UNPAID AT    UNPAID AT
                              DECEMBER 31, DECEMBER 31,
                                  1997         1996      1997    1996    1995
                              ------------ ------------ ------- ------- -------
Out-of-pocket expenses.......   $   --        $1,000    $11,220 $10,081 $13,801
Other expenses...............    40,000          --      80,223     --      --

 Fees and Compensation

  The General Partner or its affiliates earned fees and compensation, and were reimbursed for certain out-of-pocket and expenses actually incurred in connection with the organization, syndication, acquisition and financing for the Partnership and the Properties in the amount of $6,094,751 in 1988. These amounts are comprised of $4,044,982 included in the offering costs, $302,576 (prior to reimbursement) included in deferred charges, $667,165 included in organization costs and $1,080,028 included in the acquisition cost of the Properties.

 Cash and Cash Equivalents

  Cash and cash equivalents were on deposit with an affiliate of the General Partner during a portion of 1996. As of December 31, 1997, no cash and cash equivalents were on deposit with an affiliate of the General Partner or the Partnership.

7. PARTNERSHIP AGREEMENT

  The partnership agreement provides for the following allocations:

  Income. Income is first allocated to the General Partner and Limited Partners (the "Partners") in amounts equal to the amounts distributed to such Partners; then to any Partner with a deficit capital account balance to the extent of such Partner's deficit capital account balance; then 100% to the Limited Partners in an amount equal to the unpaid balance of their preferred return, as defined in the Partnership Agreement.

  Losses. Losses are generally allocated to the General Partner and Limited Partners in the amounts equal to the amount distributed to such Partners.

  Distributions of Net Cash Flow from Operations. Net cash flow from operations, as defined, with respect to each fiscal year will generally be distributed 99% to the Limited Partners and 1% to the General Partner, until

                             HOTEL PROPERTIES L.P.

such time as each Limited Partner has received an amount equal to his preferred return, as defined, plus his unrecovered capital, as defined. Thereafter, net cash flow from operations will be distributed 94.12% to the Limited Partners and 5.88% to the General Partner.

  Distributions of Net Proceeds from Interim Capital Transactions. Net Proceeds from interim capital transactions will generally be distributed 99% to the Limited Partners and 1% to the General Partner until each Limited Partner has received an amount equal to his unpaid preferred return and unrecovered capital, as defined. Any remaining net proceeds will be distributed 94.12% to the Limited Partners and 5.88% to the General Partner.

  Distributions of Net Proceeds from Sale Upon Dissolution. It is anticipated that net proceeds from any final liquidation of the Partnership's assets will be distributed 99% to the Limited Partners and 1% to the General Partner until each Limited Partner has received from these and other payments an amount equal to any unpaid preferred return and his capital contribution (less prior distributions with respect thereof from a previous Interim Capital Transaction). Any remaining net proceeds will generally be distributed 94.12% to the Limited Partners and 5.88% to the General Partner.

  Allocation of Gain or Loss from Sales. Gains on sales of properties will generally be allocated first to each Limited Partner and the General Partner in the amount of the proceeds received by such Limited Partner and the General Partner from the transaction. Then, following certain capital account adjustments, any remaining income or gain will be allocated 94.12% to the Limited Partners and 5.88% to the General Partner. Losses from Interim Capital Transactions will be allocated in accordance with positive capital accounts, then in accordance with the profit sharing ratios then in effect, subject to certain adjustments as described in the partnership agreement.

8. ASSET MANAGEMENT AGREEMENT

  On June 3, 1988, the Partnership entered into an agreement with EREIM, an affiliate of the Seller, for the management of the Properties. The agreement provided for an annual fee of the lesser of 6.5% of the rent received by the Partnership or 1% of gross revenues of the Properties, subject to an agreement to defer such fee to the extent that rents received by the Partnership were less than certain amounts defined in the Asset Management Agreement. Any amount of such fee that was deferred accrued interest at 12.5%, compounded annually, and was due and payable on the earlier of 15 years after the purchase of the Properties or upon sale of the Properties; however, such amount was subordinate to the Partners receiving a return of their capital and a 6% simple return thereon.

  On June 28, 1995, the Partnership terminated its June 3, 1988 Asset Management Agreement with EREIM. Pursuant to the termination agreement, EREIM is entitled to a refinancing fee in the amount of $412,500, which is payable upon the earlier of a sale or refinancing of one or more of the Hotels or on June 2, 2000. The refinancing fee is included in "Refinancing fee payable" and "Deferred charges--refinancing costs" on the Partnership's balance sheet and is being amortized over the term of the Equitable Loan. Additionally, all deferred management fees and deferred interest payable earned as of the Effective Date in the amounts of $4,187,505 and $1,849,185, respectively, will remain as liabilities to EREIM but subordinate to a return of investor equity plus a 6% annual return thereon. No further management fees or interest on these amounts accrue after the Effective Date.

  During 1997, 1996 and 1995, the Partnership recorded $0, $0 and $288,528, respectively, of such asset management fees, of which $4,187,505 have been cumulatively deferred as of December 31, 1997 and 1996.

  If the Hotels are sold based upon the negotiated sale price (see Note 3), the Partners would not receive a six percent simple return on their capital. This will likely result in non-payment of the accrued management fees and related deferred interest payable which are subordinated to the Partners receiving a return on their capital and a six percent simple return thereon (see Note 12).

                             HOTEL PROPERTIES L.P.

9. COMMITMENTS AND CONTINGENCIES

  The lease agreements provide that Marriott can request additional funds for furniture, fixtures and equipment or building additions or expansions, as required. In each case, Marriott and the Partnership would be required to contribute a portion of such funds, as defined in the operating leases. The Partnership contributed $395,920 in 1997 to fund a portion of garage repair costs at Tan-Tar-A. Marriott added $237,552 as it's portion, as required by the lease.

  Should the Partnership not elect to contribute such additional funds, Marriott would have the right to acquire the Properties at purchase prices, as outlined in the leases. Marriott may also have certain purchase rights upon the termination of the leases or lease defaults.

10. DISTRIBUTIONS

  Prior to 1994, cash distributions were paid on a quarterly basis from net cash flow provided by operating activities to Unitholders based on the seasonal performance of the Hotels. The General Partner suspended the payment of cash distributions in the fourth quarter of 1994. This action was taken in order to increase Partnership cash reserves to provide for the various costs of securing replacement financing related to the maturity of the Partnership's outstanding indebtedness in June 1995. Distributions remained suspended through 1996 in order for the Partnership to meet certain requirements under the terms of the Equitable Loan. Due to the satisfaction of such requirements, and improved operations during 1996 at both the Partnership and Hotel levels, a cash distribution in the amount of $0.40 per Unit was paid to Limited Partners on February 14, 1997 from the Partnership's operations during the past year. The distribution was paid to Limited Partners of record as of each month-end in 1996. This represented a one-time distribution of 1996 annual cash flow and did not indicate the reinstatement of regular cash distributions.

  As noted above, the Partnership expects to sell the Hotels during the second or third quarter of 1998. Accordingly, future distributions will be in the form of one or more distributions following the sale of the Hotels.

11. RECONCILIATION OF FINANCIAL STATEMENT NET INCOME AND PARTNERS' CAPITAL TO FEDERAL INCOME TAX BASIS NET INCOME (LOSS) AND PARTNERS' CAPITAL

                                            1997         1996         1995
                                         -----------  -----------  -----------
   Financial statement net income......  $ 5,875,244  $ 1,922,133  $   274,859
   Tax basis depreciation under (over)
    financial statement depreciation...   (3,920,811)      95,092      350,546
   Financial statement deferred
    management fee and interest expense
    over tax basis deferred management
    fee and interest expense...........          --           --       621,404
   Other...............................       29,874       84,628       43,952
                                         -----------  -----------  -----------
     Federal income tax basis net
      income...........................  $ 1,984,307  $ 2,101,853  $ 1,290,761
                                         ===========  ===========  ===========
   Financial statement partners'
    capital............................  $27,053,026  $21,177,782  $20,655,528
   Current year financial statement net
    income (loss) under (over) federal
    income tax basis net income........   (3,890,962)     179,720    1,015,902
   Cumulative financial statement net
    income over federal income tax
    basis net income...................   (1,232,998)  (1,412,718)  (2,428,620)
                                         -----------  -----------  -----------
     Federal income tax basis partners'
      capital..........................  $21,029,066  $19,944,784  $19,242,810
                                         ===========  ===========  ===========

  Because many types of transactions are susceptible to varying interpretations under Federal and State income tax laws and regulations, the amounts reported above may be subject to change at a later date upon final determination by the taxing authorities.

12. SUBSEQUENT EVENT

  The following unaudited pro forma financial information gives effect to the Proposed Sale. The pro forma financial information is presented for illustrative purposes only, and therefore, is not necessarily indicative of the operating results and financial position that might have been achieved had the Proposed Sale occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future. A pro forma balance sheet is provided as of December 31, 1997, giving effect to the Proposed Sale as though it had been consummated on that date.

                                                                    PRO FORMA
                                    DECEMBER 31,   PRO FORMA       DECEMBER 31,
                                        1997      ADJUSTMENTS        1997(F)
                                    ------------ -------------     ------------
ASSETS
Real estate held for disposition..  $101,883,177 $(101,883,177)(a) $         0
Cash and cash equivalents.........     3,334,906     2,157,625 (e)  38,879,989
                                                   111,720,000 (a)
                                                   (78,332,542)(b)
Restricted cash...................       938,376      (938,376)(a)           0
Restricted cash - loan reserve....     2,535,447    (2,535,447)(e)           0
Due from hotel managers, net......       623,501      (623,501)(a)           0
Replacement reserve receivable....     1,783,963    (1,783,963)(e)           0
Rent receivable...................       454,951      (454,951)(e)           0
Deferred charges - refinancing
 costs, net of accumulated
 amortization of $813,626 in
 1997.............................       813,626      (813,626)(d)           0
                                    ------------ -------------     -----------
    Total Assets..................  $112,367,947 $ (73,487,958)    $38,879,989
                                    ============ =============     ===========
LIABILITIES AND PARTNERS' CAPITAL:
  Liabilities
  Accounts payable and accrued
   expenses.......................  $     72,916                   $    72,916
  Due to affiliates...............        40,000                        40,000
  Mortgage loans payable..........    78,332,542   (78,332,542)(b)           0
  Mortgage loans interest
   payable........................                                           0
  Refinancing fee payable.........       412,500      (412,500)(e)           0
  Distributions payable...........                                           0
  Deferred management fees........     4,187,505    (4,187,505)(c)           0
  Deferred interest payable.......     1,849,186    (1,849,185)(c)           0
  Promissory notes payable........       420,273      (420,273)(e)           0
                                    ------------ -------------     -----------
    Total liabilities.............  $ 85,314,921 $ (85,202,005)    $   112,916
                                    ============ =============     ===========
PARTNERS' CAPITAL:
                                                 $     333,875 (a)
                                                         3,180 (c)
General Partner...................  $     58,752        (8,136)(d) $   387,671
                                                     6,157,108 (a)
                                                     6,033,510 (c)
Limited Partners (3,464,700
 limited partnership units
 authorized, issued and
 outstanding).....................    26,994,274      (805,490)(d)  38,379,402
                                    ------------ -------------     -----------
  Total Partners' Capital.........    27,053,026    11,714,047      38,767,073
                                    ------------ -------------     -----------
    Total Liabilities and
     Partners' Capital............  $112,367,947 $ (73,487,958)    $38,879,989
                                    ============ =============     ===========

  The pro forma balance sheet as of December 31, 1997 reflects the assumed sale of the four Hotels and the liquidation of the Partnership on December 31, 1997. The sale price of the Hotels is $114,000,000 in cash, subject to certain adjustments. The cost to sell the Hotels as of June 30, 1998 are anticipated to be approximately $2,280,000. The Partnership will use a portion of the proceeds from the sale to repay the mortgage loan payable in full, which is $78,332,542 as of December 31, 1997. The remaining cash in the Partnership is assumed to be distributed in accordance with the Partnership Agreement. See accompanying Notes to the Pro Forma Adjustments.

Notes to the Pro Forma Adjustments:

(a) To record the sale of the Hotels reflecting the removal of the property held for disposition and related deferred charges, the receipt of net sale proceeds, and the allocation of the gain to the General Partner and Unitholders as follows:

     Sales price.................................................. $114,000,000
     Closing costs................................................    2,280,000
                                                                   ------------
       Net Cash Proceeds..........................................  111,720,000
                                                                   ------------
     Property held for disposition................................  101,883,177
     Restricted Cash..............................................      938,376
     Due from Hotel Managers......................................      623,501
     Replacement Reserve Receivable...............................    1,783,963
                                                                   ------------
       Gain on Sale............................................... $  6,490,983
                                                                   ============
     Allocated as follows:
       Unitholders................................................ $  6,157,108
       General Partner............................................      333,875
                                                                   ------------
                                                                   $  6,490,983
                                                                   ============

  The allocation of gain to the General Partner is based upon their estimated share of distributions from the sale.

(b) To reflect the payment of mortgage indebtedness, pursuant to the agreements discussed herein, as follows:

     Mortgage Loan Payable......................................... $78,332,542
                                                                    -----------
                                                                    $78,332,542
                                                                    ===========

(c) To reflect the forgiveness and related allocation to the General Partner and Unitholders as follows:

     Deferred Management Fees...................................... $ 4,187,505
     Deferred Interest Payable.....................................   1,849,185
                                                                    -----------
                                                                    $ 6,036,690
                                                                    ===========
     Allocated as Follows:
       Unitholders................................................. $ 6,033,510
       General Partner.............................................       3,180
                                                                    -----------
                                                                    $ 6,036,690
                                                                    ===========

(d) To reflect the write-off of deferred charges associated with the mortgages totaling $813,626 and the related allocation to the General Partner and
    Unitholders:

     Unitholders....................................................... $805,490
     General Partner...................................................    8,136
                                                                        --------
                                                                        $813,626
                                                                        ========

(e) To reflect the collection of rent receivable and other receivables from hotel managers, the receipt of the Partnership's portion of the replacement reserve from Marriott, the satisfaction of obligations payable from the replacement reserve, and the receipt of restricted cash.

(f) The remaining cash, net of accounts payable and accrued expenses and due to affiliates, will be distributed to the General Partner and Unitholders in accordance with the ending capital balances as follows:

     General Partner................................................ $   387,671
     Unitholders....................................................  38,379,402
                                                                     -----------
                                                                     $38,767,073
                                                                     ===========

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1997

HOTEL PROPERTIES:           LOS ANGELES      NASHVILLE      ST. LOUIS       TAN-TAR-A        TOTAL
-----------------         ---------------  -------------  -------------  ---------------  ------------
Location................  Los Angeles, CA  Nashville, TN  St. Louis, MO  Osage Beach, MO            na
Construction date.......             1973           1981           1972             1980            na
Acquisition date........         06-03-88       06-03-88       06-03-88         06-03-88            na
Life on which
 depreciation in latest
 income statements is
 computed...............             40/7           40/7           40/7             40/7            na
Encumbrances............     $ 35,038,146    $18,321,981   $ 14,146,857     $ 10,825,557  $ 78,332,541
Initial cost to
 Partnership:
 Land...................       12,751,066      3,064,552      4,282,676        2,410,489    22,508,783
 Buildings and
  improvements..........       35,081,383     19,435,904     18,442,592        9,236,472    82,196,351
Costs capitalized
 subsequent to
 acquisition:
 Land, buildings and
  improvements..........       17,909,977      6,067,691     10,034,387       13,897,449    47,909,504
Elimination of
 accumulated
 depreciation...........     $(19,444,456)   $(8,722,122)  $(11,610,587)    $(10,954,296) $(50,731,461)
Gross amount at which
 carried at close of
 period:
 Land...................       12,751,066      3,040,946      4,282,676        2,494,727    22,569,415
 Buildings and
  improvements..........       52,991,360     25,527,201     28,476,979       23,049,683   130,045,223
                          ---------------  -------------  -------------  ---------------  ------------
                               46,297,970     19,846,025     21,149,068       14,590,114   101,883,177
                          ---------------  -------------  -------------  ---------------  ------------
Accumulated depreciation
 (3)....................              --             --             --               --            --

--------
(1) Net of $1,058,976 reduction in purchase price allocated to land, buildings and personal property.
(2) For Federal income tax purposes, the basis of land, building, and personal property on a gross basis is $153,199,115.
(3) The amount of accumulated depreciation for Federal income tax purposes is $62,160,400.

  A reconciliation of the carrying amount of real estate and accumulated depreciation for the years ended December 31, 1997, 1996, and 1995 follows:

                                           1997          1996         1995
                                       ------------  ------------ ------------
REAL ESTATE INVESTMENTS:
Beginning of year..................... $144,106,502  $138,969,183 $134,077,764
Costs capitalized subsequent to
 acquisition, net.....................    8,508,136     5,137,319    4,891,419
Reclassification to held for
 disposition.......................... $(50,731,461) $        --  $        --
                                       ------------  ------------ ------------
End of year........................... $101,883,177  $144,106,502 $138,969,183
                                       ============  ============ ============
ACCUMULATED DEPRECIATION:
Beginning of year..................... $ 47,206,347  $ 40,612,178 $ 33,777,723
Depreciation expense..................    3,525,114     6,594,169    6,834,455
Elimination of accumulated
 depreciation.........................  (50,731,461)          --           --
                                       ------------  ------------ ------------
End of year........................... $        --   $ 47,206,347 $ 40,612,178
                                       ============  ============ ============

[LOGO OF COOPERS & LYBRAND APPEARS HERE]

                 REPORT OF INDEPENDENT ACCOUNTANTS ON SCHEDULE
                            TO FINANCIAL STATEMENTS

To the Partners of
Hotel Properties L.P.:

  In connection with our audits of the financial statements of Hotel Properties L.P. (formerly EQ/Shearson Hotel Properties, L.P.), a Delaware limited partnership, as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which financial statements are included in the Proxy Statement, we have also audited the financial statement schedule listed in the Index of the Financial Statements herein.

  In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                                /s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
March 18, 1998

                                                                         ANNEX A
                                                                         -------


                          PURCHASE AND SALE AGREEMENT

                         AND JOINT ESCROW INSTRUCTIONS


                           Dated as of April 23, 1998


                                    between


                             HOTEL PROPERTIES L.P.
                         a Delaware limited partnership
                                   as Seller


                                      and


                         MARRIOTT HOTEL SERVICES, INC.
                             a Delaware corporation
                                    as Buyer

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I EFFECTIVE DATE......................................................1
ARTICLE II DEFINITIONS........................................................2
ARTICLE III AGREEMENT; CONVEYANCE INSTRUMENTS.................................9
         3.1.  Property.......................................................9
         3.2.  Conveyance Documents...........................................9
ARTICLE IV PURCHASE PRICE, PAYMENT OF PURCHASE PRICE AND LIQUIDATED
         DAMAGES.............................................................10
         4.1.  Purchase Price................................................10
         4.2.  Payment of Purchase Price; Deposit............................10
         4.3.  Allocation of Purchase Price..................................11
         4.4.  Investment of Deposit.........................................11
         4.5.  Liquidated Damages............................................11
ARTICLE V "AS IS, WHERE IS" SALE.............................................13
         5.1.  "AS IS, WHERE IS" SALE........................................13
         5.2.  Inspection....................................................15
ARTICLE VI TITLE TO REAL PROPERTY; APPROVALS.................................16
         6.1.  Title.........................................................16
         6.2.  Approval of Title.............................................17
         6.3.  Personalty, Marriott Leases, Tan-Tar-A Ground Leases
               and Intangibles...............................................19
         6.4.  Approval of Other Matters.....................................19
ARTICLE VII BUYER'S CONDITIONS PRECEDENT TO CLOSING..........................19
         7.1.  Buyer's Conditions Precedent..................................19
         7.2.  Satisfaction of Conditions....................................20
         7.3.  Waiver of Conditions..........................................20
ARTICLE VIII SELLER'S CONDITIONS PRECEDENT TO CLOSING........................20
         8.1.  Seller's Conditions Precedent.................................20
         8.2.  Satisfaction of Conditions....................................24
         8.3.  Waiver of Conditions..........................................24
ARTICLE IX ESCROW AND CLOSING................................................25
         9.1.  Deposit With Escrow Holder and Escrow Instructions............25
         9.2.  Closing.......................................................25
         9.3.  Deliveries by Seller..........................................25
         9.4.  Deliveries by Buyer...........................................27
         9.5.  Other Instruments; Revised Deliveries.........................28
         9.6.  Adjustments...................................................28
         9.7.  Costs and Expenses............................................30
         9.8.  Insurance.....................................................30
         9.9.  Close of Escrow...............................................30
         9.10. Notification; Closing Statements..............................32

ARTICLE X REPRESENTATIONS, WARRANTIES, AND COVENANTS.........................32
         10.1.  Buyer's Representations and Warranties.......................32
         10.2.  Seller's Representations and Warranties......................33
         10.3.  Continuation and Survival of Representations and Warranties;
                Limitations on Liability Therefor............................34
ARTICLE XI POSSESSION........................................................34
ARTICLE XII OPERATION OF THE HOTELS..........................................35
ARTICLE XIII LOSS BY CASUALTY; CONDEMNATION..................................36
         13.1.  Damage or Destruction........................................36
         13.2.  Condemnation.................................................36
ARTICLE XIV MISCELLANEOUS....................................................37
         14.1.  Notices......................................................37
         14.2.  Brokers and Finders..........................................38
         14.3.  Assignment...................................................39
         14.4.  Successors and Assigns.......................................39
         14.5.  Amendments...................................................39
         14.6.  Interpretation...............................................40
         14.7.  Governing Law................................................40
         14.8.  Entire Agreement.............................................40
         14.9.  Attorneys' Fees and Costs....................................40
         14.10. Time of the Essence..........................................40
         14.11. Confidentiality..............................................41
         14.12. No Waiver....................................................42
         14.13. Further Acts.................................................42
         14.14. Exhibits.....................................................42
         14.15. Counterparts.................................................42
         14.16. No Intent to Benefit Third Parties...........................42
         14.17. Performance Due on Day Other Than Business Day...............42
         14.18. Expenses of Purchase and Sale................................43
         14.19. Severability.................................................43
         14.20. No Recording.................................................43
         14.21. Termination of Agreement.....................................43
         14.22. Waiver of Known Defaults.....................................44

                          PURCHASE AND SALE AGREEMENT

                         AND JOINT ESCROW INSTRUCTIONS



     This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made as of April 23, 1998, between HOTEL PROPERTIES L.P., a Delaware limited partnership ("Seller"), and MARRIOTT HOTEL SERVICES, INC., a Delaware corporation ("Buyer"), for the purpose of setting forth the agreement of the parties and of instructing FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation ("Escrow Holder") with respect to the transactions contemplated by this Agreement.

                                R E C I T A L S
                                ---------------

     A. Seller is the owner of the Hotels (as hereinafter defined) and has not and does not directly operate or manage the Hotels.

     B. The Hotels are leased by Seller to Buyer and operated by Buyer pursuant to the Marriott Leases (as hereinafter defined).

     C. A former affiliate of Buyer was the original developer and owner of the Los Angeles Hotel (as hereinafter defined), the Nashville Hotel (as hereinafter defined) and the St. Louis Hotel (as hereinafter defined), and a previous owner of the Tan-Tar-A Hotel (as hereinafter defined).

     D. Seller desires to sell, and Buyer desires to purchase, the Hotels upon the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I
                                 EFFECTIVE DATE
                                 --------------

     This Agreement shall be effective (the "Effective Date") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with Escrow Holder. Escrow Holder is hereby instructed to immediately notify in writing each party to this Agreement of the Effective Date.

                                   ARTICLE II
                                  DEFINITIONS
                                  -----------

     The following terms and references shall have the meanings indicated below:

        (1)  "Adjustments" shall have the meaning ascribed thereto in Section
                                                                      -------
9.6(b) of this Agreement .
------

        (2) "Agreement" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

        (3) "Assignment and Assumption Agreements (Intangibles)" shall have the meaning ascribed thereto in Section 3.2(c) of this Agreement.
                            --------------

        (4) "Assignment and Assumption Agreements (Marriott Leases)" shall have the meaning ascribed thereto in Section 3.2(d) of this Agreement.
                                --------------

        (5) "Assignment and Assumption Agreements (Tan-Tar-A Ground Leases)" shall have the meaning ascribed thereto in Section 3.2(e) of this Agreement.
                                           --------------

        (6) "Balance" shall have the meaning ascribed thereto in Section 4.2(b)
                                                                 --------------
of this Agreement.

        (7) "Bills of Sale" shall have the meaning ascribed thereto in Section
                                                                       -------
3.2(b) of this Agreement.
------

        (8) "Broker" shall have the meaning ascribed thereto in Section 14.2(a)
                                                                ---------------
of this Agreement.

        (9) "Buyer" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

        (10) "Casualty Notice" shall have the meaning ascribed thereto in
Section 13.1 of this Agreement.
------------

        (11) "Closing" means the consummation of the transactions contemplated by this Agreement.

        (12) "Closing Date" means the day that the Deeds are recorded.

        (13) "Closing Statements" shall have the meaning ascribed thereto in
Section 9.9(a) of this Agreement.
--------------

        (14) "Commitments" shall mean, collectively, the Los Angeles Commitment, the Nashville Commitment, the St. Louis Commitment, and the Tan-Tar-A Commitment.

        (15) "Condemnation Notice" shall have the meaning ascribed thereto in
Section 13.2 of this Agreement.
------------

        (16) "Deeds" shall have the meaning ascribed thereto in Section 3.2(a)
                                                                --------------
of this Agreement.

        (17) "Deposit" shall have the meaning ascribed thereto in Section 4.2(a)
                                                                  --------------
of this Agreement.

        (18) "Documents" shall have the meaning ascribed thereto in Section 6.4
                                                                    -----------
of this Agreement.

        (19) "Effective Date" shall have the meaning ascribed thereto in Article
                                                                         -------
I of this Agreement.
-

        (20) "Environmental Assessments" shall have the meaning ascribed thereto in Section 5.1 (e) of this Agreement.
   ---------------

        (21) "EQ/Shearson" shall mean EQ/Shearson Hotel Properties, L.P.

        (22) "Equitable" shall mean The Equitable Life Assurance Society of the United States.

        (23) "Escrow" shall have the meaning ascribed thereto in Section 9.1 of
                                                                 -----------
this Agreement.

        (24) "Escrow Holder" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

        (25) "Holiday" shall have the meaning ascribed thereto in Section 14.17
                                                                  -------------
of this Agreement.

        (26) "Hotels" shall mean, collectively, the Los Angeles Hotel, the Nashville Hotel, the St. Louis Hotel, and the Tan-Tar-A Hotel.

        (27) "Improvements" shall mean, collectively, those buildings, improvements and all attachments and other real property and fixtures located on the Lands, including without limitation, all parking lots, signs, walkways, machinery, fixtures, HVAC equipment, plumbing and electrical equipment, lighting and lighting equipment, elevators, escalators, fire control systems, sprinkler systems, generators, security systems, waste removal systems, and all other equipment.

        (28) "Indemnified Party" shall have the meaning ascribed thereto in
Section 8.1(a)(iv) of this Agreement.
------------------

        (29) "Indemnifying Party" shall have the meaning ascribed thereto in
Section 8.1(a)(iv) of this Agreement.
------------------

        (30) "Information" shall have the meaning ascribed thereto in Section
                                                                      -------
5.l(e) of this Agreement.
------

        (31) "Insurance Proceeds" shall have the meaning ascribed thereto in
Section 6.1 of this Agreement.
-----------

        (32) "Intangibles" shall mean all intangible personal property owned by Seller and used in connection with any of the Lands, Improvements, and Personalty including, without limitation, Seller's right (if any) to use all trade names and trademarks in connection with the operation of the Hotels; Seller's interests in and obligations under all contracts and agreements related to the improvement, maintenance, repair, or operation of the Hotels in effect on the Closing Date, including without limitation all personal property leases entered into by Seller and covering items that, if not leased, would constitute Personalty; and to the extent assignable, all licenses, permits and certificates of occupancy and any other governmental approvals necessary for the current use and operation of the Hotels, and all right, title and interest of Seller in all transferable warranties, and all plans and specifications and development rights related to the Hotels, but excluding Seller's interests in the Marriott Leases and the Tan-Tar-A Ground Leases and all of Seller's cash on hand and Seller's bank accounts.

        (33) "Known Default" shall have the meaning ascribed thereto in Section
                                                                        -------
14.22 of this Agreement.
-----

        (34) "Landlord Estoppel" shall have the meaning ascribed thereto in
Section 9.3(1)(j) of this Agreement.
-----------------

        (35) "Lands" shall mean, collectively, the Los Angeles Land, the Nashville Land, the St. Louis Land, and the Tan-Tar-A Land, together with all right, title and interest of Seller in and to any other interest in real estate belonging or in any way appurtenant to the Lands.

        (36) "Limited Partner Approval" shall have the meaning ascribed thereto in Section 8.1(a)(i) of this Agreement.
   -----------------

        (37) "Limited Partner Approval Notice" shall have the meaning ascribed thereto in Section 8.1(a)(ii) of this Agreement.
           ------------------

        (38) "Limited Partners" means, collectively, the limited partners and unit holders of Seller.

        (39) "Limited Partner Vote" shall have the meaning ascribed in Section
                                                                       -------
8.1(a)(i) of this Agreement.
---------

        (40) "Los Angeles Commitment" shall have the meaning ascribed thereto in
Section 6.2(a)(i) of this Agreement.
-----------------

        (41) "Los Angeles Hotel" shall mean, collectively, (a) the Los Angeles Land, (b) the Los Angeles Improvements, (c) the Los Angeles Personalty, (d) the Los Angeles Intangibles, and (e) Seller's interest in the Los Angeles Lease.

        (42) "Los Angeles Improvements" shall mean the Improvements situated on the Los Angeles Land.

        (43) "Los Angeles Intangibles" shall mean the Intangibles related to the Los Angeles Land, the Los Angeles Improvements or the Los Angeles Personalty.

        (44) "Los Angeles Land" shall mean that certain tract or parcel of land located in the City of Los Angeles, State of California, and more particularly described in Exhibit A.
             ---------

        (45) "Los Angeles Lease" shall mean the Amended and Restated Los Angeles Hotel Lease Agreement between EQ/Shearson, as landlord (as assigned to Buyer), and Marriott Corporation, as tenant, dated June 2, 1988, a copy of which is attached hereto as Exhibit B.
                   ---------

        (46) "Los Angeles Personalty" shall mean the Personalty related to the Los Angeles Land or the Los Angeles Improvements.

        (47) "Los Angeles Real Property" shall mean the Los Angeles Land and the Los Angeles Improvements.

        (48) "Los Angeles Survey" shall have the meaning ascribed thereto in
Section 6.2(a)(i) of this Agreement.
-----------------

        (49) "Marriott Leases" means, collectively, the Los Angeles Lease, the Nashville Lease, the St. Louis Lease, and the Tan-Tar-A Lease.

        (50) "Nashville Commitment" shall have the meaning ascribed thereto in
Section 6.2(a)(ii) of this Agreement.
------------------

        (51) "Nashville Hotel" shall mean, collectively, (a) the Nashville Land,
(b) the Nashville Improvements, (c) the Nashville Personalty, (d) the Nashville Intangibles, and (e) Seller's interest in the Nashville Lease.

        (52) "Nashville Improvements" shall mean the Improvements situated on the Nashville Land.

        (53) "Nashville Intangibles" shall mean the Intangibles related to the Nashville Land, the Nashville Improvements or the Nashville Personalty.

        (54) "Nashville Land" shall mean that certain tract or parcel of land located in the City of Nashville, State of Tennessee, and more particularly described in Exhibit C.
             ---------

        (55) "Nashville Lease" shall mean the Lease Agreement between Equitable, as landlord (and assigned by Equitable to Seller), and Marriott Corporation, as tenant (as assigned to Buyer), dated November 18, 1981, a copy of which is attached hereto as Exhibit D.
                   ---------

        (56) "Nashville Personalty" shall mean the Personalty related to the Nashville Land or the Nashville Improvements.

        (57) "Nashville Real Property" shall mean the Nashville Land and the Nashville Improvements.

        (58) "Nashville Survey" shall have the meaning ascribed thereto in
Section 6.2(a)(ii) of this Agreement.
------------------

        (59) "Owner's Title Policies" shall have the meaning ascribed thereto in
Section 6.1 of this Agreement.
-----------

        (60) "Permitted Exceptions" shall have the meaning ascribed thereto in
Section 6.1 of this Agreement.
-----------

        (61) "Personalty" shall mean all items of tangible personal property owned by Seller and located in or on any of the Lands or Improvements, or otherwise located off the Lands and Improvements, but used solely in connection with the operation or maintenance of any of the Lands and/or Improvements, including, without limitation, appliances, fixtures, furnishings, equipment, graphics, artwork, plans, specifications, maps, drawings, machinery, motor vehicles, supplies, inventory and other tangible personal property and all replacements thereof.

        (62) "Proxy Materials" shall have the meaning ascribed thereto in
Section 8.1(a)(iii) of this Agreement.
-------------------

        (63) "Purchase Price" shall have the meaning ascribed thereto in Section
                                                                         -------
4.1 of this Agreement.
---

        (64) "Real Property" shall mean the Lands and the Improvements.

        (65) "St. Louis Commitment" shall have the meaning ascribed thereto in
Section 6.2(a)(iii) of this Agreement.
-------------------

        (66) "St. Louis FF&E Loan" shall mean that certain loan in the original principal amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000.00) made by Marriott International Capital Corporation to Seller to finance certain items of furniture, fixtures and equipment for the St. Louis Hotel.

        (67) "St. Louis FF&E Loan Note" shall have the meaning ascribed thereto in Section 9.4(1)(f) of this Agreement.
   -----------------

        (68) "St. Louis Hotel" shall mean, collectively, (a) the St. Louis Land,
(b) the St. Louis Improvements, (c) the St. Louis Personalty, (d) the St. Louis Intangibles, and (e) Seller's interest in the St. Louis Lease.

        (69) "St. Louis Improvements" shall mean the Improvements situated on the St. Louis Land.

        (70) "St. Louis Intangibles" shall mean the Intangibles related to the St. Louis Land, the St. Louis Improvements or the St. Louis Personalty.

        (71) "St. Louis Land" shall mean that certain tract or parcel of land located in the City of Edmundson, State of Missouri, and more particularly described in Exhibit E.
             ---------

        (72) "St. Louis Lease" shall mean the Amended and Restated Lease between EQ/Shearson, as landlord, and Marriott Corporation, as tenant (as assigned to Buyer), dated June 2, 1988, a copy of which is attached hereto as Exhibit F.
                                                                  ---------

        (73) "St. Louis Personalty" shall mean the Personalty related to the St. Louis Land or the St. Louis Improvements.

        (74) "St. Louis Real Property" shall mean the St. Louis Land and the St. Louis Improvements.

        (75) "St. Louis Survey" shall have the meaning ascribed thereto in
Section 6.2(a)(iii) of this Agreement.
-------------------

        (76) "Seller" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

        (77) "Seller has not received" shall have the meaning ascribed thereto in Section 10.2(h) of this Agreement.
   ---------------

        (78) "Seller's Certificate" shall have the meaning ascribed thereto in
Section 9.3(1)(k) of this Agreement.
-----------------

        (79) "Seller's knowledge" shall have the meaning ascribed thereto in
Section 10.2(h) of this Agreement.
---------------

        (80) "Seller's Non-Foreign Affidavit" shall have the meaning ascribed thereto in Section 9.3(1)(f) of this Agreement.
           -----------------

        (81) "Seller's Partnership Agreement" shall mean that certain Agreement of Limited Partnership of EQ/Shearson Hotel Properties L.P., dated as of September 24, 1987.

        (82) "Structural Reports" shall have the meaning ascribed thereto in
Section 5.1(e) of this Agreement.
--------------

        (83) "Surveys" shall mean, collectively, the Los Angeles Survey, the Nashville Survey, the St. Louis Survey, and the Tan-Tar-A Survey.

        (84) "Tan-Tar-A Commitment" shall have the meaning ascribed thereto in
Section 6.2(a)(iv) of this Agreement.
------------------

        (85) "Tan-Tar-A Ground Leases" shall mean, collectively, (a) the Lease of Land in Tan-Tar-A Estates (Land under Golf Maintenance, Telephone Building, and Well #2) dated August 12, 1977, by and between Burton W. Duenke as Trustee of the Burton Walter Duenke Living Trust, as lessor, and Marriott Corporation, as lessee, a copy of which is attached hereto as Exhibit G; (b) the Lease of
                                                 ---------
Land in Tan-Tar-A Estates (Land under Estate Rental Office, Swimming Pool, Parking Area and Service Area) dated August 12, 1977, by and between Burton W. Duenke as Trustee of the Burton Walter Duenke Living Trust, as lessor, and Marriott Corporation, as lessee, a copy of which is attached hereto as Exhibit
                                                                       -------
H; (c) the Lease of Golf Course in Tan-Tar-A Estates dated August 12, 1977, by
-
and between Burton W. Duenke as Trustee of the Burton Walter Duenke Living Trust, as lessor, and Marriott Corporation, a copy of which is attached hereto as Exhibit I; and (d) the Land Lease dated August 12, 1977, by and between
   ---------
Burton W. Duenke, as lessor, and Marriott Corporation, as lessee, a copy of which is attached hereto as Exhibit J.
                            ---------
        (86) "Tan-Tar-A Hotel" shall mean, collectively, (a) the Tan-Tar-A Land,
(b) the Tan-Tar-A Improvements, (c) the Tan-Tar-A Personalty, (d) the Tan-Tar-A Intangibles, and (e) Seller's interest in the Tan-Tar-A Lease and (f) Seller's interest in the Tan-Tar-A Ground Leases.

        (87) "Tan-Tar-A Improvements" shall mean the Improvements situated on the Tan-Tar-A Land.

        (88) "Tan-Tar-A Intangibles" shall mean the Intangibles related to the Tan-Tar-A Land, the Tan-Tar-A Improvements or the Tan-Tar-A Personalty.

        (89) "Tan-Tar-A Land" shall mean that certain tract or parcel of land located in Osage Beach, State of Missouri, and more particularly described in Exhibit K.
---------

        (90) "Tan-Tar-A Lease" shall mean the Lease Agreement between Equitable, as landlord (and assigned by Equitable to Seller), and Marriott Corporation, as tenant (as assigned to Buyer), dated August 8, 1980, a copy of which is attached as Exhibit L.
   ---------

        (91) "Tan-Tar-A Personalty" shall mean the Personalty related to the Tan-Tar-A Land or the Tan-Tar-A Improvements.

        (92) "Tan-Tar-A Real Property" shall mean the Tan-Tar-A Land and the Tan-Tar-A Improvements.

        (93) "Tan-Tar-A Survey" shall have the meaning ascribed thereto in
Section 6.2(a)(iv) of this Agreement.
------------------

        (94) "Tenant Estoppel" shall have the meaning ascribed thereto in
Section 9.3(1)(j) of this Agreement.
-----------------

        (95) "Title Company" shall have the meaning ascribed thereto in Section
                                                                        -------
6.1 of this Agreement.
---

        (96) "Transfer" shall have the meaning ascribed thereto in Section 14.3
                                                                   ------------
of this Agreement.


                                   ARTICLE III
                        AGREEMENT; COVEYANCE INSTRUMENTS

  3.1.  Property.
        --------

  Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title, and interest in and to the Hotels.

  3.2.  Conveyance Documents.
        --------------------

        (a) The Lands and the Improvements (collectively, the "Real Property") shall be conveyed from Seller to Buyer pursuant to four separate Deeds (one for each Hotel) (each, a "Deed," and collectively, the "Deeds"), substantially in the forms set forth on Exhibit M attached hereto and incorporated herein by
                       ---------
reference;

        (b) The Personalty shall be conveyed from Seller to Buyer pursuant to four separate Bills of Sale (one for each Hotel) (each, a "Bill of Sale," and collectively, the "Bills of Sale") substantially in the form of Exhibit N
                                                                ---------
attached hereto and incorporated herein by reference.


        (c) The Intangibles shall be conveyed from Seller to Buyer pursuant to four separate Assignment Agreements (Intangibles) (one for each Hotel) (each, an "Assignment and Assumption Agreement (Intangibles)," and collectively, the "Assignment and Assumption

Agreements (Intangibles)") substantially in the form of Exhibit O attached
                                                        ---------
hereto and incorporated herein by reference.

           (d) The Seller's interest in the Marriott Leases shall be conveyed from Seller to Buyer pursuant to four Assignment and Assumption Agreements (Marriott Leases) (one for each Hotel) (each, an "Assignment and Assumption Agreement (Marriott Lease)," and collectively, the "Assignment and Assumption Agreements (Marriott Leases)") substantially in the form of Exhibit P attached
                                                            ---------
hereto and incorporated herein by reference.


           (e) The Seller's interest in the Tan-Tar-A Ground Leases shall be conveyed from Seller to Buyer pursuant to six Assignment and Assumption Agreements (Tan-Tar-A Ground Leases) (one for each Tan-Tar-A Ground Lease) (each, an "Assignment and Assumption Agreement (Tan-Tar-A Ground Lease)"), and collectively, the "Assignment and Assumption Agreements (Tan-Tar-A Ground Leases)") substantially in the form of Exhibit Q attached hereto and
                                       ---------
incorporated herein by reference.


                                    ARTICLE IV
                           PURCHASE PRICE, PAYMENT OF
                      PURCHASE PRICE AND LIQUIDATED DAMAGES
                      -------------------------------------

     4.1.  Purchase Price.
           --------------

     Subject to the terms, conditions, and provisions contained in this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance of the Hotels to Buyer, the sum of ONE HUNDRED FOURTEEN MILLION DOLLARS ($114,000,000.00) (the "Purchase Price").

     4.2.  Payment of Purchase Price; Deposit.
           ----------------------------------

     The Purchase Price shall be paid by Buyer as follows:

           (a) ONE MILLION ONE HUNDRED FORTY THOUSAND DOLLARS ($1,140,000.00) (the "Deposit") shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder within one (1) business day following the Effective Date. Escrow Holder shall immediately notify Seller by facsimile in accordance with Section 14.1 hereof of Escrow Holder's receipt of the Deposit.
                ------------
The Deposit shall become non-refundable upon deposit into Escrow, except as otherwise provided herein.

           (b) The balance of the Purchase Price, subject to adjustments as provided in Section 9.6 hereof and taking into account all interest earned on
            -----------
the Deposit (the "Balance"), shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder at least one (1) business day before the scheduled Closing Date. If the purchase of the Hotels by

Buyer hereunder is consummated, then the Deposit and all interest accrued thereon shall constitute a part of and be applied against the Purchase Price. If the purchase of the Hotels by Buyer hereunder is not consummated, then the Deposit and all interest accrued thereon shall either be returned to Buyer or be paid to Seller in accordance with the provisions hereinafter set forth.

     4.3.  Allocation of Purchase Price.
           ----------------------------

     Subject to the prorations and adjustments hereinafter provided, the Purchase Price shall be allocated among the Real Property, the Personalty, and the Intangibles for each Hotel as agreed by the parties prior to Closing. The parties agree to negotiate in good faith and use reasonable commercial efforts in an attempt to agree to such an allocation of the Purchase Price prior to Closing. Notwithstanding the aforesaid allocation of the Purchase Price, the sale of the Hotels shall be on an all or nothing basis, the sale of each Hotel (including the components (Real Property, Personalty and Intangibles) thereof) to be conditioned upon the simultaneous sale of all the other Hotels on a concurrent basis. Buyer shall have no right to purchase, and Seller shall have no right to cause Buyer to purchase, less than all of the Hotels in accordance with the provisions of this Agreement. Nevertheless, both Buyer and Seller agree that in all public filings and reports, including, without limitation, any documentary or other transfer tax declarations and any federal, state, or local income, sales, or use tax returns or declarations, the various components of the Hotels shall be valued as herein provided, or if not specifically provided for herein, then Buyer and Seller shall negotiate in good faith any additional allocations for the components of the Hotels using, to the extent required, the method set forth in Section 1060 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder for purposes of filing Form 8594 with the Internal Revenue Service.

     4.4.  Investment of Deposit.
           ---------------------

     Immediately upon receipt of the Deposit and without further instruction, Escrow Holder shall invest the Deposit in money market accounts, certificates of deposit, United States government obligations, or in collateralized interest bearing accounts, or accounts, as shall be directed in writing by Buyer and Seller. All interest on the Deposit shall accrue for the benefit of Buyer until the Closing; provided, however, that in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for nor bear the risk of loss of the Deposit, and Seller shall not be responsible for the rate of return thereon.

     4.5.  Liquidated Damages.
           ------------------

     IF THE SALE OF THE HOTELS AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE THIS AGREEMENT IS TERMINATED BY SELLER UNDER SECTION 14.21(c) HEREOF,
                                                     ----------------
AND SELLER HAS OTHERWISE SATISFIED ALL MATERIAL CONDITIONS REQUIRED TO BE SATISFIED BY SELLER ON OR BEFORE THE DATE OF SUCH TERMINATION, ESCROW HOLDER SHALL PAY TO SELLER THE

DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) AND SELLER SHALL RETAIN SUCH AMOUNT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT (PLUS INTEREST) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES IF THE SALE OF THE HOTELS AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH LIQUIDATED DAMAGES HAVE BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THAT THE SALE OF THE HOTELS AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT HEREUNDER ON THE PART OF BUYER, PROVIDED THAT: (A) THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHTS OR REMEDIES WITH RESPECT TO THE OBLIGATIONS OF BUYER UNDER SECTIONS 5.2, 14.2(b) AND 14.11 HEREOF; AND (B) BUYER SHALL ALSO BE
      ---------------------     -----
RESPONSIBLE FOR THE PAYMENT OF ALL TITLE COMPANY CHARGES RELATING TO SEARCHING TITLE AND ISSUING THE COMMITMENT.

     NOTHING CONTAINED IN THIS SECTION 4.5 SHALL BE DEEMED TO LIMIT ANY OF THE
                               -----------
INDEMNITIES OF BUYER OR SELLER CONTAINED ELSEWHERE IN THIS AGREEMENT. IN THE EVENT THAT THE SALE OF THE HOTELS AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THIS
SECTION 4.5 SHALL BE OF NO FURTHER FORCE OR EFFECT.
-----------

                              Seller:

                              HOTEL PROPERTIES L.P., a Delaware limited partnership

                              By:  EHP/GP Inc., a Delaware corporation,
                                   General Partner

                                   By:   /s/  Jeffrey C. Carter
                                         -------------------------
                                         Jeffrey C. Carter
                                         President

                              Buyer:

                              MARRIOTT HOTEL SERVICES, INC., a
                              Delaware corporation

                              By:      /s/  Kevin M. Kimball
                                 ------------------------------------
                              Name:         Kevin M. Kimball
                                   ----------------------------------
                              Title:        Vice President
                                    ---------------------------------


                                    ARTICLE V

                             "AS IS, WHERE IS" SALE
                             ----------------------

     5.1.  "AS IS, WHERE IS" SALE.
           ----------------------

     Buyer acknowledges, understands, and agrees as follows:

           (a) Buyer is (or is controlled by) a sophisticated purchaser who is familiar with hotel properties similar to the Hotels.

           (b) Except as set forth herein, neither Seller nor any of its agents, brokers, officers, directors, partners, unit holders, shareholders, or employees has made or will make any representations or warranties of any kind whatsoever, whether oral or written express or implied, with respect to the Hotels.

           (c) Except as expressly provided herein, Buyer will be purchasing the Hotels in their "AS IS, WHERE IS" condition and "WITH ALL FAULTS," and Buyer expressly acknowledges and agrees that the Seller is selling and conveying the Hotels without: (i) any implied or express warranty of merchantability; (ii) any implied or express warranty of fitness for a particular purpose; and (iii) any implied warranty with respect to the condition of the Improvements, the past or projected financial condition of the Hotels, or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Hotels.

           (d) Pursuant to Section 5.2 hereof, Buyer previously has been
                           -----------
afforded the opportunity to make any and all inspections of the Hotels and such related matters as Buyer may reasonably desire.

           (e) Except as expressly provided herein, and without limiting the generality of the foregoing, all documents, reports (including, without limitation, the phase I environmental assessments of the Real Property prepared by Earth Tech Inc. (the "Environmental Assessments") and the engineering studies of the Improvements prepared by The Gettys Group, Inc. (the "Structural Reports"), studies, and other information or materials delivered or disclosed or to be delivered or disclosed to Buyer by Seller (collectively, the "Information"), have been and are being provided to Buyer for informational purposes only and only as an accommodation to Buyer.

           (f) Unless expressly stated otherwise, all of the Information relates to the period from and after Seller's acquisition of title to the Hotels, and Seller need not provide any documents, reports, studies, or other information or materials regarding any aspect of Seller's relationship with Seller's predecessor(s)-in-title.

           (g) Seller has not made, is not making, and will not make any representation, warranty, or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information.

           (h) Any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Buyer, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Buyer against any person or entity that prepared, authored, compiled, or created any part of the Information, such claims being expressly waived and relinquished by Buyer.

           (i) Buyer hereby absolutely and unconditionally waives and releases Seller, to the fullest extent permitted under law, from and of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses with respect to all obligations for or pertaining to the existence of asbestos, hazardous materials, or environmental contamination or conditions at, in, on, under, or from the Hotels arising under or based upon any federal, state, local, or foreign laws or regulations, or based upon common law or otherwise, whether now or hereafter in effect, including, without limitation, all those provisions of law that exclude or may exclude unknown or unsuspected claims from general release, provided, however, that this waiver and release shall not release Seller from any liability for fraud or intentional misrepresentation or to any governmental agency pursuant to any federal or state law if such liability is due to the existence of asbestos, hazardous materials, or environmental contamination or conditions at, in, on, under, or from the Hotels. EXCEPT FOR ANY LIABILITY OF SELLER FOR FRAUD OR INTENTIONAL MISREPRESENTATION OR TO A GOVERNMENTAL AGENCY PURSUANT TO FEDERAL OR STATE LAW AND DUE TO THE EXISTENCE OF ASBESTOS, HAZARDOUS MATERIALS, OR ENVIRONMENTAL CONTAMINATION OR CONDITIONS AT, IN, ON, UNDER, OR FROM THE HOTELS, THIS WAIVER AND RELEASE BY BUYER SPECIFICALLY, BUT WITHOUT LIMITATION, INCLUDES BUYER'S WAIVER AND RELEASE OF ANY CLAIMS UNDER (A) SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR", THE PROVISIONS OF WHICH BUYER HEREBY SPECIFICALLY ACKNOWLEDGES, AFTER

CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THE CONSEQUENCES OF ITS ACTIONS.

         /s/  KMK
     ------------------

     Initials of Buyer's Duly Authorized Representative

Notwithstanding the foregoing waiver and release, Buyer and Seller acknowledge and agree that such waiver and release by Buyer is not intended to preclude Buyer from asserting as a defense in any claim, action, or proceeding brought against Buyer and relating to the presence, discovery, or removal of any hazardous materials in, at, about, or under any Hotel, that the responsibility therefor lies in whole or in part with Seller or Seller's predecessors in title, but Buyer shall not be entitled to seek recovery against Seller therefor except as otherwise expressly set forth herein.

           (j) To the extent required to be operative, the disclaimers or warranties contained in this Section 5.1 are "conspicuous" disclaimers for purposes of any applicable law, rule, regulation, or order, and the delivery of the Environmental Assessments to Buyer constitutes appropriate written disclosure and notice of hazardous substances at the Hotels to the extent required by Section 25359.7 et seq. of the California Health and Safety Code.
                            -- ----

     5.2.  Inspection.
           ----------

           (a) Prior to the date hereof, Seller has permitted Buyer and its representatives to enter upon and inspect the Hotels and to conduct soils, engineering, and any other tests or studies as Buyer desired, and Buyer acknowledges it has conducted the due diligence it desires to conduct and such due diligence was conducted at the Buyer's sole cost and expense. Buyer has and shall keep the Hotels free and clear of any mechanic's or materialmen's liens arising out of any entry, inspection, test, or study conducted by Buyer or its representatives, and if Buyer has not already done so, Buyer shall promptly restore the Hotels to therein condition before such entries were made or inspections, studies, or tests were performed, and shall do so after any future entries are made or inspections, studies, or tests are performed.

           (b) All entries by Buyer onto the Hotels shall be subject to, and conducted in accordance with, all applicable laws, and the rights of the lessor under the Tan-Tar-A Ground Leases, and the rights of the current occupants of the Hotels, so as to avoid any material interference with the operations and occupancy of the Hotels or other occupants of the Hotels.

           (c) If Buyer or its representatives undertook any borings or other disturbances of the soil, the soil shall be re-compacted to its condition immediately before any such borings or other disturbances were undertaken, and if required by the local or state government in which the Hotels are located, Buyer shall obtain, at Buyer's own expense, a certificate from a licensed soils engineer that certifies that the soil has been re-compacted to such condition.

           (d) Notwithstanding any general liability or other insurance that may be maintained by Buyer, Buyer shall indemnify and defend Seller, and hold Seller harmless (using counsel reasonably satisfactory to Seller) from any and all loss, cost, liability, claim, damage, or expense (including, without limitation, attorneys' fees and costs) that Seller may sustain or incur by reason of or in connection with any such entry, inspections, studies, or tests. The indemnity obligations of Buyer under this Section 5.2(d) shall survive any termination of
                                --------------
this Agreement, or the delivery of the Lease Assignment and Assumption Agreements (Marriott Leases), Assignment and Assumption Agreement (Tan-Tar-A Ground Leases), the Deeds and the transfer of title to the Hotels. If this Agreement is terminated for any reason other than pursuant to Section 14.21(b)
                                                              ----------------
hereof, Buyer shall, upon request, deliver to Seller (without any representation or warranty by Buyer) copies of any and all inspections, studies, tests, surveys, or other reports made for or provided to Buyer by third parties with respect to the proposed acquisition of the Hotels pursuant to the terms of this Agreement (but not such items provided to Buyer in its capacity as property manager or lessee under the Marriott Leases). All costs of copying such inspections, studies, tests, surveys, or other reports shall be borne exclusively by Seller.

                                    ARTICLE VI

                       TITLE TO REAL PROPERTY; APPROVALS
                       ---------------------------------

     6.1.  Title.
           -----

     At the Closing, Seller shall convey to Buyer the Real Property by execution and delivery of the Deeds. The issuance by First American Title Insurance Company (the "Title Company") of an American Land Title Association Policy of Title Insurance for each Hotel in conformity with the Commitments (the "Owner's Title Policies") shall be conclusive evidence, except as expressly provided to the contrary in this Section 6.1, of Seller's delivery of appropriate title
                     -----------
acceptable to Buyer. Buyer's first recourse for any defect in the title actually acquired by Buyer shall be to enforce Buyer's rights under the Owner's Title Policies, and Seller shall have no liability to Buyer based upon any defect in the title actually acquired by Buyer unless Seller would otherwise be liable therefor based on the terms, conditions and warranties in the applicable Deed. Buyer shall make no claim for a title defect against Seller unless and until Buyer has properly filed a claim for such title defect against the Title Company pursuant to the applicable Owner's Title Policy and diligently pursued such claim against the Title Company until the Title Company either makes title insurance proceeds ("Insurance Proceeds") available to Buyer with respect to such claim or denies coverage of the claim in writing (including, by way of example but without limitation, in a letter to Buyer or in court pleadings responding to Buyer's court pleadings). If Buyer recovers Insurance Proceeds because of any defect in title, Seller's liability therefor shall be limited to the amount by which Buyer's actual damages incurred as a direct result of such title defect exceed such Insurance Proceeds. Notwithstanding anything to the contrary set forth in this Section 6.1, Seller shall be liable for all of the Buyer's actual damages incurred as a direct result of a breach of a representation or warranty, of Seller made in Section 10.2(a) or (b) below, or a
                                              ---------------    ---
complete failure of Buyer's title due to Seller not holding any title to the Real Property at the time of its transfer to Buyer or due to Seller's lack of authority to transfer title to the Real Property. The Owner's Title Policies shall be issued by the Title Company subject only to the Marriott Leases, the Tan-Tar-A Ground Leases, property taxes and assessments not yet delinquent, and such other exceptions to title as may be approved by Buyer pursuant to Section 6.2 hereof
                                                            -----------
(collectively, the "Permitted Exceptions"). The provisions of this Section 6.1
                                                                   -----------
limiting Buyer's rights, remedies, and recourse against Seller for a defect in title relating to the Real Property shall survive the Closing.

     6.2.  Approval of Title.
           -----------------

           (a)  Buyer has received and reviewed:

                (i)  Los Angeles Hotel: (i) a commitment for title insurance,
                     -----------------
                     numbered 9809703-21 and dated February 17, 1998, concerning the Los Angeles Real Property and issued by the Title Company, copies of all documents referred to in the commitment as encumbering the Los Angeles Real Property, and all title endorsements attached thereto (the "Los Angeles Commitment"); and (ii) a Survey of the Los Angeles Real Property acceptable to Buyer (the "Los Angeles Survey"). Buyer has approved the condition of title to the Los Angeles Real Property, and shall not object thereto except for: (i) matters first arising after the date of the Los Angeles Commitment; (ii) (x) the title exceptions in Schedule B-Section 2 of the Los Angeles Commitment numbered 8, 9, 12 and 13, which Seller shall cause to be omitted from the Title Policy relating the Los Angeles Real Property as a title exceptions or (as to exception number
                     13) modified to specify the parties referred to therein based on an affidavit of Seller, (y) Schedule B-Section 1 of the Los Angeles Commitment, and (z) the standard exceptions at the beginning of Schedule B-Section 2 of the Los Angeles Commitment;

                (ii) Nashville Hotel: (i) a commitment for title insurance,
                     ---------------
                     numbered 15055 and dated February 18, 1998, concerning the Nashville Real Property and issued by the Title Company, copies of all documents referred to in the commitment as encumbering the Nashville Real Property, and all title endorsements attached thereto (the "Nashville Commitment"); and (ii) an ALTA/ACSM Land Title Survey of the Nashville Real Property acceptable to Buyer (the "Nashville Survey"). Buyer has approved the condition of title to the Nashville Real Property, and shall not object thereto except for: (i) matters first arising after the date of the Nashville Commitment; (ii) (x) the title exception in Schedule B-
                     Section 2 of the Nashville Commitment numbered 13, which Seller shall cause to be omitted from the Title Policy relating to the Nashville Real Property as a title exception or modified to specify the parties referred to therein based on an affidavit of the Seller, (y) Schedule B-Section 1 of the Nashville Commitment, and (z) the standard exceptions at the beginning of Schedule B-
                     Section 2 of the Nashville Commitment;

              (iii)  St. Louis Hotel: (i) a commitment for title insurance,
                     ---------------
                     numbered 344200-12L-24-0518 and dated February 18, 1998, concerning the St. Louis Real Property and issued by the Title Company, copies of all documents referred to in the commitment as encumbering the St. Louis Real Property, and all title endorsements attached thereto (the "St. Louis Commitment"); and (ii) an ALTA/ACSM Land Title Survey of the St. Louis Real Property acceptable to Buyer (the "St. Louis Survey"). Buyer has approved the condition of title to the St. Louis Real Property, and shall not object thereto except for: (i) matters first arising after the date of the St. Louis Commitment; (ii) (x) the title exception in Schedule B-Section 2 of the St. Louis Commitment number 19, (y) Schedule B-Section 1 of the St. Louis Commitment, and (z) the standard exceptions at the beginning of Schedule B-Section 2 of the St. Louis Commitment;

             (iv)    Tan-Tar-A Hotel: (i) a commitment for title insurance,
                     ---------------
                     numbered 1952 and dated February 20, 1998, concerning the Tan-Tar-A Real Property and issued by the Title Company, copies of all documents referred to in the commitment as encumbering the Tan-Tar-A Real Property, and all title endorsements attached thereto (the "Tan-Tar-A Commitment"); and (ii) 1988 and 1995 surveys of the Tan-Tar-A Real Property prepared for Seller (collectively, the "Tan-Tar-A Survey"). Buyer has approved the condition of title to the Tan-Tar-A Real Property, and shall not object thereto except for: (i) matters first arising after the date of the Tan-Tar-A Commitment; (ii) (x) the title exceptions in Schedule B-Section 2 of the Tan-Tar-A Commitment numbered 8, 9, 10 and 16, (y) Schedule B-Section 1 of the Tan-Tar-A Commitment, and (z) the standard exceptions at the beginning of Schedule B-Section 2 of the Tan-Tar-A Commitment and (iii) survey matters relating to parcel 1 of the legal description of the Tan-Tar-A Hotel contained in the Tan-Tar-A Commitment and not disclosed in the Tan-Tar-A Survey.

         (b) Buyer shall in no event refuse to accept the following matters of title (each of which shall be each deemed a "Permitted Exception" hereunder):
(i) applicable zoning and use regulations of any applicable governmental authority; (ii) terms of the Marriott Leases; (iii) rights of guests of the Hotels as guests only; (iv) any mechanic's or other liens arising out of

Buyer's entry on the Real Property; (v) terms of the Tan-Tar-A Ground Leases; and (vi) except as provided in Section 6.2(a)(iv), survey matters.

           (c) Prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Real Property, or cause the creation of any exception or encumbrance against or respecting the Real Property, without in each case the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

     6.3.  Personalty, Marriott Leases, Tan-Tar-A Ground Leases and Intangibles.
           --------------------------------------------------------------------

     At the Closing, Seller shall transfer to Buyer and Buyer shall assume all of Seller's interest in the Personalty, Marriott Leases, Tan-Tar-A Ground Leases and Intangibles by execution and delivery of the Bill of Sale, the Assignment and Assumption Agreement (Marriott Leases), the Assignment and Assumption Agreements (Tan-Tar-A Ground Leases), and the Assignment and Assumption Agreements (Intangibles), respectively. In connection therewith, Buyer (in its capacity as lessee under the Marriott Leases) hereby agrees to Seller's assignment to Buyer of the Marriott Leases as provided herein. Seller and Buyer specifically waive compliance, if any is required, with (i) California Uniform Commercial Code, Sections 6101, et seq., commonly referred to as the Uniform
                                -- ----
Commercial Code - Bulk Transfers, (ii) RSMo. Section 400.6-101 et seq., (iii)
                                                               -- ---
T.C.A. 9-6-101 and any similar provisions under the laws of the States of California, Missouri or Tennessee in effect from time to time.

     6.4.  Approval of Other Matters.
           -------------------------

     Buyer and Seller each hereby acknowledge that the conveyance documents attached hereto as exhibits (collectively, the "Documents"), as revised to conform to the specific terms of this Agreement (as amended from time to time), will be used at Closing. Buyer and Seller each hereby approve the form of all the Documents, subject to completion of any uncompleted information to be set forth therein in accordance with the terms of this Agreement, and further subject to the reasonable review and approval of the Title Company, and to any other reasonable changes required to comply with federal, state, or local law.

                                   ARTICLE VII
                    BUYER'S CONDITIONS PRECEDENT TO CLOSING
                    ---------------------------------------

     7.1.  Buyer's Conditions Precedent.
           ----------------------------

     The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

           (a) Owner's Title Policies. The Title Company shall be irrevocably committed to issue to Buyer the Owner's Title Policies, subject only to the Permitted Exceptions.

           (b) Seller's Organizational Documents. Seller shall have delivered the following to Buyer: (i) for Seller, certified copies of Seller's Partnership Agreement, a Certificate of Limited Partnership, all amendments or modifications thereto, and a current certificate of good standing from the states of Delaware, New York, California, Missouri and Tennessee; and (ii) for Seller's general partner, certified copies of its articles of incorporation and all amendments or modifications thereto, appropriate resolutions and incumbency certificates, and a current certificate of good standing from the states of Delaware and New York.

           (c) Compliance by Seller. Seller shall have complied in all respects with each and every material covenant and condition of this Agreement to be kept or complied with by Seller.

           (d) Representations and Warranties. The representations and warranties of Seller contained in Section 10.2 and elsewhere in this Agreement
                                  ------------
shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Buyer shall have received a certificate to that effect by a duly authorized officer of the general partner of Seller (the liability thereunder being solely that of Seller and not the personal liability of the officer executing the same).

           (e) Limited Partner Approval. Seller shall have obtained the Limited Partner Approval and delivered the Limited Partner Approval Notice evidencing the same to Buyer and Escrow Holder.

     7.2.  Satisfaction of Conditions.
           --------------------------

     Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Buyer as set forth in Section
                                                                        -------
7.1 hereto to be fully satisfied, performed, and discharged on and as of the
---
Closing Date, except that Seller shall not have any obligations to expend any funds, or incur any liabilities or obligations, that it would not otherwise be required to spend or incur under the provisions of this Agreement.

     7.3.  Waiver of Conditions.
           --------------------

     If any condition set forth in this Article VII is not fulfilled, Buyer may,
                                        -----------
in its sole and absolute discretion, elect to waive such condition by providing written notice of such election to Seller and to Escrow Holder.

                                   ARTICLE VIII
                    SELLER'S CONDITIONS PRECEDENT TO CLOSING
                    ----------------------------------------

     8.1.  Seller's Conditions Precedent.
           -----------------------------

     The following conditions are conditions precedent to Seller's obligation to sell the Property:

       (a) Limited Partner Vote. Seller believes that it is required to obtain the approval of the Limited Partners and shall, therefore, at Seller's sole cost and expense, present the sale to the Limited Partners for their approval.

           (i)     Solicitation. Seller shall solicit the approval (the "Limited
                   ------------
                   Partner Vote") by the Limited Partners of the sale of the Hotels as contemplated hereby and shall recommend that the Limited Partners approve such sale because it is in the best interest of Seller and the Limited Partners. Approval of the sale of the Hotels pursuant to this Agreement may only be granted upon the affirmative action of Limited Partners holding a majority of the outstanding "Interests" (as defined in Seller's Partnership Agreement) (the "Limited Partner Approval").

           (ii)    Limited Partner Approval Notice. Within one (1) business day
                   -------------------------------
                   after obtaining Limited Partner Approval (or if the sale of the Hotels is disapproved or deemed to be disapproved by the Limited Partners) Seller shall deliver written notice of the result thereof (the "Limited Partner Approval Notice") to Buyer and Escrow Holder, in substantially the form of Exhibit
                                                                         -------
                   R attached hereto.
                   -

           (iii)   Proxy Materials. Buyer and Seller each acknowledges and
                   ---------------
                   agrees that Buyer shall have no responsibility for, or involvement or participation in, the preparation, execution, issuance or dissemination of the materials (the "Proxy Materials") prepared and filed or to be prepared and filed with the Securities and Exchange Commission and thereafter distributed to the Limited Partners in connection with soliciting the Limited Partner Approval. Notwithstanding the foregoing, Buyer shall provide relevant information to Seller, to the extent reasonably requested by Seller in writing and based on requests by the Securities and Exchange Commission, in connection with its review of the Proxy Materials, provided that Seller shall pay any reasonable and actual out-of-pocket costs incurred by Buyer in connection with such requested information. Seller shall deliver to Buyer final and definitive versions of the Proxy Materials together with delivery thereof to the Limited Partners. If, at any time prior to Limited Partner Approval, any event or circumstances relating to Buyer and Seller should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Materials, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

           (iv)    Indemnification. Each party hereto shall (i) indemnify (in
                   ---------------
                   such role, an "Indemnifying Party") and hold harmless each other party and their respective partners, affiliates, directors, officers and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Exchange Act of 1934, as amended or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, including any amendment or supplement thereto, or any preliminary Proxy Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with the investigating or defending of any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) Buyer shall be liable under this Section 8.1(a)(iv) only to the extent that any
                              ------------------
                   such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any such document, in reliance upon and in conformity with written information furnished by or on behalf of Buyer pursuant to Section 8.1(a)(iii) specifically for use
                                        -------------------
                   in the Proxy Materials, and (y) Seller shall not be liable in any such case under this Section 8.1(a)(iv) to the extent
                                            ------------------
                   that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any of such documents in reliance upon and in conformity with written information furnished to Seller by or on behalf of Buyer pursuant to Section 8.1(a)(iii)
                                                  -------------------
                   specifically for use therein.


                   Promptly after receipt by an Indemnified Party under this
                   Section 8.1(a)(iv) notice of any claim or the commencement of
                   ------------------
                   any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 8.1(a)(iv), promptly notify the
                              ------------------
                   Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party under this Section 8.1(a)(iv)
                                                           ------------------
                   except to the extent
                   that such Indemnifying Party is materially prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there is a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

           (v)     Termination Right. In the event that a Limited Partner
                   -----------------
                   Approval Notice evidencing disapproval by the Limited Partners of the sale of the Hotels as contemplated hereby is delivered by Seller to Escrow Holder and Buyer then this Agreement shall automatically terminate. In the event that no Limited Partner Approval Notice (whether evidencing the approval or disapproval of the Limited Partners) has been delivered to Escrow Holder and Buyer on or before May 15, 1998, then either party may terminate this Agreement and cancel the Escrow by written notice to the other party and the Escrow Holder. If this Agreement is terminated pursuant to this Section 8.1(a)(v) (whether automatically or by either
                           -----------------
                   party), Seller shall reimburse Buyer for third-party costs reasonably incurred by Buyer in connection with this Agreement and its due diligence investigation of the Hotels up to a maximum amount of $50,000.

       (b) Buyer's Organizational Documents. Within fifteen (15) business days
           --------------------------------
after the Effective Date, Buyer shall deliver the following to Seller at the address set forth in Section 14.1 hereof:
                     ------------

           (i) if Buyer or any partner or permitted assignee of Buyer is a corporation, certified copies of each such corporation's Articles of Incorporation, Bylaws, and all amendments or modification thereto, appropriate corporate resolutions and incumbency certificates, and a current certificate of good standing in the jurisdiction of its organization;

           (ii) if Buyer or any partner or permitted assignee of Buyer is a general partnership, certified copies of each such general partnership's Partnership Agreement and Statement of Partnership, and all amendments and modifications thereto;

           (iii) if Buyer or any partner or permitted assignee of Buyer is a limited partnership, certified copies of each such limited partnership's Partnership Agreement and Certificate of Limited Partnership, and all amendments or modifications thereto, and if available, a certificate of good standing in the jurisdiction of its organization; and

           (iv) if Buyer or any partner or permitted assignee of Buyer is a trust, certified copies of each such trust's trust agreement, and all amendments and modification thereto, and, if available, a certificate of good standing.

       (c) Compliance By Buyer. Buyer shall have complied in all material
           -------------------
           respects with each and every covenant and condition of this Agreement to be kept or complied with by Buyer.

       (d) Representations and Warranties. The representations and warranties of
           ------------------------------
           Buyer contained in Section 10.1 shall be true and correct in all
                              ------------
           material respects when made, and shall be true and correct in all material respects on the Closing Date, and Seller shall have received a certificate to that effect by a duly authorized officer of Buyer (the liability thereunder being solely that of Buyer and not the personal liability of the officer executing the same).


     8.2.  Satisfaction of Conditions.
           --------------------------

     Seller shall not have the right to terminate this Agreement pursuant to Sections 8.l(a) if Seller has failed to use commercially reasonable efforts to
---------------
cause such conditions precedent to Closing described therein to be satisfied.

     8.3.  Waiver of Conditions.
           --------------------

     If any condition set forth in this Article VIII is not fulfilled, Seller
                                        ------------
may, in its sole and absolute discretion, elect to waive such condition by providing written notice of such election to Buyer and to Escrow Holder. Such waiver shall not constitute a waiver of any other condition.

                                  ARTICLE IX
                              ESCROW AND CLOSING
                              ------------------

     9.1.  Deposit With Escrow Holder and Escrow Instructions.
           --------------------------------------------------

     Escrow hereunder (the "Escrow") shall be established with Escrow Holder at Suite 709, 1025 Connecticut Avenue, N.W., Washington, D.C. On the Effective Date, the parties shall deposit an executed copy of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereby. Such instructions may be modified by reasonable additional or supplemental escrow instructions executed by either party hereto. Seller and Buyer agree to execute such additional and supplementary escrow instructions as are consistent with this Agreement and as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement.

     9.2.  Closing.
           -------

           (a) The parties hereto shall use reasonable commercial efforts to cause Closing to occur on May 22, 1998, but in all events Closing shall occur no later than fifteen (15) days after delivery of the Limited Partner Approval Notice indicating Limited Partner Approval has occurred to Buyer and Escrow Agent (the "Closing Date"), unless the parties hereto agree in writing, each in its sole and absolute discretion, to change the scheduled Closing Date.

           (b) If either party has complied with the material terms and conditions of this Agreement on or before the scheduled Closing Date but the Closing does not occur because of a default hereunder by the other parry, the defaulting party shall be deemed to be in material default of this Agreement and the non-defaulting parry may terminate this Agreement in accordance with
Section 14.22 below.
-------------

     9.3.  Deliveries by Seller.
           --------------------

     (1) No less than three (3) business days prior to the Closing Date, Seller shall deposit with Escrow Holder the following:

           (a) One (1) original of each of the Deeds, duly executed and acknowledged by Seller, and in recordable form;

           (b) Four (4) original counterparts of each of the Assignment and Assumption Agreements (Intangibles), duly executed by Seller.

           (c) Two (2) original counterparts of each of the Bills of Sale, duly executed by Seller;

           (d) Four (4) original counterparts of each of the Assignment and Assumption Agreements (Marriott Leases), duly executed and acknowledged by Seller, and in recordable form;

           (e) Four (4) original counterparts of each of the Assignment and Assumption Agreements (Tan-Tar-A Leases), duly executed and acknowledged by Seller, and in recordable form;

           (f) For each Hotel, two (2) original non-foreign affidavits satisfying the requirements of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and for the Los Angeles Hotel the requirements of Section 18805 of the California Revenue and Taxation Code, as amended, substantially in the form of Exhibit S attached hereto and incorporated herein
                             ---------
by reference (the "Seller's Non-Foreign Affidavit"), duly executed by Seller;

           (g) Original copies, executed by or on behalf of Seller, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by any state, county, or municipality on the transaction contemplated hereby;

           (h) Such additional articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications, or other corporate, partnership, or trust documents or agreements relating to Seller and Seller's partners as Buyer or Escrow Holder shall reasonably require in connection with this transaction;

           (i) A Certificate of Payment of Buyer, or substantially similar certificate or letter for the Los Angeles Hotel executed by the State of California Board of Equalization, evidencing the fact that Buyer is not required to withhold any funds from the Purchase Price for payment of any amount due to such governmental authority;

           (j)   Either (i) a tenant estoppel certificate in the form of Exhibit
                                                                         -------
T attached hereto and incorporated herein by reference ("Tenant Estoppel") from
-
Seller or (ii) a landlord estoppel certificate in the form of Exhibit U attached
                                                              ---------
hereto and incorporated herein by reference ("Landlord Estoppel") from the landlord thereunder with respect to each of the Tan-Tar-A Ground Leases; and

           (k) Two fully executed originals of a certificate from the Seller that all of its representations and warranties under Section 10.2 of this
                                                     ------------
Agreement are true and correct as of the date of closing in the form of Exhibit
                                                                        -------
V attached hereto and incorporated herein by reference ("Seller's Certificate").
-

     (2) At least one (1) business day before the Closing, Seller shall deposit with Escrow Holder any other documents, or instruments called for hereunder or reasonably requested by Buyer or Escrow Holder and consistent herewith to be executed, or delivered by Seller that have not previously been delivered by Seller to Escrow Holder.

     9.4.  Deliveries by Buyer.
           -------------------

     (1) No later than three (3) business days prior to the Closing, Buyer shall deposit with Escrow Holder the following:

           (a) Four (4) original counterparts of each of the Assignment and Assumption Agreements (Intangibles), duly executed by Buyer;

           (b) Four (4) original counterparts of each of the Assignment and Assumption Agreements (Marriott Leases), duly executed and acknowledged by Buyer; and in recordable form;

           (c) Four (4) original counterparts of each of the Assignment and Assumption Agreements (Tan-Tar-A Ground Leases), duly executed and acknowledged by Buyer; and in recordable form;

           (d) Such additional articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications, or other corporate, partnership, or trust documents or agreements relating to Buyer as Seller or Escrow Holder shall reasonably require in connection with this transaction;

           (e) Original copies, executed by or on behalf of Buyer, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by any state, county, or municipality on the transaction contemplated hereby;

           (f) The original promissory note evidencing the St. Louis FF&E Loan (the "St. Louis FF&E Loan Note"); and

           (g) Any documents, or instruments reasonably requested by Seller or Title Company to evidence Buyer's assumption of the Marriott Leases, the Tan-Tar-A Leases, and the release of Seller from its obligations under each accruing after the Closing, all executed and delivered (in recordable form where necessary) by Buyer.

     (2) At least one (1) business day before the Closing, Buyer shall deposit with Escrow Holder the following:

           (a) Good and immediately available funds sufficient to pay the Balance, Buyer's portion of the closing costs, and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow which, if deposited by Buyer prior to the Closing Date, shall be invested for Buyer's benefit at Buyer's reasonable discretion; and

           (b) Any other documents, or instruments called for hereunder or reasonably requested by Seller and consistent herewith to be executed, or delivered by Buyer or that are required for Closing hereunder that have not been previously delivered by Buyer to Escrow Holder.

     9.5.  Other Instruments; Revised Deliveries.
           -------------------------------------

     Seller and Buyer shall each deposit any other documents or instruments that may be reasonably required by Escrow Holder, or that are otherwise required to close Escrow and consummate the purchase and sale of the Hotels in accordance with the terms hereof including, without limitation, the Closing Statements. In the event that the interest hereunder of Buyer or Seller is assigned (as permitted hereby) subsequent to the date that instruments have been delivered into Escrow but prior to the Closing Date, the parties shall re-execute documents by and for the benefit of the permitted assignee and shall deliver such revised instruments to Escrow Holder and shall authorize Escrow Holder, upon its receipt of the revised documentation, to destroy the instruments previously deposited into Escrow, to the extent replaced by such revised documentation.

     9.6.  Adjustments.
           -----------

           (a) Payments required to be made by Buyer under the Marriott Leases shall be prorated, credited or applied in accordance with Section 9.6(b) hereof.
                                                          --------------
Because of the net character of the Marriott Leases, there shall be no adjustment of the Purchase Price with respect to real estate taxes, personal property taxes, unmetered water and sewer rents and charges, vault taxes, unmetered utility fees and charges, and all other fees, taxes and periodic charges relating to or payable in connection with the use, occupancy, maintenance, ownership and operation of the Hotels. Buyer shall pay off the St. Louis FF&E Loan at Closing and shall not receive a credit or be entitled to any adjustment with respect to the St. Louis FF&E Loan. In addition, at Closing Buyer shall be entitled to Seller's interests in (i) the then current balance in the respective Escrow Improvement Fund (as such term is defined in the Marriott Leases) under each of the Marriott Leases; (ii) with respect to the St. Louis Lease and the Los Angeles Lease, the then current balance in the Supplemental Escrow Improvement Fund (as such term is defined in such leases); and (iii) with respect to the Nashville Lease and the Tan-Tar-A Lease, the Working Capital ) (as such term is defined in the Marriott Leases) to the extent previously advanced to Buyer, all without adjustment of the Purchase Price; it being understood and agreed that Seller has no interest in the Working Capital with respect to the St. Louis Lease and the Los Angeles Lease.

           (b) Rent required to be paid by Buyer under the Marriott Leases for the fiscal period in which Closing occurs shall be prorated between Buyer and Seller effective as of 11:59 p.m. on the Closing Date based on the actual number of days elapsed. Within 90 days after the Closing Date, Buyer shall provide a final statement ("Final Statement") summarizing the operation of the Hotels for the partial fiscal year ending at the end of the first fiscal period ending after Closing Date (or for the fiscal period ending on the Closing Date if the Closing Date occurs on the last day of a fiscal period). Such statements may require adjustments ("Adjustments") to the interim rentals paid by Buyer as tenant under the Marriott Leases during such partial fiscal year. In the event the Adjustments result in sums payable by Buyer, as tenant, under the Marriott Leases, the Seller's pro rata share of the Adjustments shall be promptly remitted to Seller. In the event the Adjustments result in sums due to Buyer, as tenant under the Marriott Leases, Seller shall promptly remit Seller's pro rata share of the Adjustments to Buyer.

           (c) Provided that the Closing occurs on or before June 1, 1998, Buyer shall receive a credit at the Closing for the repair of certain items at the Properties claimed by Buyer to be in need of repair based on Buyer's due diligence at and investigation of the Properties. Buyer and Seller agree that the amount of such credit shall be Seven Hundred Thousand Dollars ($700,000).

           (d)   The provisions of this Section 9.6 shall survive Closing for
                                        -----------
six (6) months. Within such six-month period, Seller, its independent auditors and other representatives, shall have the right, after delivery of the Final Statement, and upon twenty (20) days' written notice and during normal business hours, to undertake and complete an inspection of the books, records and accounts of Buyer pertaining to the Hotels for the partial fiscal year in which the Closing occurs.

           (e) If Seller and Buyer are unable, after using reasonable efforts in good faith, to agree upon any particular item, or the amount thereof, for inclusion in the Closing Statements, the Closing shall nevertheless occur, and proration adjustments shall be made, on a tentative basis, on the basis of the individual items as proposed by Buyer, with any differences the amounts as proposed by Buyer and the amounts proposed by Seller deposited by Buyer in an escrow with the Title Company under the Title Company's form of strict joint order escrow (the "Prorations Escrows"). Promptly after Buyer's delivery of the Adjustment calculations, Buyer and Seller shall meet and attempt in good faith to resolve any differences between them with regard to any item of proration of Adjustment in dispute. If however, the parties are unable, within ten (10) days following Buyer's delivery of the Adjustment calculations, to resolve all items in dispute, each party will, within three business days and at its sole cost and expense, engage an independent and disinterested certified public accountant with no less than ten (10) years experience in calculating prorations of the type in question (other than the accounting firm of Arthur Anderson & Co.) to calculate (within ten (10) calendar days) the item or items of proration or Adjustment in dispute, and, so long as the calculation of the higher accountant of any particular item is no more than 110% of the value of the lower accountant, the parties will agree to accept the average of the two calculations. In the event that the higher calculation is more than 110% of the lower calculation, then the two accountants shall within five (5) calendar days jointly designate a third disinterested certified public accountant. In the event that the two accountants after good faith attempts shall have failed to agree on the third accountant within such five day period, then either Buyer or Seller may request that the accounting firm of Arthur Andersen & Co. designate the third accountant, and such designation(s) shall be binding on the parties. If, within, ten (10) days after appointment of the third accountant, a majority of the accountants concur on the valuation, that valuation shall be binding and conclusive on Buyer and Seller. If a majority of the accountants do not concur within that period, the calculation farthest from the median of the three calculations shall be disregarded and the average of the remaining two calculations shall be deemed the calculations and shall be binding and conclusive. The cost of the third accountant shall be borne solely by the parties who engaged the accountant who delivered the original calculation that was farthest in value from the third calculation. Buyer and Seller agree to furnish the accountant(s) with all appropriate information utilized in the parties' own calculations.

     9.7.  Costs and Expenses.
           ------------------

           (a) Seller shall pay: (i) all charges to remove liens, mortgages, and like encumbrances (which Seller must remove pursuant to the terms of this Agreement) and all charges to remove any title exceptions that are not Permitted Exceptions and that Seller has elected to remove, including recording fees for the same; (ii) all costs directly related to any Partnership Vote Meeting that may be called in accordance with the terms of this Agreement; and (iii) the commission of Broker.

           (b) Buyer shall pay: (i) the premium for the coverage under the Owner's Title Policies , and the cost of all endorsements to the Owner's Title Policies; (ii) the cost of the Surveys; (iii) all charges for filing and recording the Documents; (iv) all transfer fees and costs relating to the assignment and assumption of the Leases; and (vi) all county and city documentary and other transfer taxes, and all sales, use, and other taxes applicable to the transfer of the Hotels to Buyer.

           (c) Except as otherwise expressly herein provided, each party hereto agrees to bear and pay for its own account the fees and disbursements of its own counsel, accountants, appraisers, engineers, and other advisors in connection with the negotiation and preparation of this Agreement and the close of Escrow.

     9.8.  Insurance
           ---------

     Buyer acknowledges that Seller will cause policies of insurance maintained by Seller (if any) to be terminated with respect to the Hotels, as of the Closing Date. Buyer shall be responsible for obtaining its own insurance as of the Closing Date and thereafter.

     9.9.  Close of Escrow.
           ---------------

     Provided that: (i) Escrow Holder has received the documents and funds described in Sections 9.3, 9.4, 9.5, and 9.6 hereof; (ii) Escrow Holder has not
             -------------------------------
received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived; (iii) Buyer has not terminated this Agreement as permitted herein; (iv) Seller has not terminated this Agreement as permitted herein; and (v) the Title Company has issued or is unconditionally prepared and committed to issue to Buyer the Owner's Title Policies, Escrow Holder is authorized and instructed at 8:00 a.m., Eastern time, on the scheduled Closing Date to:

           (a) retain for Escrow Holder's own account funds sufficient to reimburse Escrow Holder for its out-of-pocket costs paid to unrelated third parties, and the fees and expenses incurred in connection with the issuance of the Owner's Title Policies, and disburse to any other persons or entities entitled thereto the amount of any other closing costs, all in accordance with Buyer's and Seller's settlement statements prepared by Escrow Holder and pre-approved by the parties hereto in writing (the "Closing Statements");

           (b) record or file in the appropriate office any documents or instruments necessary, to remove any exceptions to title which are not Permitted Exceptions;

           (c) request that the amount of any documentary transfer tax due be shown on separate papers and be affixed to the Deeds, the Assignment and Assumption Agreements (Marriott Leases), the Assignment and Assumption Agreements (Tan-Tar-A Leases) by the applicable County Recorders only after the permanent record is made;

           (d) with respect to the Los Angeles Hotel, cause the applicable Deed and the Assignment and Assumption Agreement (Marriott Leases) to be recorded in the County Recorder's Office of Los Angeles County, California, and deliver two (2) conformed copies of each of such recorded documents to each of Buyer and Seller;

           (e) with respect to the Nashville Hotel, cause the applicable Deed and the Assignment and Assumption Agreement (Marriott Leases) to be recorded in the County Recorder's Office of Davidson County, Tennessee, and deliver two (2) conformed copies of each of such recorded documents to each of Buyer and Seller;

           (f) with respect to the St. Louis Hotel, cause the applicable Deed and the Assignment and Assumption Agreement (Marriott Leases) to be recorded in the County Recorder's Office of St. Louis County, Missouri, and deliver two (2) conformed copies of each of such recorded documents to each of Buyer and Seller, and deliver to Seller the original St. Louis FF&E Loan Note marked canceled;

           (g) with respect to the Tan-Tar-A Hotel, cause the applicable Deed, the Assignment and Assumption Agreement (Marriott Leases), and the Assignment and Assumption Agreement (Tan-Tar-A Ground Leases) to be recorded in the County Recorder's Office of Camden County, Missouri, and deliver two (2) conformed copies of each such recorded documents to each of Buyer and Seller; and deliver to Buyer an original Tenant Estoppel or an original Landlord Estoppel with respect to each of the Tan-Tar-A Ground Leases;

           (h) deliver the Purchase Price to Seller, as adjusted by Seller's share of Adjustments and costs of title, in the manner specified by Seller in separate written instructions to Escrow Holder;

           (i) deliver to Buyer two (2) fully executed originals or original counterparts of each of the Bills of Sale, the Assignment and Assumption Agreement (Intangibles), the

Seller's Non-Foreign Affidavits and the Seller's Certificate; deliver to Seller two (2) fully executed original counterparts of the Assignment and Assumption Agreement (Intangibles), and two (2) fully executed originals or original counterparts of the Assignment and Assumption Agreements (Marriott Leases);

           (j) return any remaining funds to Buyer after all payments pursuant to the terms of this Agreement; and

           (k) cause the Title Company to issue the Owner's Title Policies to Buyer.

     9.10. Notification; Closing Statements.
           --------------------------------

     If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder is not authorized to cause the recording or delivery of any of the foregoing documents or funds. If Escrow Holder is unable to timely cause such recording and delivery, Escrow Holder shall notify the parties of such fact without delay. If such inability continues for a period of two (2) business days (unless either Seller or Buyer is then in default hereunder, in which event the provisions of Section 9.2(b) shall apply), either
                                            --------------
Seller or Buyer may, upon written notice to the other party and to Escrow Holder, demand the return of its deposits (except the Deposit and any interest earned thereon, which Escrow Holder shall retain), and Escrow Holder shall return said deposits (except the Deposit and any interest earned thereon) to the respective depositor; provided, however, that if such inability shall continue for an additional period of six (6) business days (unless either Seller or Buyer is then in default hereunder, in which event the provisions of Section 9.2(b)
                                                               --------------
shall apply), either Seller or Buyer may, upon written notice to the other party and to Escrow Holder, demand the return of its remaining deposits (including, without limitation, the Deposit and all interest earned thereon to Buyer), and Escrow Holder shall return said deposits (including, without limitation, the Deposit and all interest earned thereon to Buyer) to the respective depositor, and this Agreement shall terminate. Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, at their addresses listed in Section 14.1 hereof, a true, correct, and complete copy of the
          ------------
Seller's and Buyer's Closing Statements, in the form customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

                                   ARTICLE X
                  REPRESENTATIONS, WARRANTIES, AND COVENANTS
                  ------------------------------------------

     10.1. Buyer's Representations and Warranties.
           --------------------------------------

     Buyer represents and warrants to Seller as follows:

           (a) Buyer is a corporation, duly created, validly existing, and in good standing under the laws of the State of Delaware with full right, power, and authority to take title to the Hotels, and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement.

           (b) This Agreement and all documents executed by Buyer that are to be delivered pursuant to this Agreement are, and at the time of Closing will be, duly authorized, executed, and delivered by Buyer; and this Agreement and all documents executed by Buyer that are to be delivered to pursuant to this Agreement are, and at the Closing will be, legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

           (c) Except as may be expressly provided otherwise in this Agreement or in the documents or instruments being executed and delivered in connection with this Agreement, no representations of any kind (whether oral or written, express or implied) have been made by the Seller to Buyer, and Buyer hereby represents and warrants to Seller that Buyer is investing in the Hotels solely in reliance on Buyer's own investigations and evaluation thereof and the representations and warranties of Seller set forth herein, and not in reliance on anything else.

     10.2. Seller's Representations and Warranties.
           ---------------------------------------

     Seller represents and warrants to Buyer as follows:

           (a) Seller is a Delaware limited partnership duly created, validly existing, and in good standing under the laws of the State of Delaware, and qualified to do business in the States of California, Tennessee and Missouri. Subject to the right of Seller's Limited Partners to vote to disapprove the transactions contemplated by this Agreement in accordance with a Partnership Vote Meeting, Seller has the full right, power, and authority to own and convey the Hotels and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement. This Agreement and the transactions contemplated hereby do not violate the terms of Seller's Partnership Agreement. Subject to the right of Seller's Limited Partners to vote to disapprove the transactions contemplated by this Agreement in accordance with a Partnership Vote Meeting, the general partner of Seller has the full right, power, and authority to bind Seller with respect to this Agreement and the transactions contemplated hereby.

           (b) Subject to the right of Seller's Limited Partners to vote to disapprove the transactions contemplated by this Agreement in accordance with a Partnership Vote Meeting, (i) this Agreement and all documents executed by Seller that are to be delivered pursuant to this Agreement are, and at the time of Closing will be, duly authorized, executed, and delivered by Seller, and (ii) this Agreement and all documents executed by Seller that are to be delivered pursuant to this Agreement are, and at the time of Closing will be, legal, valid, and binding obligations of Seller, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Hotels are subject. Seller has provided notice to the Limited Partners of Seller's intention to enter into a purchase and sale agreement to sell the Hotels.

           (c) Seller is the owner of the landlord's interest under the Marriott Leases and Seller has not hereto assigned any of its interest in the Marriott Leases, the Personalty, or the Intangibles.

           (d) To Seller's knowledge, no default on Seller's part has occurred and is continuing under the Marriott Leases or the Tan-Tar-A Ground Leases or any other contracts relating to the Hotels.

           (e) To Seller's knowledge, Seller has not received any written notices of violations of any laws, ordinances, orders or requirements of any governmental authority, agency, or officer having jurisdiction against or affecting the Hotels.

           (f) To Seller's knowledge, there are no suits or proceedings pending or threatened with respect to the Hotels, or any part thereof (other than those being administered by Buyer or reasonably believed by Seller to be covered by insurance).

           (g) To Seller's knowledge, there is no construction at the Hotels that would give rise to a mechanic's lien.

           (h) As used herein, the term "Seller has not received" shall mean Jeffrey C. Carter, the president of the general partner of Seller, has not received such item, and the term "Seller's knowledge" shall mean the actual knowledge of Jeffrey C. Carter, the president of the general partner of Seller.

     10.3. Continuation and Survival of Representations and Warranties;
           ------------------------------------------------------------
Limitations on Liability Therefor.
---------------------------------

     All representations and warranties made by the respective parties and contained in this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, shall survive the execution and delivery of this Agreement, but shall not survive Closing and thereafter neither Buyer nor Seller shall have any liability for breach of its representations set forth in Sections 10.1 and 10.2. Notwithstanding the
                             ----------------------
foregoing, neither party shall have any right to pursue remedies against the other for an untrue representation or the breach of a warranty unless and until the actual cumulative damages of the claiming party as a result of such incorrectness, falsity, or breach are in excess of $25,000.00.

                                  ARTICLE XI
                                  POSSESSION
                                  ----------

     Possession of the Hotels shall be delivered to Buyer immediately following the Closing, subject only to the Permitted Exceptions.

                                   ARTICLE XII
                            OPERATION OF THE HOTELS
                            -----------------------

     Seller and Buyer, in their respective capacities as such under this Agreement, and not as lessor and lessee under the Marriott Leases, agree as follows regarding the operation, maintenance, and repair of the Hotels between the Effective Date and the Closing Date (or earlier termination of this Agreement) (subject to the terms of the Marriott Leases and the Tan-Tar-A Leases and nothing contained in this Article XII shall be deemed to waive or modify the
                              -----------
terms thereof):

        (a) Seller shall not be required to make any capital improvements to the Hotels, except as required by the Marriott Leases;

        (b) Seller agrees that it will not, without the prior written consent of Buyer (not to be unreasonably withheld or delayed), enter into any sublease or contract with respect to any portion of the Property which is not terminable upon thirty (30) calendar days notice without penalty;

        (c) Seller shall not take any action, or suffer any action to be taken in its name or on its behalf, the effect of which would cause any of the representations or warranties of Seller herein contained to be untrue or incorrect in any material respect on and as of the Closing Date, or which would have the effect of causing Seller to be unable to satisfy or perform any of the conditions precedent to the obligations of Buyer hereunder; provided, however, that this provision shall not apply to any Partnership Vote Meeting, or any matters arising from or in connection therewith;

        (d) Seller shall at all times (i) promptly deliver to Buyer copies of any notices received by Seller from any person, firm, corporation, or governmental agency alleging any default on the part of Seller under any contract or agreement relating to the Property, or any part thereof, or any violation of any applicable law or ordinance with respect thereto which, if the facts alleged therein were true, would constitute a breach of any representation or warranty of Seller herein contained or adversely affect the ability of Seller to satisfy any condition precedent to the obligations of Buyer hereunder, and
(ii) promptly advise Buyer in writing of any change in Seller's representations and warranties made in Section 10.2 above;
                       ------------

        (e) Seller will not consent to, authorize, or approve any change in zoning or similar land use classification for the Real Property or any part thereof, or any special assessments not heretofore confirmed with respect to the Real Property; and

        (f) Seller will not knowingly or deliberately permit any lien or encumbrance to attach to the Hotels, or any part thereof.

                                   ARTICLE XIII
                         LOSS BY CASUALTY; CONDEMNATION
                         ------------------------------

     13.1.    Damage or Destruction.
              ---------------------

     Prior to the Closing Date, the entire risk of loss or damage to the Hotels by earthquake, flood, landslide, fire, hurricane, tornado, or other casualty shall be borne by Seller. If prior to the Closing all or any portion of the Hotels is damaged by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall promptly notify Buyer of such fact (the "Casualty Notice"). If in the reasonable opinion of Buyer the casualty materially interferes or would materially interfere with the economic operation or use of the Hotels as they are operated on the Effective Date, then Buyer may elect to terminate this Agreement by written notice to such effect given to Seller within ten (10) business days after receipt by Buyer of the Casualty Notice, in which event this Agreement shall terminate. If under such circumstances, Buyer does not elect to timely terminate this Agreement, then Buyer shall be entitled to receive and keep, all insurance proceeds payable to Seller with respect to such damage and the parties shall proceed to Closing pursuant to the terms hereof without modification to the terms of this Agreement. If, prior to the Closing, one or more of the Hotels is damaged by earthquake, flood, landslide, fire, hurricane, tornado or other casualty in a manner which does not in the reasonable opinion of Buyer materially interfere with the economic operation of the Hotels as they are being operated on the Effective Date, then Buyer shall be entitled to receive and keep, all insurance proceeds payable to Seller with respect to such damage and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement.

     13.2.    Condemnation.
              ------------

     If prior to the Closing Date all or any portion of the Hotels is taken by a condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall promptly notify Buyer of such fact (the "Condemnation Notice"). If in the reasonable opinion of Buyer the taking materially interferes or would materially interfere with the economic operation or use of the Real Property as it is operated on the Effective Date, then Buyer may elect to terminate this Agreement by written notice to such effect given to Seller within ten (10) business days after receipt by Buyer of the Condemnation Notice, in which event this Agreement shall terminate. If, under such circumstances, Buyer does not so elect to timely terminate this Agreement, then the Closing shall take place as herein provided without any abatement of the Purchase Price, and at the Closing Seller shall assign\\ and turn over to the Buyer, and Buyer shall be entitled to receive and keep, all of Seller's right, title, and interest in and to any condemnation award which may be payable to Seller on account of such condemnation. If, prior to the Closing Date, one or more portions of the Real Property shall be taken (or are threatened to be taken) by exercise of right of eminent domain in a manner which does not, in the reasonable opinion of Buyer, materially interfere with the economic operation or use of the Hotels, then neither party shall have any right to terminate its obligations hereunder by reason thereof, but at the Closing Seller shall turn over and assign to Buyer all of Seller's right, title, and interest in and to any condemnation awards which may be payable to Seller on account of such condemnation. For purposes hereof, the term "taking" shall include any temporary as well as permanent taking.

                                  ARTICLE XIV
                                 MISCELLANEOUS

      14.1.    Notices.
               -------

     Any communication, notice, or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other overnight delivery service, by facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested:

     If to Seller:            Hotel Properties L.P.
                              c/o EHP/GP Inc.
                              3 World Financial Center, 29th Floor
                              New York, New York 10285-2900
                              Attention: Jeffrey C. Carter, President
                              Facsimile Number: (212) 528-9696

     With a copy to:          Hunton & Williams
                              1900 K Street, N.W.
                              Washington, D.C.  20006-1109
                              Attention:  John M. Ratino, Esq.
                              Facsimile Number: (202) 778-2201

     If to Buyer:             Marriott Hotel Services, Inc.
                              10400 Fernwood Road
                              Bethesda, Maryland  20817
                              Attention: Mr. James L. Best
                              Facsimile: (301) 380-5067
                              and
                              Attention: Kimberly S. Perini, Esq.
                              Facsimile: (301) 380-6727

            With copies to:          Holland & Knight LLP
                                     2100 Pennsylvania Avenue, N.W.
                                     Washington, D.C.  20037-3202
                                     Attention: Maurice J. Montaldi, Esq.
                                     Facsimile: (202) 955-5564

     Any such notice shall be deemed delivered if sent as follows: (a) if personally delivered, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (b) if sent by Federal Express or other overnight courier service, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt;
(c) if sent by facsimile transmission, on the date transmitted to the person to receive such notice if sent by 5:00 p.m., Eastern time, and on the next business day if sent after 5:00 p.m., Eastern time; or (d) if mailed, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt. Any notice sent by facsimile transmission must be confirmed by personally delivering, sending by courier, or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least ten (10) calendar days before the effective date of such change in the manner provided in this Section 14.1.
                                                             ------------

     14.2.  Brokers and Finders.
            -------------------

            (a) If and only if the sale contemplated herein actually closes (as evidenced by the recordation of the Deeds, as the Assignment and Assumption Agreements (Marriott Leases), Assignment and Assumption Agreement (Tan-Tar-A Ground Leases), Seller has agreed to pay a brokerage commission to Eastdil Broker Services, Inc., or its designee ("Broker") pursuant to a separate agreement with Broker. Seller shall not pay any brokerage commission or finder's fee to any broker or finder retained by Buyer, and Buyer shall be solely responsible for any such commission or fee.

            (b) In the event of any claim for broker's fees, finder's fees, commissions, or other similar compensation in connection herewith: (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, shall indemnify Seller against, defend, and hold Seller harmless (using counsel reasonably satisfactory to Seller) from any and all loss, cost, liability, claim, damage, and expense (including, without limitation, attorneys' fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller (including any agreement with Broker), shall indemnify Buyer against, defend, and hold Buyer harmless (using counsel reasonably satisfactory to Buyer) from any and all loss, cost, liability, claim, damage, and expense (including, without limitation, attorneys' fees and costs) that Buyer sustains or incurs by reason of such claim. The provisions of this Section 14.2(b) shall survive the
                                             ---------------
termination of this Agreement or the Closing.

        14.3.  Assignment.
               ----------

        Neither all nor any portion of Buyer's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in Buyer) (collectively, a "Transfer"), without the prior written consent of Seller, which consent may be granted or denied in Seller's sole and absolute discretion. Any attempted Transfer without Seller's consent shall be null and void. Buyer's request for Seller's consent to any Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership, and financial condition of the prospective transferee and the financial details of the proposed Transfer. In addition, Buyer shall provide Seller with copies of all Transfer documentation, certified by Buyer to be true, correct, and complete, and with all other information which Seller may reasonably request.

        Notwithstanding anything to the contrary, Buyer may assign its interest under this Agreement without Seller's consent (but upon written notice to Seller) if such assignment is to Host Marriott Corporation, or any subsidiary or affiliate of Host Marriott Corporation or any subsidiary or affiliate of Buyer, or any combination of them; it being understood that Buyer may so assign its interest under this Agreement to one or more such entities on a Hotel by Hotel basis, and each such entity shall be deemed an assignee with respect to the particular Hotel so assigned to it. Further, Buyer desires to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated thereunder, for the fee title in and to the Real Property. Accordingly, Buyer reserves the right to assign its rights (but not its obligations) hereunder with respect to one or more Hotels without Seller's consent (but upon written notice to Seller), if such assignment is to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the Closing Date.

        No transfer, whether with or without Seller's consent, shall operate to release Buyer or alter Buyer's primary liability to perform the obligations of Buyer under this Agreement.

        14.4.  Successors and Assigns.
               ----------------------

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        14.5.  Amendments.
               ----------

        This Agreement may be amended or modified only by a written instrument executed by both parties.

        14.6.  Interpretation.
               --------------

        Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.
Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications, or exhibits hereto or thereto.

        14.7.  Governing Law.
               -------------

        This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

        14.8.  Entire Agreement.
               ----------------

        This Agreement, including the exhibits attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

        14.9.  Attorneys' Fees and Costs.
               -------------------------

        If either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement or any of the Documents, the prevailing party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees and costs, and costs of investigation actually incurred. The foregoing includes, without limitation, attorneys' fees and costs, and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor
                                                   ------
statutes.

        14.10.  Time of the Essence.
                -------------------

        Time is of the essence with respect to all matters contemplated by this Agreement.

        14.11.  Confidentiality.
                ---------------

        All information, surveys, reports, tests, and studies relating to the Hotels obtained by Buyer in its due diligence investigation of the Hotels pursuant to Section 5.2 of this Agreement before or after the Effective Date,
            -----------
either by the observations and examinations of its agents and representatives or by Seller's disclosure, shall remain confidential. Prior to the Closing, Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party, which consent may be denied in the sole and absolute discretion of either party; provided, however, that either Buyer or Seller shall be entitled to make any disclosures that either determines, in its reasonable discretion, are necessary to comply with requirements of the Securities and Exchange Commission or any other governmental entity, or to be disclosed or made available to the Limited Partners of Seller and either Buyer or Seller shall be entitled to issue a press release announcing (i) the names of the Seller (without identifying Lehman Brothers Inc. or any other affiliate thereof) and Buyer, (ii) the names and locations of the Hotels, (iii) the Purchase Price and the Allocated Purchase Prices, (iv) the anticipated Closing Date, and (v) Buyer's proposal to deal with the Hotels after the Closing. Notwithstanding the foregoing, nothing herein contained shall be deemed to limit or impair in any way Seller's or Buyer's right or ability to disclose the details of the herein contemplated transaction to their respective employees, officers, directors, counsel, consultants, advisors or accountants, provided that each such person is informed of the confidentiality requirements hereof and agrees to abide by the same, or to such persons as they deem necessary in order to enable either of them to comply with any requirements of law or any court order. Moreover, nothing herein contained shall limit or impair in any way Buyer's right or ability to disclose the details of the herein contemplated transaction to persons or entities who in good faith are considering providing debt or equity financing to Buyer for purposes of this transaction, or to governmental agencies in connection with the application by Buyer for any required license or permit. Finally, Seller acknowledges that Buyer will release an announcement concerning its purchase of the Hotels at the Closing, and Buyer agrees that in connection with any press release by Buyer (except as specifically permitted above), including, without limitation, the press release by Buyer at the Closing, Buyer will provide an advance copy to Seller for Seller's review and approval, such review and approval to be completed within one (1) business day of receipt thereof. Unless the press release names Seller or any of Seller's affiliates, or contains a misstatement of fact, (in either of which cases Seller's suggested revisions to the press release shall be made), Buyer need not make Seller's suggested revisions to such press release. The confidentiality provisions of this Section
                                                                         -------
14.11 shall survive the Closing.
-----

        14.12.  No Waiver.
                ---------

        No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        14.13.  Further Acts.
                ------------

        Each party, at the request of the other, shall execute, acknowledge (if appropriate), and deliver such additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

        14.14.  Exhibits.
                --------

        Exhibits A through V inclusive, are attached hereto and incorporated
        ----------         -
herein by reference.

        14.15.  Counterparts.
                ------------

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

        14.16.  No Intent to Benefit Third Parties.
                ----------------------------------

        Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Agreement.

        14.17.  Performance Due on Day Other Than Business Day.
                ----------------------------------------------

        If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close (a "Holiday"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday, or Holiday.

        14.18.  Expenses of Purchase and Sale.
                -----------------------------

        Except as otherwise provided in this Agreement, Seller and Buyer shall each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

        14.19.  Severability.
                ------------

        Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction, unless such invalidity materially changes the transaction set forth herein, in which event the Deposit shall be returned to Buyer and this Agreement shall terminate.

        14.20.  No Recording.
                ------------

        Buyer shall not record this Agreement or any notice thereof. If such recording shall occur, Seller shall have, in addition to all other remedies for breach provided by law, the right to terminate this Agreement by written notice to Buyer.

        14.21.  Termination of Agreement.
                ------------------------

                (a)  If this Agreement is terminated pursuant to Sections 9.10,
                                                                 --------------
Article XIII, or 14.19 hereof, or by reason of the failure of any material
----------------------
condition precedent to Seller's or Buyer's obligations to occur (other than the failure of any material condition precedent resulting from the material uncured breach by Seller or Buyer of any of the provisions hereof, which are addressed separately by Sections 14.21(b) and (c) below in accordance with the terms of
              -------------------------
such sections), the Deposit (together with all interest earned on such Deposit) shall be returned to Buyer and Escrow Holder shall return all other cash, documents, instruments, and other items theretofore deposited into Escrow to the depositor party, without any further instruction' to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and neither party shall have any further rights or obligations hereunder, except as provided in Sections 5.2(c), 5.2(d), 14.2(b),
                                             ---------------  ------  -------
and 14.11 hereof, and other than those rights and obligations that, by their
    -----
terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and each party shall bear its own costs (including attorneys' and accountants' fees and costs) incurred hereunder.

                (b) If this Agreement is terminated by Buyer as a result of the material uncured breach by Seller (after notice, and after a reasonable opportunity to cure such breach, which for purposes of this provision shall constitute the commencement of such cure within ten (10) calendar days, the diligent prosecution thereof, and the completion of such cure within thirty (30) calendar days) of any of the provisions hereof, the Deposit (together with all interest earned on such Deposit) shall be delivered to Buyer by Escrow Holder and Escrow Holder shall return all other cash, documents, instruments, and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and neither party shall have any further rights or obligations hereunder, except as provided in Sections 5.2(c),
                                                               ---------------
5.2(d), 14.2(b), and 14.11 hereof, and other than those rights and obligations
------  -------      -----
that, by their terms, survive the termination of this Agreement, and the costs of the Title Company and Escrow Holder shall be borne by Seller.

                (c) If this Agreement is terminated by Seller as a result of the material uncured breach by Buyer (after notice, and after a reasonable opportunity to cure such breach, which for purposes of this provision shall constitute the commencement of such cure within ten (10) calendar days, the diligent prosecution thereof, and the completion of such cure within thirty (30) calendar days) of any of the provisions hereof, the Deposit (together with all interest earned on such Deposit) shall be delivered to Seller by Escrow Holder, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and neither party shall have any further rights or obligations hereunder, except as provided in Sections 5.2(c), 5.2(d), 14.2(b), and 14.11 hereof, and
                      ---------------  ------  -------      -----
other than those rights and obligations that, by their terms, survive the termination of this Agreement, and charges of the Title Company relating to searching title and issuing the Commitment shall be borne by Buyer.

        14.22.  Waiver of Known Defaults.
                ------------------------

        Notwithstanding anything to the contrary contained in this Agreement, if either party hereto has actual knowledge of the default of the other party (a "Known Default"), but nonetheless elects to consummate the transactions contemplated hereby and proceeds to Closing, then the rights and remedies of the non-defaulting party shall be waived with respect to any such Known Default upon the Closing and the defaulting party shall have no liability with respect thereto; provided, however, that if the non-defaulting party elects not to consummate the transactions contemplated hereby and not to proceed to Closing, the non-defaulting party shall retain all of its rights and remedies hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above.

                              SELLER

                              HOTEL PROPERTIES L.P., a Delaware limited partnership

                              By:  EHP/GP Inc., a Delaware corporation,
                                   General Partner

                                    By: /s/  Jeffrey C. Carter
                                        ----------------------
                                        Jeffrey C. Carter
                                        President



                              BUYER

                              MARRIOTT HOTEL SERVICES, INC., a
                              Delaware corporation

                              By:      /s/  Kevin M. Kimball
                                 ------------------------------
                              Name:    Kevin M. Kimball
                                   ----------------------------
                              Title:   Vice President
                                    ---------------------------

ACCEPTED AND AGREED TO
on this 23rd day of April, 1998:

ESCROW HOLDER

FIRST AMERICAN TITLE COMPANY
a California corporation


By:   /s/ Heidi H. Shanahan
   ------------------------------
Name:     Heidi H. Shanahan
     ----------------------------
Title:    Vice President
      ---------------------------

                                 CONSENT CARD

                THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF
                             HOTEL PROPERTIES L.P.

           CONSENT CARD FOR ACTION BY WRITTEN CONSENT OF UNITHOLDERS
              TO BE EFFECTIVE AS SET FORTH IN THE PROXY STATEMENT
                        ACCOMPANYING THIS CONSENT CARD

  The undersigned hereby appoints E.H.P. Depositary Corp. as proxy, with the power to appoint a substitute, and hereby instructs it to represent and consent separately in accordance with the directions below with respect to each unit of the economic and certain other rights attributable to the limited partnership interests in Hotel Properties L.P. (the "Partnership") held as of record by the undersigned on May 4, 1998.

  You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the General Partner's recommendation. Please sign and date this card. A postage-paid return envelope is enclosed for your convenience in returning this card. The proposals are as follows:

1. Proposed consent resolution to approve the sale of the four hotels comprising all of the Partnership's assets pursuant to a Purchase and Sale Agreement, dated as of April 23, 1998, providing for the sale of the hotels for $114 million in cash as described in the accompanying Proxy Statement (the "Transaction").

2. Proposed consent resolution to delete Section 7.05(c) of the Agreement of Limited Partnership of the Partnership and permit the General Partner, without further consent of the Unitholders, in the event that the closing of the Transaction does not occur and some or all of the Partnership's four hotels are not sold, to sell the unsold hotels on terms and conditions that the General Partner, in its sole discretion, determines to be in the best interests of the Partnership and the Unitholders.

            IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

  THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" APPROVAL OF BOTH OF THE PROPOSALS. FAILURE TO CHECK ANY OF THE BOXES WITH RESPECT TO A PROPOSAL WILL, IF THIS CONSENT CARD HAS BEEN SIGNED AND DATED, CONSTITUTE AN INSTRUCTION TO THE PROXY TO CONSENT TO THE ADOPTION OF THE PROPOSAL.

FOR   AGAINST   ABSTAIN
[_]     [_]       [_]  1. To approve the sale of the four hotels comprising all of the Partnership's assets.

[_]     [_]       [_]  2. To delete Section 7.05(c) of the Agreement of Limited
                          Partnership.

                            Dated:           , 1998

                            ___________________________________________________

                            ___________________________________________________
                                     (SIGNATURE(S) OF UNITHOLDERS(S))

                            (NOTE: Please sign exactly as your name or names appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)